FORM 1-A

Regulation A Offering Statement

Part II – Offering Circular

Amendment No. 1

Property Income Trust LLC

2407 Columbia Pike, Suite 200

Arlington, VA 22204

Tel. 703-920-2200

www.PropertyIncome.com

November 9, 2017

Property Income Trust LLC, a Delaware limited liability company, which we refer to as the “Company” (and sometimes “we,” “us” or “our”), is offering to sell up to 2,000,000 limited liability company interests denominated as “Series A Investor Shares” to the public, in what we refer to as the “Offering.” You can read a complete description of these securities in the “Securities Being Offered” section starting on page 71.

The maximum amount we are seeking to raise in the Offering is $50,000,000, and there is no minimum offering amount. Initially, the Series A Investor Shares will be sold for $25.00 each, with a minimum purchase of 40 Series A Investor Shares (i.e., $1,000). The Offering will begin when our Offering Statement is “qualified” by the U.S. Securities and Exchange Commission (“SEC”). We currently expect the Offering will remain open until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time.

We will distribute the Series A Investor Shares through www.MasciaDev.com and www.PropertyIncome.com, which we refer to collectively as the “Site.” We do not intend to use any underwriter, broker or placement agent in connection with the Offering, and will not pay any commissions. Hence, all of the money we raise will go to the Company. However, the Manager will be entitled to reimbursement of the actual expenses it incurs related to our organization and Offering expenses, up to 0.5% of the total proceeds of the Offering (i.e., up to $250,000).

As of the date of this Offering Circular, the Series A Investor Shares are not listed on any exchange and there is no established market for the Series A Investor Shares. If we are successful in raising the maximum offering amount, we intend to have the Series A Investor Shares listed on the OTCQX® or a similar market, although there is no guarantee we will be successful in doing so.

This Offering Circular follows the SEC Form S-11 disclosure format.

Investing in our Series A Investor Shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. Before investing, you should carefully review the “Risks of Investing” section starting on page 2.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING. NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV. FOR MORE INFORMATION, SEE THE “Limits on How Much Non-Accredited Investors Can Invest” SECTION STARTING ON PAGE 78.

NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION UNIFORM LEGEND:

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. YOU SHOULD BE AWARE THAT YOU WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The term “forward-looking statements” means any statements, including financial projections, that relate to events or conditions in the future. Often, forward-looking statements include words like “we anticipate,” “we believe,” “we expect,” “we intend,” “we plan to,” “this might,” or “we will.” The statement “We believe long-term trends favor secondary and tertiary cities” is an example of a forward-looking statement.

Because we are talking about a new business, most of the things we say in this Offering Circular are forward-looking statements. In fact, everything we say is a forward-looking statement, other than statements of historical fact.

Forward-looking statements are, by their nature, subject to uncertainties and assumptions. The statement “We believe long-term trends favor secondary and tertiary cities” is not like the statement “We believe the sun will rise in the East tomorrow.” It is impossible for us to know exactly what is going to happen in the future, or even to anticipate all the things that could happen. Our business could be subject to many unanticipated events, including all of the things we talk about in the “Risks of Investing” section starting on page 2.

Consequently, the actual result of investing in the Company could (and almost certainly will) differ from those anticipated or implied in any forward-looking statement, and the differences could be both material and adverse. We do not undertake any obligation to revise, or publicly release the results of any revision to, any forward-looking statements, except as required by law.

Given The Risks And Uncertainties, Please Do Not Place Undue Reliance

On Any Forward-Looking Statements.

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RISKS OF INVESTING

Buying Series A Investor Shares is speculative and involves significant risk, including the risk that you could lose some or all of your money. This section describes what our Manager believes are the most significant factors that make an investment in our Series A Investor Shares risky. Many of these risks are not within the control of the Company. The order in which these factors are discussed is not intended to suggest that some factors are more important than others.

Risks Regarding Our Business and Operations

Our Auditor Has Raised Questions About Our Ability to Survive as a Going Concern: In the audited financial statements attached to this Offering Circular, our auditor has noted that the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception, and that these factors, among others, raise substantial doubt about the Company’s ability to continue as a “going concern.” As further noted by our auditor, the Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations, and to deploy that capital effectively to produce profits. No assurance can be given that the Company will be successful in these efforts.

This is a “Blind Pool” Offering: The Company has not identified the particular investments it will make; this structure is sometimes called a “blind pool offering.” Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this Offering Circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate investments. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Although our Sponsor and its affiliates have been successful in locating investments in the past, there is no guarantee that we will able to find a sufficient number of attractive opportunities to invest in. These factors increase the risk that your investment may not generate returns comparable to our competitors.

No Guaranty of Distributions: When you buy a certificate of deposit from a bank, the federal government (through the FDIC) guarantees you will get your money back. Buying a Share from the Company is not like that at all. The ability of the Company to make the distributions you expect, and ultimately to give you your money back, depends on a number of factors, including some beyond the control of the Company. Nobody guarantees that you will receive distributions or even return of your invested capital.

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We Are a Newly Formed Company with No Prior Operating History: The Company is a newly formed entity with no operating history on which you may base an evaluation of likely performance. As of the date of this Offering Circular, we have not made any investments. You should not assume that our performance will be similar to the past performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our Series A Investor Shares.

Minimal Operating Capital and No Revenue from Operations: We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity (including via this Offering) or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to find and purchase attractive real estate assets, could result in our bankruptcy or other event which would have a material adverse effect on us and Investors. We have no significant assets or financial resources, so such adverse events could put your investment dollars at significant risk.

Risks of Real Estate Ownership: When the Company acquires real estate, it has economic and liability risks as the owner, including, but not limited to:

●	Earning less income on disposition of the property than costs incurred in purchasing, improving, and maintaining it;

●	Keeping the property leased by tenants;

●	Potential damage to the property by any tenants;

●	Lack of availability or lapse in insurance coverage for the property;

●	Controlling operating expenses;

●	Coping with general and local market conditions;

●	Possible exposure to environmental contamination remediation and cleanup costs, which in some cases could exceed the value of the property;

●	Complying with changes in the laws and regulations pertaining to taxes, use, zoning, and environmental protection; and/or

●	Possible liability for injury to persons and property.

The Company intends to secure insurance against hazards and contingencies to the extent it can obtain such insurance as an owner at a reasonable cost. There is no guarantee even if this insurance is obtained that it will be sufficient to cover losses.

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Speculative Nature of Real Estate Investing: Real estate can be risky and unpredictable. For example, many experienced, informed real estate professionals lost money when the real estate market declined in 2007-2009. Time has shown that the real estate market goes down without warning, sometimes resulting in significant losses. Some of the risks of investing in real estate include changing laws, including environmental laws; floods, fires, terrorism, and other Acts of God, some of which can be uninsurable; changes in national or local economic conditions; changes in government policies, including changes in interest rates established by the Federal Reserve; and international crises. You should invest in real estate in general, and in the Company in particular, only if you can afford to lose your entire investment and are willing to live with the ups and downs of the real estate industry over a long investment horizon.

Risks Associated with a Startup Business: Although our Sponsor and its principals have extensive experience in the real estate industry, the Company itself is a startup business. Like any startup, the Company will face a number of challenges, including, but not limited to:

●	Developing a reputation and brand identity

●	Attracting, retaining, and motivating qualified executives and personnel

●	Implementing business systems, including technology systems

●	Raising capital

●	Controlling its costs

●	Responding effectively to the offerings of existing and future competitors

●	Managing growth and expansion

●	Implementing adequate accounting and financial systems and controls

Illiquidity of Real Estate: The Company might not be able to sell properties as quickly as or on the terms that it would like. For one thing, we cannot predict how long it will take to find a willing and able buyer. For another thing, we might be required to expend significant amounts of money to correct defects or make improvements before a property can be sold. The Company cannot assure you that it will have funds available to correct those defects or to make those improvements. The overall economic conditions that might cause the Company to want to sell properties are generally the same as those in which it would be most difficult to sell. In addition, illiquidity may result from the decline in value of a property comprising one or more of the Company’s investments. There can be no assurances that the fair market value of any property held by the Company will not decrease in the future, leaving the investment relatively illiquid.

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Exposure to the General Economy: Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our assets and a decrease in revenues and/or net income. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of real estate properties, would likely have a material negative impact on the values of all commercial real estate properties including those owned by us. Further, our operational success is dependent, at least in part, upon the Company’s ability to access capital at rates and on terms we determine to be acceptable. If the Company’s ability to access capital becomes significantly constrained, our financial condition and future investments may be significantly adversely affected. All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit agreement(s), the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.

Changes in the Health Care Industry: The American health care industry is undergoing significant changes. Some of these changes may be good for the Company’s business – for example, to the extent they incentivize large hospital organizations to lease rather than own real estate – while other changes may be harmful. The health care industry is, in any case, highly regulated, and does not always operate in accordance with theoretical free market principles. It is possible that future changes in the industry, including changes due to additional regulation, could damage the Company’s business. As we intend to focus, at least initially, on medical office properties as one of our real estate sectors, this risk is very real to the portfolio we will own.

Changes in the Retail Industry: The retail industry is undergoing significant changes. Some of these changes may be good for the Company’s business – for example, to the extent more retail brands with strong credit expand and go national especially to the smaller cities where we will invest – while other changes may be harmful. The retail industry is, in any case, highly susceptible, to disposable income affected by the economy at large. The Internet and e-commerce is also highly disruptive to the retail industry, terminating some business models and strengthening others. It is possible that future changes in the industry, including changes due to additional regulation or taxes, and or future changes in e-commerce could damage the Company’s business. Because we intend to focus, at least initially, on retail properties as one of our real estate sectors, this risk is very real to the portfolio we will own.

Property Values Could Decrease: The value of the property we own could decline, perhaps significantly. Factors that could cause the value of our property to decline include, but are not limited to:

●	Changes in interest rates

●	Competition from new construction

●	Changes in national or local economic conditions

●	Changes in zoning

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●	Environmental contamination or liabilities

●	Changes in local market conditions

●	Fires, floods, and other casualties

●	Uninsured losses

●	Undisclosed defects in property

●	Incomplete or inaccurate due diligence

●	Changes in the U.S. tax code

●	Changes in the rules on foreign investment in the U.S.

Lack of Diversification: We intend to begin purchasing real estate with the money we raise in the Offering (along with borrowed money), but in the beginning, by definition, we will not own very much real estate or, to put it another way, our portfolio of real estate will not be “diversified.” The diversification of a portfolio reduces both volatility and risk, which means that our portfolio is likely to be more volatile and riskier in the earlier period of operation than it will become when we have raised more money and purchased more properties. For that matter, there is no guaranty that we will be able to raise more money and purchase more properties. In that case, our early Investors would have to live with a less diversified portfolio. Even when we have acquired a substantial number of properties, we intend to focus on only a few segments of the real estate market (medical office, retail, etc.); by definition, our portfolio will be less diversified than if we acquired real estate in more segments. A significant downturn in the real estate market could have a material adverse effect on our overall financial condition that would disproportionately impact your investment in us, as compared to the impact on investments that might occur if we were diversified outside of the real estate industry. Further, we intend to originate and acquire real estate nationwide; however, if there is a concentration of properties owned in certain regions, and if these regions suffer economic adversity, the value of the Company and your investment will likely suffer.

Lack of Diversification Due to Capital Raised: Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire. This Offering is being made on a “best efforts” basis and we may begin to invest net proceeds from the Offering immediately after the commencement of the Offering. Further, under Regulation A, we are only allowed to raise up to $50,000,000 in any 12-month period (although we may raise capital in other ways). We expect the size of the investments that we will make will average about $3.0 million to $10 million per asset, although the actual cost of the properties we ultimately acquire may vary widely from these initial estimates. As a result, the amount of proceeds we raise in the Offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our Series A Investor Shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain reporting obligations and associated expenses as an issuer under Regulation A, regardless of whether we are able to raise substantial funds in the Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

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Non-Primary Market Location: The real estate assets we intend to purchase will likely not be located in a primary market of the U.S. (including the top-10 largest U.S. cities). Among other risks, these smaller cities and towns carry greater risk that the real estate assets we buy will take a longer time to sell (i.e., further increasing illiquidity of real estate), or the properties we buy may not be able to be sold at all for an attractive price, and it may become difficult to attract tenants to these smaller markets.

Selection of Properties: To achieve satisfactory returns for our investors, our Manager must identify properties that satisfy our investment selection criteria that can be acquired at reasonable prices. There is no guaranty that our Manager will be able to do so. You will have no opportunity to evaluate the terms of transactions or other financial data concerning our selected properties since the Company does not have any previous record of performance to review as a comparison. We cannot be sure that we will be successful in obtaining suitable properties on financially attractive terms or that we will achieve our investment objectives. Further, we could face delays in locating suitable investment properties, particularly during those times when the principals of our Sponsor are simultaneously working to locate suitable properties for other affiliated or non-affiliated entities. Such delays could decrease returns on your investment.

No Investment Limitations on Concentrations in Geography, Type of Real Estate, or Tenant: We believe flexibility is needed to find the best investments and therefore we have no established investment criteria limiting the geographic, type of real estate (i.e., retail, medical office, industrial etc.), or tenant concentration of our investments in commercial real estate. If our investments are concentrated in an area or sector that experiences adverse economic conditions, our investments may lose value and we may experience losses. Certain of our investments in commercial real estate may be in one geographic location or secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. Our Manager has not established and does not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, our investments may be overly concentrated in certain geographic areas, real estate types, or with a certain tenant, and we may experience losses as a result. A worsening of economic conditions in any one of these areas in which our investments may be concentrated could have an adverse effect on our business. An investment strategy and philosophy similar to this has been time tested with other companies like Berkshire Hathaway, but there is no assurance at all that it will work in the future for us or that it can be applied to real estate effectively.

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Inability to Implement Liquidity Transactions: We do not have a specific term or time period that we intend to hold our investments – each investment is typically analyzed on a case-by-case basis together with prevailing market and economic conditions. We may from time to time pursue a “liquidity event,” such as a sale or refinancing of a property (although we will not be obligated to do so). Market conditions may delay or even prevent the Manager from pursuing liquidity events. If we do not or cannot liquidate our real estate portfolio, or if we experience delays due to market conditions, this could delay Investors’ ability to receive a return of their investment indefinitely and may even result in losses.

Need for Additional Capital: The real estate industry is capital intensive, and the inability to obtain financing could limit our growth. We may need to raise more money in the future so we can continue to acquire and operate properties. In addition, we might need to raise money to make capital improvements required by law or by market conditions, or for other purposes. There is no guarantee that funding will be available to us when we need it, or on terms that are not adverse to your interests. If we cannot raise additional funding when needed, our operations and prospects could be negatively affected.

Competition for Tenants and Buyers: The Company will face competition in the marketplace, including, but not limited to, other more attractive real estate options for tenants. Such competition may affect the Company’s ability to attract and retain tenants at its properties and may reduce the rents the Company is able to charge. Competing properties may have vacancy rates higher than the Company’s properties, which may cause their owners to rent space at lower rates than the Company intends to charge or provide greater tenant improvement allowances or other leasing concessions. As a result, the Company may be required to provide rent concessions and incur charges for tenant improvements and other inducements or the Company may not be able to timely lease the space. When we elect to sell any of our properties, we will be in competition with sellers of similar properties to locate suitable buyers, which could result in the Company receiving lower proceeds from the sale or result in the Company not being able to dispose of property.

Competition for Properties: The U.S. commercial real estate market today is highly competitive, with an abundance of capital chasing a limited supply of quality properties, including public and private real estate investments trusts (REITs), insurance companies, commercial banks, private investment funds regionally and nationally, specialty finance companies, online investment platforms and other investors, many of which have greater resources than we do. The fierce competition for quality properties will tend to limit our choices and increase the amount we are required to pay for properties that meet our investment criteria, which in turn will tend to reduce yields. We believe that there will be a sufficient number of high quality investment opportunities for the types of real estate properties the Company intends to invest in. However, if we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions. Further, if we acquire properties and other investments at higher prices than our competitors and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment. The more Series A Investor Shares we sell in the Offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms.

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Risks Associated with Development and Construction: We might renovate properties or engage in other real estate development activities from time to time, if consistent with our overall investment strategy. Development and construction can be time-consuming and are fraught with risk, including the risk that projects will be delayed or cost more than budgeted.

Tenant Improvements: To retain and attract tenants at favorable rental rates, the Company may be required to expend substantial funds for tenant improvements and refurbishments. Although we expect to maintain sufficient reserves and/or borrowing capacity for these purposes, these resources might not be adequate. If we have insufficient resources to fund tenant improvements, we may be unable to meet our investment objectives, which could reduce the amount of distributions to Investors.

Inability to Attract and/or Retain Tenants: Our success depends on our ability to attract and retain tenants in our properties. The risks we face include the following:

●	Competition from other landlords could keep us from raising rents;

●	Changes in economic conditions generally, or in the retail and/or healthcare industry in particular, could reduce demand for our properties;

●	Existing tenants might not renew their leases;

●	Portions of buildings could remain vacant for extended periods;

●	A tenant could default on its obligations, or go bankrupt; and

●	Certain of our properties may be specifically suited to the needs of a certain type of tenant and we may have difficulty leasing such properties in the event of a vacancy.

Any of these circumstances would hurt the Company financially. If a vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to Investors. In addition, the resale value of a property with vacancies could be decreased because the value of a property may depend on the value of the leases of such property.

Leasing Risks: Some of the major risks of ownership of real estate are (i) the failure of the tenants to meet their obligations under the current leases, either due to a business failure or a default under the terms of the leases; (ii) the possibility that existing vacant space will not be filled with new tenants at rent levels and terms favorable to the Company; (iii) the possibility that existing tenants will not renew their leases upon the expiration of the lease terms at rent levels and terms favorable to the Company; and (iv) in the event that existing tenants do not renew their leases, the possibility that new tenants cannot be found who will rent the real property at rent levels sufficient to provide cash distributions to Investors. At any time, a tenant could seek the protection of the bankruptcy laws, which could result in termination and rejection of such tenant’s lease and thereby cause a reduction in cash flow. The Company may not have access to any tenant’s financial or credit information; accordingly, there is the possibility that a tenant might fail to meet all of its financial obligations and conditions during the term of its lease. If a tenant should default on its lease, there is no assurance that the Company would be able to re-let such tenant’s space on terms favorable to the Company or at all.

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There is no assurance that the Company will be able to lease vacant space in the real estate assets we purchase on favorable leasing terms as space becomes available at the end of the term of a lease or sooner if a lease terminates due to a tenant default. Failure to maintain sufficient occupancy of the real estate assets on terms favorable to the Company would result in the Company not being able to meet its operating expenses and to pay debt service on the loan on the property, in which case the real estate assets could be foreclosed. Additionally, the lenders on our assets are expected to have various rights to approve lease renewals and leases to new tenants which it may withhold at its option to the financial detriment of Company.

If any of the risks described above occur, the real estate assets may not generate income sufficient to meet operating expenses and to fund adequate reserves for capital expenditures. The occupancy of our real estate assets may also be adversely affected by various factors such as financial difficulties encountered by tenants, an increase in local unemployment, excessive building resulting in an oversupply of space, adverse characteristics of the area in which the real estate assets are located or management inadequacies. We may encounter substantial competition from other office/retail buildings, which are or may become available in the general area in which the real estate assets is located and which may be priced at rental levels lower than those for space in the real estate assets or which may be more attractive to tenants. The real estate assets could also be negatively impacted by continued changes in the health care system, including changes related to the Affordable Care Act that have not yet taken place.

Rental income from the real estate assets may fluctuate from time to time, based upon occupancy and rental levels. In contrast, certain expenses related to real estate ownership, such as real estate taxes, utility costs, maintenance costs and insurance, tend to move upward but not downward, and mortgage payments usually are fixed over specified periods. In the event of termination of any lease, the Company will continue to be responsible for all operating expenses attributable to the space covered by such lease. There can be no assurance that the Company will be able to locate new tenants for any space vacated by existing tenants or receive satisfactory rents from any such tenants. The termination of one or more leases, whether by reason of the financial failure of the tenants or the expiration of such leases without renewal or replacement, would be likely to cause at least a temporary reduction in cash flow and might result in a decrease in the market value of the real estate assets.

Tenant Bankruptcy: If a tenant files for bankruptcy, we may be precluded from collecting all sums due to us. If a tenant, or the guarantor of a tenant’s lease, commences, or has commenced against it, any legal or equitable proceeding under any bankruptcy, insolvency, receivership or other debtor’s relief statute or law, we may be unable to collect all sums due to us under that tenant’s lease. Bankruptcy may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If our lease is rejected by a tenant in bankruptcy, we may only have a general unsecured claim against the tenant and may not be entitled to any further payments under the lease. A bankruptcy could hinder or delay our efforts to collect past due balances and ultimately preclude collection of these sums, resulting in a decrease or cessation of rental payments and reducing returns to our Investors.

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Typical Commercial Real Estate Risks: Our commercial real estate will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters, such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) are fixed instead of variable, meaning they cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the value that we can realize from our assets.

Pricing of Assets: The success of the Company and its ability to make distributions to Investors depends on its ability to gauge the value of real estate assets. Although the Company and its advisors will rely on various objective criteria to select properties for investment, ultimately the value of these assets is as much an art as a science, and there is no guaranty that the Company and its advisors will be successful.

Incomplete Due Diligence: We will perform due diligence on each real estate asset we buy, meaning we will seek out and review information about the real estate. However, due diligence is as much an art as a science. As a practical matter it is simply impossible to review all of the information about a given piece of real estate prior to its purchase and there is no assurance that all of the information we will review will be accurate or complete in all respects. For example, sometimes important information is hidden or simply unavailable, or a third-party might have an incentive to conceal information or provide inaccurate information, and it is not feasible to independently verify all the information we receive. It is also possible that we will reach inaccurate conclusions about the information we review.

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Information Risks: Information supplied to the Company by third parties, including, but not limited to, sellers of real estate, may be inaccurate or incomplete. Third-party real estate companies supply a variety of information regarding the current rental income, property valuations, market data, and other information. The Company makes an attempt to use reliable third-party sources and to verify some of this information, but as a practical matter, cannot verify the majority of it, which may be incomplete or inaccurate. If third parties supply false, misleading, inaccurate or incomplete information, you may lose all or a portion of your investment.

Unreliable Financial Projections: We have prepared financial projections reflecting what we believe are reasonable assumptions concerning the conduct of our business. However, the nature of real estate investment is such that at least some of our assumptions are likely to be mistaken, either for better or for worse, so that the actual results of investing in the properties are likely to be different than the results reflected in the projections, possibly by a wide amount. Investors should be skeptical of financial projections in the real estate industry, not because the sponsor of the investment intends to be misleading but because the industry is so volatile and difficult to predict. See “Caution Regarding Forward-Looking Statements” on page 1 for further discussion.

Limited Warranties from Sellers: In most cases, the Company will be required to purchase property in “as is” condition, with few if any representations or warranties from the seller. If we learn that a property has defects after closing, will not be able to look to the seller for reimbursement.

Environmental Risks: We will conduct typical environmental testing as required by our lenders on the properties we acquire to determine the existence of significant environmental hazards. However, it is impossible to be certain of all the ways that properties have been used, raising the possibility that environmental hazards could exist despite our environmental investigations. Under federal and state laws, moreover, a current or previous owner or operator of real estate may be required to remediate any hazardous conditions without regard to whether the owner knew about or caused the contamination. Similarly, the owner of real estate may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination. The cost of investigating and remediating environmental contamination can be substantial, even catastrophic.

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An industry standard phase one environmental site assessment or an update to a previously supplied phase one will be prepared by an independent environmental consultant prior to the acquisition of the real estate assets by the Company to determine if there are any current environmental concerns relative to the real estate. However, such environmental assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A phase one environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up any hazardous or toxic substances or petroleum product releases at such property and may be liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. These laws typically impose clean up responsibility and liability without regard to whether the owner knew of, or caused the presence of, the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances or the failure to properly remedy the contamination on such property may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances or petroleum products at a disposal or treatment facility may also be liable for the costs of removal or remediation of a release of hazardous or toxic substances or petroleum products at such disposal or treatment facility, whether or not the facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with contamination. In addition, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. In connection with its ownership and operation of real estate, the Company may incur liability for such costs. Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. These laws may impose liability for release of asbestos-containing materials and may provide for third parties to seek recovery from owners or operators of real property for personal injury associated with asbestos-containing materials. In connection with its ownership and operation of real estate, the Company may incur liability for such costs.

Limited Property Suitability and Use: The properties we purchase may be designed for a particular type of tenant or tenant use. If a tenant of such property does not renew its occupancy or defaults on its lease, the property might not be marketable without substantial capital improvements. The cost of such improvements may reduce the amount of cash available for distributions to our investors. An attempt to lease or sell the property without such improvements could also result in a lower rent or selling price and may also reduce the amount of cash available for distributions to our investors.

Operating Expenses: The costs of operating real estate – including taxes, insurance, utilities, and maintenance – tend to move up over time. We have limited control over some of our operating costs, and if our costs increase it may reduce the amount available for distribution to investors. No assurance can be given that actual expenses in any year will not exceed expenses estimated at the time of purchase. It is possible that additional vacancies, increased operating costs or other factors could cause rental income from the real estate assets to be less than operating costs. Rent increases beyond those provided for in applicable leases can be implemented only at the time such leases expire. Even when the leases do expire, it is possible that the local rental market at the time could limit the extent to which costs could be increased. In such circumstances if new leases are not net leases or if rental income is not increased or if funds are not available, the Company’s cash flow could be materially reduced. The Manager has undertaken no obligations to provide loans or advances to pay operating deficits. In part, the successful operation of the real estate assets is also dependent on the capabilities of the property managers who run the asset to maximize rental income, minimize operating costs, and keep the real estate assets occupied at a high level.

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Decrease in Rents: As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Vacancy Affecting Sale: A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to Investors. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of Investors’ investment. Further, a decline in general economic conditions in the markets in which our investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

Below-Market Rent: We may enter into long-term leases or buy properties with leases already in place that have renewal options or rent increases with a specified maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

Lack of Knowledge in Distant Geographic Markets: Although the Company intends to focus its investments in locations with which the Manager is generally familiar, it will invest throughout the U.S. Therefore, the Company will likely experience issues associated with a lack of familiarity with some markets in which we operate and where the Company’s assets are located. Each market has nuances and idiosyncrasies that affect values, marketability, desirability, and demand that may not be easily understood from afar. While the Manager believes it can attempt to mitigate these risks in myriad ways, there is no guarantee that investments in geographic markets outside its physical location (or even inside this perceived boundary) will perform as expected.

Retail Real Estate’s Exposure to Economic Changes: In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.

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Uninsured Losses: The Manager will decide what kind of insurance to purchase, and in what amounts on our behalf. However, some risks cannot be insured at all, or cannot be insured on an affordable basis, and the Company might not be able to purchase or afford all the insurance it needs. Therefore, the Company could incur an uninsured loss. When available, and not cost prohibitive, the Manager will require title, fire, and casualty insurance on the real properties it owns. There may be occasions in which assets in the Company are underinsured or completely uninsured, which may cause losses to our real estate investments and/or the Company. The Manager may also, but is not required to, arrange for earthquake and/or flood insurance. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

Casualty Losses: The occurrence of a fire or other major casualty could materially and adversely affect the operation of the real estate assets and could result in a default under any outstanding loan documents or in the termination of the Company if it were not practicable to rebuild or restore the real estate assets or if any lender did not consent thereto. Even if it were practicable to restore the damage caused by a major casualty, operations of the real estate assets would be suspended for a period of time, and the economic benefits of an investment in the Series A Investor Shares would be adversely affected. The Manager believes that the real estate assets will be adequately insured, and it will be the policy of the Company to insure its property against fire and other perils in a manner customary in the industry in an amount sufficient in the judgment of the Manager to rebuild the real estate assets, exclusive of the value of the land and certain other normal and customary exclusions. Nevertheless, in the event of any substantial loss affecting the real estate assets, disputes could arise as regards the then value of the real estate assets for purposes of insurance claims. Moreover, there are certain types of losses (generally of a catastrophic nature, such as earthquakes, tornado, acts of terror, and floods) which are either uninsurable or not economically insurable; if such a loss occurs with respect to the real estate assets, the Company could lose both its investment and possibility of profit with respect thereto, and adverse tax consequences also could result.

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Liability for Personal Injury: As a landlord, we expect to be sued for injuries that occur in or outside our properties, e.g., “slip and fall” injuries. Although we expect our lease agreements to assign responsibility for most personal injuries to our tenants and their customers, and we will carry insurance against potential liability in amounts we believe are adequate, it is possible that we could suffer a liability in excess of our insurance coverage.

Property Taxes Could Increase: We generally will be required to pay state and local property taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per share trading price of our common stock and our ability to satisfy our principal and interest obligations and to make distributions to Investors could be adversely affected. It is likely that property taxes in the future escalate more rapidly than in the past, as many state and local governments lack the funding needed to support current and future liabilities associated with pension, capital improvement projects, etc.

Disposition Risk: In connection with the disposition of its real estate assets, the Company or its affiliates may be required to make representations about those real estate assets. The Company may also be required to indemnify the purchasers of the real estate assets in case any such representations are inaccurate. These arrangements may create contingent liabilities for which the Manager may establish reserves or escrow accounts.

General Risks Associated with Leverage: The Company intends to borrow money from banks or other lenders in order to purchase real estate assets. Borrowing money to purchase assets is often referred to as leverage. While using leverage can increase the return on the borrower’s equity, it also increases the risk because the amount borrowed has to be repaid in accordance with a schedule among other risks. To repay its loans, the Company might have to sell assets at a time when values are low, for example.

Loan Maturity Risks: The Company expects to have loans in connection with its acquisition of real estate assets. Typically, these loans will require a balloon payment of principal at the end of its anticipated term. Failure to repay the loan at the maturity date will constitute a default. The ability of the Company to repay the outstanding loan balance at or prior to maturity will depend upon leasing status and its ability to obtain adequate refinancing or to sell the real estate assets. The Company presently does not intend to sell any real estate assets on or prior to the maturity date of the loan and the ability of the Company to sell or refinance the real estate assets in such a situation is likely to depend on general economic conditions and the value of the real estate assets (based in part on the status of leasing the real estate assets). There can be no assurance that economic conditions will be favorable or that the value of the real estate assets will be sufficient. Furthermore, no assurances can be given that favorable interest rates and other lending conditions will exist at the time of loan maturity, and the amount of cash flow expected to be available for distribution to the Investors could be negatively affected.

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Risks Associated with Future Loan Structure: The loans that the Company intends to take will likely require each property covered by the loan to (i) achieve a minimum debt service coverage for the loan (the ratio of revenues available, after payment of operating expenses, to make loan payments divided by the required loan payment amount), (ii) maintain a minimum debt yield (the ratio of revenues available, after payment of operating expenses, to make loan payments divided by the required loan payment amount), (iii) a maximum loan-to-value ratio (based on an appraisal to be obtained by lender), and (iv) comply with lockbox and general control provisions generally associated with commercial mortgage backed securities financing, including but not limited to twelve (12) months prior to any major tenants lease expiration, the lender will require the Company to lockbox all income until that tenant executes its renewal or until the space is leased to a new tenant and possibly other restrictive terms. Actual loan terms will vary and the precise terms of the loan will not be known until the definitive loan documents are entered into with the lender. Failure of the Company to comply with any of these requirements provided in the loan could cause the lender to declare a default under its loan documents and to exercise any of its various remedies available, including foreclosure.

Risks Associated with Loan Guarantees: Some of the loans borrowed by the Company will be required to have guarantees. However, all loans borrowed by the Company shall be nonrecourse to the Investors. We expect that these guarantees, if necessary, will be provided pursuant to an agreement that the Company will indemnify the guarantor and agree to repay the debt on the guarantor’s behalf if necessary, unless fraud was involved. This could cause additional stress to the balance sheet of the Company and its ability to repay its debts.

Risks Associated with Lender Restrictive Covenants: Lenders may require the Company to enter into restrictive covenants, including, but not limited to, lockbox cash flow sweeps, relating to our operations, which could limit our ability to make distributions to Investors. In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to mortgage certain properties in our portfolio or to agree to certain financing terms and arrangements. Any such restriction or limitation may have an adverse effect on the operations of the Company and the distributions made to Investors.

Risks Associated with Interest Rate Increases: Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our Investors. We expect that in the future we will incur indebtedness that bears interest at a mostly fixed rate, but sometimes we will use variable rate debt. Accordingly, on variable rate debt, increases in interest rates would increase the Company’s interest costs, which could have a material adverse effect on its operating cash flow and the ability to pay distributions. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our properties at times which may not permit realization of the maximum or anticipated return on such investments. Furthermore, increased interest rates are typically coincident with a decrease in real estate values which may further hinder our ability to make distributions or maximize Investor returns.

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Risks Associated with Cross-Collateralization: The Company may choose to borrow money in such a way that a single mortgage or line of credit may be cross-collateralized. Cross-collateralization is a term used to describe when two or more properties are used as collateral for a single loan or line of credit. In the event the Company chooses a cross-collateralized loan or line of credit the Company will have two or more properties that are each guaranteeing the loan to the lender. In the event of a default on one property the lender can force the sale of the other property or properties which may result in a total loss of all investments made in any and all properties associated with that loan. Cross collateralization may also make it difficult or impossible for the properties that are covered by that loan to be sold in the future to multiple buyers which may limit the number of buyers that desire the property and may limit the sales proceeds eventually achieved by the Company.

Risks of Seller Financing: We might sell a real estate asset and finance all or part of the selling price by extending credit to the purchaser in the form of a promissory note. Should a purchaser default, we might not get paid, or might have to spend a substantial amount enforcing the obligation.

Overall Regulatory Compliance: The Company must comply with various legal requirements, including requirements imposed by the securities laws, tax laws and pension laws in various jurisdictions. Should any of those laws change over the scheduled term of the Company, the legal requirements to which the Company and the Investors may be subject could differ materially from current requirements.

Governmental Regulation: The industry in which the Company will become an active participant may be highly regulated at both state and federal levels, both with respect to its activities as an issuer of securities and its investing and operational activities. The Company may be subject to governmental regulations in addition to those discussed in this Offering Circular, and new regulations or regulatory agencies may develop that affect the Company’s operations and ability to generate revenue. The Company will attempt to comply with all applicable regulations affecting the markets in which it operates. However, such regulation may become overly burdensome and therefore may have a negative effect on the Company’s ability to perform.

Costs of Governmental Compliance: Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

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Changes in Laws: Changes in laws, including, but not limited to, zoning laws, environmental laws, tax laws, or the laws governing how we are allowed to raise money from investors, could harm the Company and reduce the return to Investors.

Americans with Disabilities Act Compliance: The Americans with Disabilities Act of 1990 (the “ADA”) requires all public buildings to meet certain standards for accessibility by disabled persons. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur. When acquired by the Company, it is anticipated that each property will comply with all current requirements of the ADA. However, if a property is not compliant with all requirements of the ADA or if additional requirements are imposed in the future, whether pursuant to the ADA or otherwise, we would need to make modifications to that property, which could come at considerable cost and may further result in fines or lawsuits against the Company. In either case, the Company may suffer losses, which would reduce amounts available for distributions to Investors.

Local Government Regulation and Zoning: All of the Company’s properties will be subject to extensive building and zoning ordinances and codes, which can change at any time. Changes in these laws and regulations could affect one or more of our properties adversely.

Risk of Litigation: The Company’s investment activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. The expense of defending claims against the Company by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Company and would reduce net assets. The Manager and its affiliates will be indemnified by the Company in connection with such litigation, subject to certain conditions.

Compliance with Anti-Money Laundering Requirements: The Company may be subject to certain provisions of the USA PATRIOT Act of 2001, including, but not limited to, Title III thereof, the International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001, certain regulatory and legal requirements imposed or enforced by the Office of Foreign Assets Control and other similar laws of the United States. In response to increased regulatory concerns with respect to the sources of the Company’s capital used in investments and other activities, the Company may request that Investors provide additional documentation verifying, among other things, such Investor’s identity and source of funds to be used to purchase Series A Investor Shares. The Company may decline to accept an Investor if this information is not provided or on the basis of the information that is provided. Requests for documentation and additional information may be made at any time during which an Investor owns Series A Investor Shares. The Company may be required to report this information, or report the failure to comply with such requests for information, to appropriate governmental authorities, in certain circumstances without informing the Investor that such information has been reported. The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures, including, but not limited to, those imposed or enforced by Office of Foreign Assets Control, the USA PATRIOT Act of 2001, and Anti-Terrorist Financing Act of 2001. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws and at this point it is unclear what steps we may be required to take.

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Risks Related to Our Organization and Structure

We Are Externally Managed: The Company will have no direct employees. The Company is externally managed by our Manager, PIT Manager LLC (which is an affiliate of our Sponsor, Mascia Development LLC) pursuant to the Management Services Agreement described below (see page 60). Our Manager will utilize personnel from our Sponsor to manage our operations and our portfolio of commercial real estate investments. We are completely reliant on our Sponsor and its principals and affiliates for the operation and management of the Company. Our ability to achieve our investment objectives and to pay distributions is therefore ultimately dependent upon the performance of the principals of our Sponsor and its affiliates in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. The Company will rely on the performance of the principal of our Sponsor, Mark A. Mascia. If Mr. Mascia resigned, died, or became ill or permanently disabled, the Company and its Investors would likely suffer. The loss of the services of Mr. Mascia or other key personnel of our Sponsor may significantly delay or prevent the achievement of our business objectives. Any adverse changes in our Sponsor’s financial condition, or its inability to perform its obligations under the Management Services Agreement (through our Manager) for any reason (including, without limitation, a loss of key personnel by our Sponsor), would also materially harm the Company and therefore the value of your investment.

Investors Will Have Very Limited Voting Rights: Our Investors will have voting rights only with respect to certain matters, primarily relating to certain amendments to our LLC Agreement or Authorizing Resolution and removal of our Manager for “cause.” Each outstanding Share entitles the holder to one vote on all matters submitted to a vote of Investors. If any vote occurs, you will be bound by the decision of the majority of votes cast (or 75% supermajority in the case of a vote regarding the removal of the Manager), even if you did not vote with the majority (or supermajority, as applicable). Generally, Investors have the right to:

●	Remove the Manager for cause by a vote of the holders of 75% of the then outstanding Series A Investor Shares and, by a majority vote or written consent, elect a successor Manager; and

●	If the Manager otherwise wishes to withdraw with appropriate notice to the Investors, elect a successor Manager by a vote of a majority of the Series A Investor Shares.

No Input Into Company Affairs: Investors will have no right to take part in the conduct, management, operation, or control of the Company or the Company’s business. In addition, Investors will have extremely limited voting rights. Investors do not elect or vote on our Manager, and, unlike the holders of common stock in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In particular, Investors can only remove the Manager for cause through a vote of Investors holding at least 75% of the then outstanding Series A Investor Shares in the Company.

Our Manager May Change Its Investment Guidelines: Our Manager may change our targeted investments and investment guidelines at any time without the consent of (or notice to) Investors, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our Series A Investor Shares and our ability to make distributions to you.

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Our LLC Agreement Limits the Liability of Our Manager: The LLC Agreement eliminates any fiduciary duties that might otherwise be owed from the Manager to the Company and its members (including Investors). Our Manager maintains a contractual, as opposed to a fiduciary, relationship with us and Investors. Accordingly, we and Investors will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our LLC Agreement. Furthermore, we have agreed in the LLC Agreement to indemnify our Manager against certain liabilities. These provisions restrict the remedies available to Investors for actions that, without those limitations, might constitute breaches of duty, including fiduciary duties. By purchasing our Series A Investor Shares, you will be treated as having consented to the provisions set forth in the LLC Agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the LLC Agreement because of our desire to maintain our ongoing relationship with our Manager.

The Company Stands On Its Own: The Company will either succeed or fail on its own account. Although certain affiliates of the Company have been successful, there is no guaranty that the Company will be successful. Further, neither the Sponsor, Manager, nor any other person or entity, has committed to provide financial assistance to the Company should such assistance become necessary.

Limitations on Class Actions; Forced Arbitration: By purchasing Series A Investor Shares in the Offering, you agree to be bound by the arbitration provisions contained in our Investment Agreement. Such arbitration provisions apply to claims that may be made regarding the Offering and, among other things, limit the ability of investors to bring class action lawsuits or similarly seek redress on a class basis. The Investment Agreement allows for either us or an Investor to elect to enter into binding arbitration in the event of any claim in which we and the Investor are adverse parties, including claims regarding the Offering. While not mandatory, in the event that we elected to invoke the arbitration clause, the rights of the adverse Investor to seek redress in court would be severely limited. Further, the Investment Agreement restricts the ability of individual Investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit is likely to result in increased costs, both in terms of time and money, to individual Investors who wish to pursue claims against us.

Our Manager May Reinvest All Sales Proceeds: The Manager may reinvest proceeds from sales of our properties in replacement properties without Investor approval. The Manager may, from time to time, sell a property and reinvest the proceeds in a replacement property rather than make a distribution to Investors. Investors will not have a right to the cash received by the Company from the sale of a property and must rely upon the ability of the Manager to find replacement properties in which to reinvest the proceeds.

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Limitation on Rights in LLC Agreement: The Company’s LLC Agreement (defined below and attached as Exhibit 1A-2B) limits your rights in several important respects, including but not limited to these:

●	The LLC Agreement significantly curtails your right to bring legal claims against management. For example, the fact that the Manager overpaid for assets would not, in itself, give the Company or an Investor the right to sue the Manager.

●	The LLC Agreement limits your right to obtain information about the Company and to inspect the books and records of the Company.

●	Investors generally do not have the right to elect our Manager or to remove the Manager.

●	The Manager will serve as the sole spokesman for the Company vis-à-vis the Internal Revenue Service and state tax authorities.

●	The Manager is allowed to amend the LLC Agreement in certain respects without your consent.

Limitation on Rights in Investment Agreement: To purchase a Share, you are required to sign our Investment Agreement (defined below and attached as Exhibit 1A-6E). The Investment Agreement will limit your rights in several important ways if you believe you have claims against us arising from the purchase of your Share:

●	In general, your claims would be resolved through arbitration, rather than through the court system. Any such arbitration would be conducted in Wilmington, Delaware, which might not be convenient for you.

●	You would not be entitled to a jury trial.

●	You would not be entitled to recover any lost profits or special, consequential, or punitive damages.

●	If you lost your claim against us, you would be required to pay our expenses, including reasonable attorneys’ fees. If you won, we would be required to pay yours.

Conflicts of Interests: Our interests could conflict with your interests in a number of important ways, including these:

●	The Company itself has no employees. The Company is externally managed by the Manager, which is an affiliate of our Sponsor and will rely on our Sponsor’s executive management and real estate professionals. Your interests might be better served if our management devoted its full attention to maximizing the value of the assets purchased by the Company. Instead, our management will be managing the assets and liabilities of other companies, some of which may compete directly with the Company. For more information, including how we will attempt to manage such conflicts, please refer to the “Allocation of Investment Opportunities” section starting on page 100.

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●	The principals of our Sponsor and Manager may continue to offer other real estate investment opportunities, including additional blind pool equity offerings similar to the Offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.

●	The principals of our Sponsor are also the members of the Company’s Manager. Although we will always seek to establish terms that are fair to the Company, the terms of any compensation or other agreements with our Manager, including the management fees and distributions payable to our Manager pursuant to the Management Agreement (described below), were negotiated between related parties, and therefore may not be as favorable to us as if they had been negotiated among unaffiliated third parties.

●	Our Manager’s Asset Management Fee is based on the amount of capital we raise. To some extent, the Manager has a financial incentive to raise as much money as possible, even if we cannot deploy the capital effectively, which could lead us to acquire assets with lower potential and/or overpay for assets.

●	Our Manager’s Property Acquisition Fee, Finance Fee, Broker Fee, Leasing Fee, and Disposition Fee may, to some extent, give the Manager an incentive to buy or sell more properties with more debt, even when such purchases or sales are disadvantageous to the Company. See the “Compensation Of Our Manager” section starting on page 64 for a description of various fees and payments that the Company is permitted to make to various affiliates.

●	While the principals of our Sponsor and Manager may invest capital in the Company, Investors will provide the majority of all the equity the Company intends to raise, which could lead to conflicts between the interests of our Manager and the interests of Investors as Investors will share a greater proportion of any losses.

●	We might buy assets from our Sponsor and its affiliates or sell assets to them. Although we will always seek to establish a fair, arm’s-length price for assets, the interests of our Sponsor (or its affiliates) in such transactions will conflict with the Company’s interests (and therefore Investors’ interests).

●	The Sponsor, Manager and their affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits, returns, fees or compensation from any other business owned and operated by the Manager, Sponsor, and/or their affiliates for their own benefit.

●	The lawyers who prepared the LLC Agreement, the Investment Agreement, the Management Agreement and this Offering Circular represent the Company and the Sponsor, not you or any other Investor. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

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We have adopted certain policies intended to avoid or limit actual or perceived conflicts of interests. There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to our Company. Our Manager may modify, suspend or rescind the policies set forth in any conflicts policy that is created, including any resolution implementing the provisions of the conflicts policy should one exist, in each case, without a vote of Investors. For further details, see the “Allocation of Investment Opportunities” section starting on page 100.

Brokerage Relationship with Manager: The Sponsor, Manager and/or their affiliates may act as the Company’s real estate and/or mortgage broker in connection with the purchase, sale, and/or financing of a property being acquired by the Company. Any compensation received by them in such capacity would not be shared by the Company – it would go directly to such party or its affiliates, and therefore may be a source of a potential conflict of interest between the Manager and/or Sponsor, on one hand, and the Company on the other.

Digital Operations Risk: The Company, Manager, Sponsor and their affiliates, and most of the real estate investments we will buy, are highly dependent on technology, with all documents secured and managed digitally. The Company will attempt to utilize industry proven software that allows them to track and manage assets and investments with confidence and accuracy. However, there are risks associated with technology. Defects in software products and errors or delays in processing of electronic transactions could result in:

●	transaction or processing errors;

●	diversion of technical and other resources from other efforts;

●	loss of credibility with current or potential customers;

●	possibility the systems could be “hacked,” leading to the theft or disclosure of confidential information you or others have provided to us;

●	harm to reputation; or

●	exposure to liability claims.

In addition, technologies supplied by third parties that may also contain undetected errors, viruses, or defects that could have a material adverse effect on the Company’s financial condition and results of operations.

Internal Controls Risk: As a “Tier 2” issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer, unlike a traditional public company. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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Corporate Governance Risk: As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an Initial Public Offering or listing on a national stock exchange would be. We do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange's requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to Investors of companies that are subject to all of the corporate governance requirements of a national stock exchange. The risks discussed here may not materially change even if we are successful in becoming listed on the OTC Markets Group Inc.’s OTCQX® marketplace or a similar exchange in the future.

We Are an “Emerging Growth Company” Under the JOBS Act: Today, the Company qualifies as an “emerging growth company” under the JOBS Act. If the Company were to become a public company (e.g., following an IPO) and continued to qualify as an emerging growth company, it would be able to take advantage of certain exemptions from the reporting requirements under the Securities Exchange Act of 1934 and exemptions from certain investor protection measures under the Sarbanes Oxley Act of 2002. Using these exemptions could benefit the Company by reducing compliance costs, but could also mean that Investors receive less information and fewer protections than they would otherwise. However, these exemptions – and the status of the Company as an “emerging growth company” in the first place – will not be relevant unless and until the Company becomes a public reporting company.

Tax Cost: Most of the Company’s income will be in the form of rent (ordinary income or short-term capital gain), rather than long-term capital gain. Consult your tax advisor for an understanding of the consequences and further read the section entitled “Federal Income Tax Consequences” starting on page 86

Investor Tax Returns and Schedule K-1: An investment in the Company will cause you to receive a tax form called a Schedule K-1. The purpose of the Schedule K-1 is to report your share of the Company’s income, deductions, and credits; it is similar, but more complex, than a Form 1099. If you do not currently have any K-1 forms filed with your personal taxes it is likely the cost of filing your personal tax return will increase substantially by investing in the Company. If you file your own taxes it is likely that you will need to enlist the help of a tax preparer or accountant and this will also increase the cost to file your personal taxes. There will also likely be a need to file taxes in multiple states based on the location of properties purchased by the Company. The Company will not help you in filing your personal taxes nor will it incur any costs or liability associated with the preparation of your personal tax return. There is a real risk that if you invest a small amount of capital in the Company, the amount you must pay a tax advisor to prepare your taxes, as a result of the complexity of this investment will exceed the return you achieve from your investment. You should consult with your tax advisor as to how an investment in our Company will affect the filing of your personal tax return both for cost of services to prepare and tax consequences.

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Risks Related to this Offering and the Series A Investor Shares

Future Securities Could Have Superior Rights: The Company might issue securities in the future that have rights superior to the rights associated with the Series A Investor Shares. For example, the holders of those securities could have the right to receive distributions that are higher, dollar for dollar, than the distributions paid to the holders of the Series A Investor Shares, or the right to receive all their money back on a liquidation of the Company before the holders of the Series A Investor Shares receive anything. Although the Company has no present intention to do so, there is nothing prohibiting the Company from doing so in the future.

The Price Per Share was Arbitrarily Established: We established the initial offering price of our Series A Investor Shares (i.e., $25) on an arbitrary basis, rather than through an independent valuation. As a result, the price you pay for your Series A Investor Shares might exceed their actual value.

After January 1, 2019, we will calculate the price of the Series A Investor Shares based on our net asset value (“NAV”). Nevertheless, because of the inherent uncertainties and ambiguities of determining the value of real estate, the price we calculate could still be higher (or lower) than actual value. See “POLICY WITH RESPECT TO VALUATION OF OUR ASSETS” on page 75 for more details about our NAV and how it will be calculated.

Dilution: Initially, we will sell Series A Investor Shares for $25.00 each. In the future, it is possible that we will increase or decrease the price. If we decrease the price, then Investors who bought Series A Investor Shares for $25.00 per Share would, in effect, be “diluted.” Investors in this Offering do not have preemptive rights to any Series A Investor Shares we issue in the future. Under our LLC Agreement, we have authority to issue an unlimited number of additional Series A Investor Shares or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our Series A Investor Shares in any 12-month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of Series A Investor Shares in our company, including preferred Series A Investor Shares, and to fix the number of Series A Investor Shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without Investor approval. After your purchase in the Offering, our Manager may elect to (i) sell additional Series A Investor Shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue Series A Investor Shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in the Offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Series A Investor Shares. Although we have no current plans to do so, the Company and/or one or more of its subsidiaries may in the future acquire properties by issuing securities to the seller and its affiliates, including to take advantage of certain tax-deferred contribution transaction structures, which may result in significant dilution to Investors and could limit our ability to sell such assets.

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No Established Market at Time of Purchase: The Series A Investor Shares will not be listed on any exchange at the time of purchase, and there will be no established market for them, meaning you will have a hard time finding a buyer should you wish to sell. Investors must be prepared to bear the economic risk of holding their Series A Investor Shares for an indefinite period of time.

If we are successful in raising the maximum Offering amount ($50 million), we intend to apply for a listing of the Series A Investor Shares on the OTC Markets Group Inc.’s OTCQX marketplace, which may provide price and market data regarding the Series A Investor Shares. If successful, participating broker-dealers will be able to view and publish price quotes and negotiate trades in the Series A Investor Shares through an SEC-registered Alternative Trading System – an inter-dealer quotation and trade messaging system – maintained by OTC Markets Group Inc. There is no guaranty that (a) we will be able to successfully list the Series A Investor Shares on the OTCQX, or (b) even if we are successful, an active and liquid market for the Series A Investor Shares will develop. Moreover, if listed, the Series A Investor Shares may be subject to significant price fluctuations and volatility.

To qualify for listing on the OTCQX, we must, among other things, be sponsored by a third-party “Designated Advisor for Disclosure,” which includes law firms and investment banks pre-approved by the OTC Markets Group Inc. There is no guaranty that we will be able to obtain such a Sponsor. Likewise, published pricing and market data, and an active secondary trading market, may develop only to the extent there is interest by broker-dealers in acting as market makers with respect to our Series A Investor Shares. Despite our best efforts, we may not be able to convince any broker-dealers to act as market-makers with respect to the Series A Investor Shares. It should also be noted that the costs to become listed on the OTCQX may be onerous for the Company, decreasing the funds available for distribution as well as possibly driving down the value of your Series A Investor Shares.

Restrictions on Withdrawal of Investor Capital: Investors generally have no right to withdraw their invested capital from the Company. However, the Company has adopted a discretionary redemption policy designed to provide limited liquidity to Investors. Beginning January 1, 2020 (and only to the extent that the Series A Investor Shares have not been listed on the OTCQX or similar exchange), the Company intends to permit Investors who have held their Series A Investor Shares for a minimum of 12 months to request that the Company redeem (repurchase) a portion of their shares each quarter. In addition the 12-month lock-up period, redemption requests will be subject to other conditions and limitations, including, but not limited to, a 5.0% redemption fee, limits on the number of shares that may be redeemed, and notice and deadline requirements applicable to redemption requests. The redemption policy is discretionary – it may be modified or eliminated at any time at the sole discretion of our Manager without notice. Further, the Company is not obligated to accept any redemption request and may reject any redemption request in whole or in part. For more information, please refer to the section titled “Redemption Policy” beginning on page 74.

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Failure to Comply with Securities Laws: The Offering relies on the exemption from the registration requirements of the Securities Act of 1933 under Regulation A issued by the SEC. We have relied on the advice of securities lawyers and believe we qualify for the exemption. If we did not qualify, we could be liable to penalties imposed by the Federal government and State regulators, as well as to lawsuits from Investors.

We are offering our Series A Investor Shares pursuant to recent amendments to Regulation A issued pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Series A Investor Shares less attractive to investors as compared to a traditional initial public offering. As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Series A Investor Shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Series A Investor Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Series A Investor Shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our Series A Investor Shares.

Risks Associated with Regulation A Versus Traditional Initial Public Offerings: Our use of Form 1-A and our reliance on Regulation A for the Offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional Initial Public Offering. Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Compliance with Investment Advisers Act of 1940: Neither the Company nor the Manager has registered as an investment adviser under the Investment Advisers Act of 1940, and each of them intends to operate so as to not be required to so register (based upon certain exceptions and exemptions thereunder). Specifically, investment advisers are not required to register under the Investment Advisers Act so long as they have less than $110 million in assets under management, and the Manager expects to be further exempted from registration so long as the Manager has less than $150 million in Assets Under Management based on the fact that it is a Manager to a real estate fund that is a qualifying private investment company exempt from registration under the Investment Company Act of 1940. If or when the Manager or Company exceeds that threshold, unless it is eligible for another exemption, it may be required to register under the Investment Advisers Act of 1940 and may be subject to various restrictive provisions provided for therein. The Manager cannot determine at this time, what, if any, impact such registration and restrictions will have on its business or the business of the Company.

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Though the Manager does not intend to register under the Investment Advisers Act, it may be required to register under one or more state investment adviser statutes or regulations. State investment adviser laws are often similar to the federal Investment Advisers Act, but generally apply to investment advisers that are not subject to the Investment Advisers Act because of the amount of assets under management or other exemptions from registration. The Manager intends to seek exemptions from such registration where possible. If the Manager does have to register under one or more state investment adviser laws, such registration may create administrative and financial burdens on the Company.

Maintenance of our Investment Company Act Exemption: We intend to continue to conduct our operations so that neither the Company, the Manager, any of our affiliated, nor our subsidiaries is required to register as an investment company under the Investment Company Act of 1940.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to Investors could be materially adversely affected.

Lack of Broker/Dealer Review: Because the Company intends to market and sell the Series A Investor Shares directly, no broker-dealer has performed or will perform any due diligence on the Company or its proposed business. Broker-dealers have a duty to a prospective purchaser to ensure that an investment is suitable for that purchaser, that the broker-dealer has conducted adequate due diligence with respect to an offering and that the offering complies with federal and state securities laws. Although the Company has a duty under applicable securities laws to make sure the Offering is accurate and complete, the Offering has not been reviewed by an independent third party.

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U.S. Securities Laws and Foreign Investors: The offer and sale of the Series A Investor Shares will not be registered under the Securities Act of 1933 or the laws of any applicable state pursuant to the exemption from the registration requirements of the Securities Act provided in Regulation A issued by the SEC. The acquisition of Series A Investor Shares by each Investor must be made in compliance with Regulation A, applicable state securities laws, and the laws of any applicable foreign jurisdictions if the Investor is a non-U.S. person.

Further, Series A Investor Shares may not be offered, sold, transferred, assigned, or delivered, directly or indirectly, to any “Unacceptable Investor.” Unacceptable Investor means any person who is known to be a:

●	person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” "foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended.

●	person acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended--including, but not limited to--the “Government of Sudan,” the “Government of Iran,” the “Government of Cuba,” the “Government of Syria,” and the “Government of Burma”.

●	person or entity subject to additional restrictions imposed by the following statutes or Regulations and Executive Orders issued thereunder: The Trading with the Enemy Act, the Iraq Sanctions Act. Pub. L. 101-5 13, Title V, §§ 586 to 586J, 104 Stat. 2047, the National Emergencies Act, 50 U.S.C. §§ 1601 et seq., the Antiterrorism and Effective Death Penalty Act of 1996, Pub. L. 104 132, 110 Stat. 1214 1319, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the United Nations Participation Act. 22 U.S.C. § 287c, the International Security and Development Cooperation Act, 22 U.S.C. § 2349aa-9, the Nuclear Proliferation Prevention Act of 1994, Pub. L. 103 236, 108 Stat. 507, the Foreign Narcotics Kingpin Designation Act, 21 U.S.C. §§ 1901 et seq., the Iran and Libya Sanctions Act of 1996, Pub. L. 104 172, 110 Stat. 1541, the Cuban Democracy Act. 22 U.S.C. §§ 6001 et seq., the Cuban Liberty and Democratic Solidarity Act. 22 U.S.C. §§ 6021-91, and the Foreign Operations, Export Financing and Related Programs Appropriations Act, 1997, Pub. L. 104 208, 110 Stat. 3009 172, or any other law of similar import as to any non U.S. country, as each such Act or law has been or may be amended, adjusted, modified, or reviewed from time to time.

●	In the event of a registered public offering of Series A Investor Shares in the U.S., the Company would become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. Under such circumstances, Investors that own more than 5% of the Company’s outstanding Series A Investor Shares may be obligated to make certain information filings with the Commission pursuant to the Securities Exchange Act of 1934, as amended. Each prospective investor is advised to consult with its own legal advisor regarding the securities law consequences of ownership of Series A Investor Shares if the Series A Investor Shares become subject to the Securities Exchange Act of 1934, as amended.

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Recent and Anticipated Legislative and Regulatory Activity: The U.S. Congress, the SEC, and other regulators have taken, or represented that they may take, action to increase or otherwise modify the laws, rules, and regulations applicable to techniques and instruments in which the Company may invest. New (or modified) laws, rules, and regulations may prevent, or significantly limit the ability of, the Manager from using certain such instruments or from engaging in such transactions. This may impair the ability of the Manager to carry out the Company’s investment strategy and may otherwise have an adverse impact on the Company’s returns. Compliance with such new or modified laws, rules, and regulations may also increase the Company’s expenses and therefore, may adversely affect the Company’s performance. It is not possible at this time to predict with certainty what, if any, impact the new or modified regulations will have on the Manager or the Company, and it is possible that such impact could be adverse and material.

No Independent Counsel to Investors: No independent counsel has been retained to represent the interests of the Investors. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular and all documents related thereto have represented only the Company and the Manager. Each Investor is therefore urged to consult with his or her own counsel as to the terms and provisions of the LLC Agreement, the Offering Circular, and all other documents relating thereto.

General Tax Risks: No rulings have been sought from the Internal Revenue Service with respect to any tax matters described herein. Investors are cautioned that it is possible that Investors will not receive cash distributions sufficient to pay the income tax arising from taxable net profits expected to be allocated to them from Company operations.

Investors will likely be required to pay income taxes on their share of the Company’s income, and it is possible that they may have income tax liabilities associated with an investment in the Series A Investor Shares, but not have cash distributed to them with which to pay such tax liabilities. The Manager acknowledges that the Investors desire to receive annual cash distributions in an amount sufficient for them to pay their estimated federal and state income taxes incurred by them as a result of their investment in the Series A Investor Shares. However, while such distributions are expected to be available, the Manager cannot assure Investors that they will be available for distribution at all times.

So long as the Company is a limited liability company, it will be taxed as a partnership. Investors in the Company will therefore be allocated their share of the Company’s income, deduction, gain, and loss each year. Normally, an investment in the Company will cause the taxable income of Investors who are subject to state and federal income tax to increase. Consequently, an increase in an Investor’s taxable income will subject that Investor to an increased income tax liability. Investors must obtain cash to satisfy that liability. That cash can come from a wide variety of sources. Investors need to be aware that any distributions paid to an Investor may not be sufficient to satisfy the income tax liability attributed to the Investor’s allocable share of the Company income and gain. Hence, the Investor may be forced to either borrow or use cash from another source to satisfy their income tax liabilities associated with an investment in the Company.

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Federal Income Tax Risks: As with any investment that generates income and/or loss and distributes cash, an investment in the Company has federal income tax risks. This discussion does not constitute tax advice and is not intended to substitute for tax planning.

Investors should understand the role of the Company and the IRS concerning the tax issues involved in any investment in the Company. The IRS may do any of the following:

●	Examine the investment in the Company at the Investor level at any time, subject to applicable statute of limitations restrictions. Such an examination could result in adjustments of items that are both related and unrelated to the Company.

●	Review the federal income taxation rules involving the Company and any investment in it, and issue revised interpretations of established concepts.

●	Scrutinize the proper application of tax laws to the Company, including a comprehensive audit of the Company at any time. The Company does not expect to fall under the reporting requirements for tax shelters, as the Company does not have the avoidance or evasion of federal income tax as a significant purpose. If the Company borrows significant sums and incurs significant losses, however, the Company may be required to notify the IRS of its status as a tax shelter. The effect of such action is generally unknown, but could result in increased IRS scrutiny of the Company’s taxes.

The Company will:

●	Defend any investigation by any state agency that seeks to make adverse tax adjustments to the Company. A dispute with the IRS or a state agency could also result in legal and accounting costs to individual Investors directly (if the IRS audits an Investor’s tax return) and indirectly (if the IRS audits the Company’s tax returns);

●	Retain an accounting firm to annually prepare a financial statement on the Company’s behalf, reviewing the Manager’s treatment of all distributions to the Investors. At the discretion of the Manager, the Manager may at any time change accounting firms; and

●	Not apply to the IRS for any ruling concerning the establishment or operation of the Company.

Return of Distributions: Delaware law provides generally that a member is not personally liable for the debts, obligations or liabilities of a limited liability company in which it is a member, although such a member may be liable to make contributions and certain other payments to such limited liability company and may be liable for its own actions. In addition, if a member receives a distribution which it knows at the time would result in the liabilities of the limited liability company exceeding the fair value of the company’s assets, such member may be compelled to return such distribution to the company for a certain period of time under Delaware law.

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Risks Regarding Investment by Tax-Exempt Entities: Tax-exempt Investors must determine with their own tax advisors whether income derived from the Company will be subject to tax as unrelated business taxable income, or whether certain exceptions to the unrelated business taxable income rules may apply to the Investor. In addition, the Company will not allow “benefit plan investors” (as such term is defined in the Treasury Regulations) to hold, in the aggregate, 25% or more of the value of any class of equity interests in the Company.

Investment by Benefit Plans: In considering the acquisition of Series A Investor Shares to be held as a portion of the assets of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Benefit Plan” or “Plan”), a Plan fiduciary, taking into account the relevant facts and circumstances, should consider, among other things: (a) the effect of the “Plan Asset Regulations” (Labor Regulation Section 2510.3-101) including potential “prohibited transactions” under the Code and ERISA; (b) whether the investment satisfies the “exclusive purpose,” “prudence,” and “diversification” requirements of Sections 404(a)(l)(A), (B), and (C) of ERISA; (c) whether the investment is a permissible investment under the documents and instruments governing the plan as provided in Section 404(a)(l)(D) of ERISA; (d) the fact that the Plan may not be able to distribute Series A Investor Shares to participants or beneficiaries because the Manager may withhold its consent; and (e) the fact that no market will exist in which the fiduciary can sell or otherwise dispose of the Series A Investor Shares and the Company has no history of operations. The prudence of a particular investment must be determined by the responsible fiduciary with respect to each employee benefit plan, taking into account the facts and circumstances of the investment.

ERISA Risks for IRA and Other Benefit Plan Investors: Any Investor that invests funds belonging to a qualified retirement plan or IRA should carefully review the tax risks provisions of this Offering as well as consult with their own tax advisors. The contents hereof are not to be construed as tax, legal, or investment advice. PROSPECTIVE BENEFIT PLAN INVESTORS ARE URGED TO CONSULT THEIR ERISA ADVISORS WITH RESPECT TO ERISA AND RELATED TAX MATTERS, AS WELL AS OTHER MATTERS AFFECTING THE BENEFIT PLAN’S INVESTMENT IN THE COMPANY. MOREOVER, MANY OF THE TAX ASPECTS OF THE OFFERING DISCUSSED HEREIN ARE APPLICABLE TO BENEFIT PLAN INVESTORS WHICH SHOULD ALSO BE DISCUSSED WITH QUALIFIED TAX COUNSEL BEFORE INVESTING IN THE COMPANY.

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our Series A Investor Shares, you could be subject to liability for losses as well as civil penalties. There are special considerations that apply to investing in our Series A Investor Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our Series A Investor Shares, you should satisfy yourself that:

●	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

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●	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

●	your investment will not impair the liquidity of the trust, plan or IRA;

●	your investment will not produce “unrelated business taxable income” for the plan or IRA;

●	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

●	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law, may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our Series A Investor Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

FIRPTA Tax on Non-U.S. Sellers: A non-U.S. Investor who sells a Series A Investor Shares for a gain may be subject to tax under the Foreign Investment in Real Property Tax Act (“FIRPTA”). Non-U.S. investors should consult with their tax advisors prior to investing in this Offering.

Ministerial Errors and Omissions: Any clerical mistakes or errors in this Offering should be considered ministerial in nature and not a factual misrepresentation or a material omission of fact.

The Foregoing Are Not Necessarily The Only Risks Of Investing. Please Consult With Your Professional Advisors Before Investing.

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SUMMARY OF OUR BUSINESS AND THE OFFERING

Summary of Our Business

The terms “Property Income Trust,” the “Company”, “we”, “us” or “our” in this Offering Circular all refer to Property Income Trust LLC, unless the context indicates otherwise. The Company was formed to invest in real estate property types known as office, retail, or industrial. We are currently focused on medical office and retail assets because that is where we see the most opportunity. We intend to hold these properties for rental income and for long-term appreciation in value.

We seek to follow as closely as possible the investing philosophy taught by legendary value and growth investors Benjamin Graham, Warren Buffett, Philip Fisher and Charlie Munger by applying their theories to real estate. We seek to identify buildings that can be purchased for less than their intrinsic value and/or replacement cost, and properties where we can unlock additional income over the long-term by locating new tenants, improving the physical condition of the property, and/or by managing the property’s income and expenses more efficiently.

Our investment strategy will include:

●	Focusing on buildings in high-quality secondary and tertiary markets (i.e., markets like Columbus, OH, Huntsville, AL, Boise, ID, Albuquerque, NM, and many others across the U.S.) that we believe will have favorable long-term demographic (population) and economic trends with a lower amount of volatility than the major U.S. cities;

●	Selecting stable tenants with longer leases in industries that are relatively less affected by the ups and downs in the national economy;

●	Investing in buildings associated with recession-resistant businesses, such as medical care and service oriented retail;

●	Focusing on long-term ownership of assets thereby lowering transaction costs and taxes paid;

●	Diversifying our portfolio of properties by location to reduce single event risks;

●	Identifying properties with strong operating track records likely to continue into the future; and

●	Through the structure of our leases we will look to maximize the pass-through of most property maintenance, utilities, real estate taxes, and property insurance costs to tenants, helping to insulate us from future cost increases brought on by inflation.

Our investment strategy is based on a “contrarian” or “value” investment thesis, meaning we typically invest counter to the common market sentiment to achieve maximum value. Similar to Warren Buffett’s “Be fearful when others are greedy and greedy when others are fearful” and Sir John Templeton’s “Invest at the point of maximum pessimism” quotes, we focus on finding those real estate properties that are “out of favor” and therefore have high relative current returns with strong long-term growth possibilities. In the current market cycle, we believe retail and medical office sectors in secondary and tertiary markets are the most out of favor and so therefore have the most opportunity, but this will not always be the case. We also believe we must have flexible investment selection criteria that allows us to purchase those real estate product types that are most likely to maximize our Investor returns over the long-term.

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Summary of the Offering

We are offering to sell our securities to the public in what we refer to as the “Offering.” Specifically, we are offering to sell up to $50,000,000 of limited liability company interests denominated as “Series A Investor Shares.”

We refer to anyone who purchases Series A Investor Shares in this Offering as an “Investor.” The minimum initial investment is 40 Series A Investor Shares, or $1,000.

In general, Investors will be entitled to receive 90% of the cash available for distribution from the Company, paid on a pro rata basis, while the entity in charge of running the Company, PIT Manager LLC, a Delaware limited liability company, which we refer to as the “Manager,” will be entitled to receive the remaining 10%. Investors will receive distributions only if we are able to generate a profit from the business.

That Was Only A Brief Summary

Please Read The Other Sections Of This Offering Statement

Carefully For More Information Before Investing

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COMMON QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this Offering highlight material information regarding us and this Offering that is not otherwise addressed in the “Summary Of Our Business And The Offering” section above. You should read this entire Offering Circular, especially the “Risks Of Investing” section starting on page 2, before deciding to purchase our Series A Investor Shares.

Q:          What is Property Income Trust LLC?

A:          We are a newly organized Delaware limited liability company which will invest in and manage a diversified portfolio of commercial real estate assets. The use of the terms “Property Income Trust”, the “Company”, “we”, “us” or “our” in this Offering Circular refer to Property Income Trust LLC unless the context indicates otherwise.

Q:          Who will choose which investments you make?

A:          We are externally managed by our Manager, PIT Manager LLC. Our Manager will make all of our investment decisions unilaterally (see the “Management” section starting on page 60 for details).

Q:          Who is Mascia Development LLC?

A:          Mascia Development LLC, a New York Limited Liability Company, is our “Sponsor” and an affiliate of our Manager (see the “Overview Of Our Sponsor” starting on page 69 for details).

Q:          How often are distributions expected to be made to Investors?

A:          Subject to the Company’s performance and having sufficient cash flow, the Manager intends to pay distributions to all Investors on a monthly basis in arrears commencing in the first full month after the month in which we make our first real estate-related investment. Any distributions we make will be at the sole discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. Any distributions that we make will directly impact our Company’s value and stability by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through monthly distributions, while at the same time maintaining a fair level of consistency in our company value. Over the course of your investment, your distributions, if any, plus the change in Share price (either positive or negative) will produce your “Total Return”.

“Someone's sitting in the shade today because someone planted a tree a long time ago.” - Warren Buffett.

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Q:          Why should someone invest in commercial real estate investments?

A:          Our goal is to provide a professionally managed, diversified portfolio of high-quality commercial real estate assets to investors who generally have had limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in high-quality commercial real estate assets may provide you with:

●	a reasonably predictable and stable level of current income from the investment;

●	diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally;

●	potential hedge against inflation;

●	availably of attractive debt financing; and

●	the opportunity for capital appreciation.

Q:          Why focus on medical properties?

A:          On top of the aforementioned reasons to invest in commercial real estate there are also some strong benefits to investing specifically in medical office properties. Some of the benefits are described now. Thanks to the aging baby boomers, there is a long-term demographic trend toward an aging population and higher medical spending per capita, which we believe favors healthcare industry growth. The Affordable Care Act is further expected to increase medical spending among consumers nationwide, not just the aging population. Medical professionals as office users are historically less likely to change locations than other office users, because of the substantial capital investments required in facilities and equipment, which makes them stable attractive long-term tenants. We also believe that medical offices may provide higher predictability of returns due to the long-term nature of leases and tenant responsibility for most operating costs, as well as opportunity for growth in cash flow and valuation due to contractual rent increases.

Q:          Why focus on retail properties?

A:          Again, retail properties benefit from all of the commercial real estate investment benefits described above, but retail properties specifically have some additional benefits described here. We believe the fear among other real estate investors that internet retailers such as Amazon.com and the like, will “kill brick-and-mortar retailers” is overblown/oversold. This fear creates attractive investment opportunities in the retail property sector currently. To avoid competing with the online retailers the retail properties we focus on are those that are evolving towards more service and convenience-oriented offerings (e.g., restaurants, hair and/or nail salons, medical oriented services, etc.) that are difficult or impossible to outsource online at this time. Retail properties also have higher predictability of returns due to the long-term nature of leases and tenant responsibility for most operating costs, as well as opportunities for growth in cash flow and valuation due to contractual rent increases. Furthermore, retail has greater access to the increased revenue in times of a growing economy because the U.S. is a predominantly consumer based economy.

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Q:          Why not invest only in one property type?

A:          Our investment strategy is based on a “contrarian” or “value and growth” investment thesis, meaning we typically invest counter to the common market sentiment to achieve maximum long-term value. Similar to Warren Buffett’s “Be fearful when others are greedy and greedy when others are fearful” and Sir John Templeton’s “Invest at the point of maximum pessimism” quotes, we focus on finding those real estate properties that are “out of favor” and therefore have high relative current returns with strong long-term growth possibilities. In the current market cycle, we believe retail and medical office sectors in secondary and tertiary markets are the most out of favor and so therefore have the most opportunity but this will not always be the case. We must have a flexible investment selection criteria that allows us to purchase those real estate product types that will maximize Investor returns over the long-term.

Q:          How is an investment in the Company’s Series A Investor Shares different from investing in Shares of a publicly traded Real Estate Investment Trust (also known as a REIT)?

A:          This is not meant to be an exhaustive list of differences between a REIT and our Series A Investor Shares, but merely a highlight of the main differences. For further details, please consult your investment and tax advisor.

First and foremost, we will not be structured as a REIT or C-corporation. Instead, we are a Delaware limited liability company, or “LLC,” taxed as a partnership, which is a pass-through tax entity. Investors will receive a K-1 tax form with income from multiple states requiring multistate filing versus a Form 1099 as provided by most REITs. As a result of purchasing Series A Investor Shares and thus receiving a K-1 tax form, you will experience additional complexity and potentially substantial additional cost when filing your personal tax returns. The Company will not be responsible for assisting Investors with their tax complexity or costs.

Investors in a real estate LLC usually hope that the pass-through entity will have sufficient depreciation, interest expense, and other deductions to shelter the cash flow from the property and keep a majority of the distribution tax deferred until sale. These shelters might permit the Investors to receive a return similar to a tax-exempt bond – except that real estate returns have historically been substantially higher compared to tax-exempt bonds because of the additional risk associated with real estate. REITS are not fully able to take advantage of these benefits to the extent that LLCs are. There can be no guarantee this will continue or that we will be able to take full advantage of this but it is true as of the date of this Offering Circular and we plan to attempt to continue achieving similar results.

A further difference between our Series A Investor Shares and a public REIT is the daily liquidity available with a publicly listed REIT. Although we have adopted a redemption policy (see the “Redemption Policy” section starting on page 74 for further detail) that attempts to allow investors to redeem Series A Investor Shares on an annual basis, we do not have nearly the same liquidity as a fully public company. We also hope to have our Series A Investor Shares listed on the OTCQX market after the Company has issued $50,000,000 of Series A Investor Shares (see the “Transfers” section starting on page 83), but there is no guarantee we will be successful in doing so. Therefore, for investors with a short-term investment horizon, a listed REIT is likely a better alternative than investing in our illiquid Series A Investor Shares. Valuations of a listed REIT are also more transparent and established than the valuation of our Series A Investor Shares. However, we believe our Series A Investor Shares will have lower correlation to the general stock market than listed REITs.

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As of the date of this Offering Circular, the overall listed-REIT sector has recently been trading near all-time highs, with the Vanguard REIT Index Fund (ticker: VGSIX, a mutual fund comprised of 153 public REIT stocks and requiring a $3,000 minimum investment) yielding generally less than 3.0% after expenses over the last few years. We believe such pricing suggests that a substantial portion of the price of listed REITs is attributable to a built-in liquidity premium, as recent unlevered capitalization rates on real estate transactions in the private sector have averaged 5.35% - 7.15%, according to a recent “Real Estate Investor Survey” report published by PwC from Q4 2015. Additionally, public REITs are subject to more demanding public disclosure and corporate governance requirements than we will be subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a public REIT.

Q:          How is an investment in your Series A Investor Shares different from investing in Shares of a private non-exchange traded REIT?

A:          The primary difference is that we neither charge nor do we intend to pay any broker-dealer distribution fees, which represents a savings to Investors of approximately 70% to 90% in upfront expenses as compared to a traditional non-exchange traded REIT. Traditional private non-exchange traded REITs use a highly manpower-intensive method with hundreds of sales brokers calling on investors to actively sell their offerings. Our Manager plans to utilize multiple low cost digital platforms, which we intend to leverage in conducting this Offering, thus reducing the financial burdens to the Company of offering our Series A Investor Shares to the public. Another difference is we have a low minimum initial investment whereas many traditional non-exchange traded REITs have minimums well in excess of $50,000. Our lower minimum should allow investors the ability to invest in our Series A Investor Shares and many other investments which could create a more diverse investment portfolio overall.

Q:          How is an investment in your Series A Investor Shares different from investing in Shares of other real estate investment opportunities offered by online real estate investment platforms, sometimes called crowdfunding platforms?

A:          We are one of only a few real estate investment companies available to both accredited and non-accredited investors offered directly over the internet. Currently, online investment platforms typically offer individual property investments as private placements to accredited investors only. We intend to own a more diversified portfolio, that is accessible to both accredited and non-accredited investors at a low investment minimum. We are operated and advised by real estate professionals, not technology people as is typical in so called crowdfunding platforms, therefore real estate investment and operations, not technology, is our only business. With other online investment opportunities/crowdfunding, you have to select each and every investment you make by yourself – not only is this time consuming, but it can add a great deal of risk to your investments unless you are an experienced real estate investor with a high degree of industry knowledge. By having an experienced real estate management team select our real estate investments you should achieve better results over a longer time period.

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Q:          Does the Manager (and/or its Affiliates) have any capital invested (a/k/a “skin in the game”)?

A: Yes. Our Manager, Sponsor and/or their affiliates shall make a combined equity investment in an expected amount of 20% of the total Series A Investor Shares outstanding, up to a maximum of $10,000,000 at the initial $25.00 per share price. The money will be invested over time based on the number of Series A Investor Shares issued and outstanding until a maximum of $10,000,000 has been invested. This investment will represent a significant portion of the net worth of the CEO and COO of our Sponsor, helping to ensure alignment of interests between management and Investors.

Q:           Who might benefit from an investment in our Series A Investor Shares?

A: An investment in our Series A Investor Shares may be beneficial for you if you seek to diversify your investment portfolio with some commercial real estate, seek to receive current income, seek to preserve capital and are able to hold your investment for a long-term time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, to consider that an investment in our Series A Investor Shares will not meet those needs.

Q:           Is there any minimum investment required?

A:          Yes. You must initially purchase at least 40 Series A Investor Shares in this Offering, or $1,000 based on the current per Share price. There is no minimum investment requirement on additional purchases after you have purchased a minimum of 40 Series A Investor Shares.

Q:          Who can buy Series A Investor Shares?

A:          Generally, you may purchase Series A Investor Shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; and

●	all other investors so long as their investment in our Series A Investor Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s investment in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. For more information, see the “Securities Being Offered” starting on page 71 and the “How To Invest” section starting on page 80.

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Q:          How do I buy Series A Investor Shares?

A:          You may purchase our Series A Investor Shares in this Offering by creating a new account, or logging into your existing account, at www.MasciaDev.com or www.PropertyIncome.com. You will need to fill out an Investment Agreement like the one attached to this Offering Circular as Exhibit 1A-6E and pay for the Series A Investor Shares at the time you subscribe.

Q:          What competitive advantages do we achieve through our relationship with Mascia Development LLC (our Sponsor)?

A:          Our Manager will utilize the personnel and resources of our Sponsor to select our investments and manage our day-to-day operations. Our Sponsor’s corporate, investment and operating platforms are more established, allowing us to realize economies of scale and other benefits including the following:

●	Experienced Management Team — Our Sponsor has a highly experienced management team of real estate professionals, led by Mark A. Mascia, its Founder, President and CEO. The senior investment executives of our Sponsor have dedicated their entire careers to the commercial real estate sector. These executives provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Please see the “Our Management Team” section starting on page 93 for biographical information regarding these individuals.

●	Real Estate Experience —In the past 5 years, our Sponsor and its affiliates have facilitated 19 real estate transactions with total project costs of approximately $43 million. This transaction volume only includes properties where the Sponsor was responsible for the acquisition and asset management as well as an investor itself in the properties. Therefore, this amount excludes well over $2.5 billion of other transactions with which Mark A. Mascia, the Sponsor and its affiliates were involved in the past. This $43 million amount is thought to be a fairly representative sample of the Sponsor’s most relevant experience as related to the Company’s current investment plans. As a result of the depth and thoroughness of its due diligence process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our Sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of lenders and investors. See the “Our Management Team” section on page 93 for more information. However, past performance and experience is not a guarantee of future results.

●	Market Knowledge and Industry Relationships — Through its active and broad participation in the real estate markets, our Sponsor benefits from market information that enables it to identify attractive commercial real estate investment opportunities and to make informed decisions with regard to the relative valuation of real estate assets and capital allocation. We believe that our Sponsor’s extensive industry relationships with a wide variety of commercial real estate markets, brokers and industry participants will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

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Q:          Will I be able to see how my investment is performing?

A:          Yes, we will provide you with periodic updates on the performance of your investment in our Company, including:

●	an annual report;

●	current event reports for specified material events within four business days of their occurrence;

●	supplements to the Offering Circular, provided every quarter during the Offering beginning six months from the commencement of this Offering, or more frequently if we have material information to disclose to you; and

●	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov and on the Site, or by transmitting it via e-mail, or, upon your request, via U.S. mail.

Q:          What sort of Company oversight and governance exists to help protect Investors? What can Investors expect in the way of transparency and communication?

A:          The Company believes in adhering to the following and other industry best practices as much as possible in terms of governance, oversight, transparency, and communication with Investors. While the Manager has the flexibility to modify its practices over time to meet the needs of the Company, we have endeavored to incorporate whatever best practices we can into the LLC Agreement, and in the way in which the Company is managed. Among others, we accomplish this objective in the following ways:

●	The Company will be audited by outside certified public accountants (CPA) on an annual basis. The audit shall be made available to Investors on the Company’s website and by email upon request.

●	The Manager will cause the Company to have CPA-prepared year-end financial statements and tax returns each year which shall be made available to Investors on the Company’s website and by email upon request.

●	The Manager will provide Investors with quarterly qualitative and quantitative information about the Company along with other reporting as required under the regulations which may be more frequent if we have material information to disclose to you.

●	The Company intends to hold an annual investor meetings to provide a forum for Investors to ask questions and be heard.

●	Investors have the right to remove the Manager for “cause” by a 75% vote of the Investors (with each Series A Investor Share entitled to one vote), at any time. “Cause” under our LLC Agreement is defined as the conviction of the Manager of a felony or a misdemeanor that is highly likely to adversely affect the Company, material breaches of the LLC Agreement, fraud, misappropriation of Company funds or other willful acts of dishonesty with respect to the management of the Company by the Manager. The Investors then shall have the ability to elect a replacement Manager by a simple majority vote (with each Series A Investor Share entitled to one vote).

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Q:          When will the Company start making investments?

A:          The Company shall begin making its investments as soon as is practicable in the sole judgment of the Manager. The relative size of the Company’s initial asset base may be much smaller than in the future depending on the amount of capital available to the Company. However, the Company expects to raise capital on an ongoing basis and thus shall begin making investments upon receipt of sufficient capital commitments in the sole judgment of the Manager.

Q:          How long will the Company remain open?

A:          The Company is an open-ended “evergreen” company with no set end date. The Manager expects to acquire investments on a frequent and ongoing basis and will continue to do so indefinitely until it has raised the maximum allowed under this Offering, or until the Manager believes market conditions do not justify doing so. The Manager intends generally to utilize the return of capital from the disposition of Company investments to originate and acquire new Company investments rather than return the capital to Investors. However, the Manager expects to manage the Company’s investments and capital structure in such a manner as to attempt to provide a reasonable level of liquidity for the Company to accommodate redemption requests given the illiquid nature of real estate based investments in general (see the “Transfers” section starting on page 83 and the “Redemption Policy” section starting on page 74 for details).

Q:          Can Investors sell or transfer their Series A Investor Shares?

A:          The Series A Investor Shares are subject to certain transfer restrictions and should be considered a long-term, illiquid investment. Some of the factors that prevent Investors from transferring the Series A Investor Shares include:

●	There is currently no public market for the Series A Investor Shares;

●	The application of the Investor suitability standards to the proposed transferees of the Series A Investor Shares;

●	The LLC Agreement grants the Company a right of first refusal to purchase Series A Investor Shares proposed to be transferred by an Investor, except in the case of certain transfers to family members or other affiliates;

●	The LLC Agreement grants the Company’s Manager the authority to reject certain “prohibited transfers” of Series A Investor Shares that may have adverse tax or regulatory consequences on the Company; and

●	We intend at some point in the future to apply for a listing of the Series A Investor Shares on the OTC Markets Group Inc.’s OTCQX marketplace, which we refer to as “OTCQX,” or a similar exchange, after we have issued fifty million dollars’ worth of Series A Investor Shares, which may provide price and market data regarding the Series A Investor Shares. If successful, participating broker-dealers will be able to view and publish price quotes and negotiate trades in the Series A Investor Shares through an SEC-registered Alternative Trading System – an inter-dealer quotation and trade messaging system – maintained by OTC Markets Group Inc. There is no guaranty (a) that we will be able to successfully list the Series A Investor Shares on the OTCQX, or (b) that even if we are successful, an active and liquid market for the Series A Investor Shares will develop. Moreover, if listed, the Series A Investor Shares may be subject to significant price fluctuations and volatility which could create stress on your investment value and other possible negative effects (see the “Risks Of Investing” section starting on page 2 for details).

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Q:          Are Series A Investor Shares liquid at any time? Can I redeem them whenever I want?

A:          In the event our Series A Investor Shares are not listed on OTCQX after January 1, 2020, we plan to offer an annual redemption plan; however, you should view your investment in our Series A Investor Shares as a long-term investment with limited liquidity. According to our redemption policy, an Investor will be required to hold their Series A Investor Shares for a minimum of 12 months (the “Lockup Period”) before an Investor may request that the Company redeem their Series A Investor Shares for a cash payment based on the then-current price of the Series A Investor Shares. Redemption requests made after the Lockup Period are subject to a penalty of 5.0% of the then-current Share price (the “Redemption Fee”). All Redemption Fees charged and collected will be considered income to the Company, not the Manager.

After the Lockup Period, Investors will have the right to request a redemption of up to a maximum of 50% of their total capital account per year, at the sole discretion of the Manager (which may make exceptions if a redemption is requested due to the death, disability, mental incapacity, or other hardship of the Investor, although it will not be obligated to do so). Redemption requests may be made on the 12-month anniversary of an Investor’s investment (each, an “Anniversary Date”), provided the Investor provides the Manager with notice of any redemption request at least 60 days prior to the Anniversary Date. Redemption requests will be considered on a first come, first served basis.

The Manager shall have no obligation to grant any particular Redemption request and shall retain sole discretion as to whether or not to redeem any Series A Investor Shares. Redemption of Series A Investor Shares by any one Investor may not exceed 50% of the Investor’s total capital account per year, unless the Redemption is less than $2,500, or due to the death, disability, mental incapacity, or other hardship of the Investor, at the sole discretion of the Manager. The Manager expects to accept redemption requests for no more than 10% per year (or 2.5% per quarter) of the Company’s total outstanding Series A Investor Shares.

Furthermore, an Investor requesting a redemption will be responsible for any third-party costs incurred in effecting such redemption, including, but not limited to, bank transaction charges, custody fees, and/or transfer agent charges. The redemption plan may be suspended at any time without notice. There are significant restrictions on redemptions, as more fully described in the “REDEMPTION POLICY” section on page 74.

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Q:          Do I have to pay a commission to buy my Series A Investor Shares?

A: The Manager will not charge a commission or any “load” for the purchase of the Series A Investor Shares. While the Manager does not expect to use broker/dealers with any frequency or in amounts that would significantly affect the net returns to the Investors, the Manager may engage licensed third parties to assist the Manager with raising capital in the Manager’s sole discretion.

Q:          How will your NAV per Share be calculated?

A:          Our Net Asset Value (“NAV”) per Share will be calculated at the end of each fiscal quarter, beginning January 1, 2019, by our internal accountants using a process that reflects several components, including (among other things) (1) the estimated value of our properties and other assets and investments, (2) our liabilities, (3) accruals of our monthly distributions and (4) estimated accruals of our operating revenues and expenses. See “Policy with Respect To Valuation of Our Assets” on page 75 for more details about our NAV and how it will be calculated.

Q:          What is the purchase price for your Series A Investor Shares?

A:          Our Manager set our initial Offering price at $25.00 per Share, which will be the purchase price of our Series A Investor Shares until January 1, 2019. Thereafter, the per Share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st, and October 1st of each year, will be equal to our NAV divided by the number of Series A Investor Shares outstanding as of the close of business on the last business day of the prior fiscal quarter. At our Site, we will identify the current NAV per Share. Any investments that we receive during a fiscal quarter will be executed at a price equal to our NAV per Share in effect for that fiscal quarter. If a material event occurs in between quarterly updates of NAV that would cause our NAV per Share to change by 5.0% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an Offering Circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. For more information see the “Policy With Respect To Valuation Of Our Assets” section starting on page 75.

Q:          Will you use leverage?

A:          Yes, we intend to use leverage (i.e., debt). Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 50-65% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. For more information, see the “Leverage” section starting on page 59.

Q:          What is the maximum amount being offered?

A: We are offering a maximum of $50,000,000 of our Series A Investor Shares to the public on a “best efforts” basis at $25.00 per Share.

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Q:          How does a “best efforts” offering work?

A:          When Series A Investor Shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our Series A Investor Shares. Neither our Sponsor, Manager nor any other party has a firm commitment or obligation to purchase any of our Series A Investor Shares (other than the commitment of our Manager, Sponsor and/or their affiliates to purchase an aggregate of 20% of the outstanding Series A Investor Shares, up to a maximum of $10,000,000).

Q:          How long will the Offering last?

A:          We currently expect that this Offering will remain open for Investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. Our Manager reserves the right to terminate this Offering for any reason at any time.

Q:          Who will pay our organization and offering costs?

A:          Our Manager or its affiliates will pay on our behalf all costs incurred in connection with our organization and the offering of our Series A Investor Shares. See the “Use Of Proceeds” section starting on page 81 below for more information about the types of costs that may be incurred. After we commence our operations, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this Offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above in the applicable monthly installment, the excess may be eligible for reimbursement in subsequent months (subject to the overall 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

Q:          What fees and expenses will we pay to our Manager or any of its Affiliates?

A:          The Company and Manager believe that fees should be paid for the work completed on our behalf. Meaning, higher aggregate dollar amounts should be paid for more work and lower fees paid for less work. We have attempted to align Investor interests with that of the Manager and its affiliates.

The Manager will be paid 1.5% of our NAV as an annual Asset Management Fee, and will receive a 10% profit share of all distributions paid by the Company to Investors as an incentive to achieve high returns to Investors.

In addition, the Manager and/or its affiliates will receive as income the full amount of any property level fees actually collected (e.g., property acquisition fees, leasing fees, brokerage fee, refinance fee, etc.). For more information, see the “Compensation of Our Manager” section starting on page 64 below for further detail.

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Further, we will also reimburse our Manager for the organization and offering expenses up to 0.5% of the total proceeds of this Offering, and also for other operating expenses in incurred on our behalf.

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See the “Compensation Of Our Manager” section starting on page 64 below for more details regarding the fees that will be paid to our Manager and its affiliates.

Q:          How is the Company formed for tax purposes?

A:          The Company is a limited liability company but will be treated as a partnership for federal tax purposes. Investors considering a purchase of the Series A Investor Shares should consult their own tax advisor for advice on any personal tax consequences that may be associated with an investment in the Series A Investor Shares. Furthermore, Investors will receive a K-1 tax form with income from multiple states as a result of purchasing Series A Investor Shares which may cause additional complexity and potentially substantial additional cost when filing your personal tax returns. We will not be responsible for assisting Investors with their tax complexity or costs. Please consult your tax advisor and see the “Federal Income Tax Consequences” section starting on page 86.

Q:          Will the distributions I receive be taxable as ordinary income?

A: Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our Series A Investor Shares will be treated as sales proceeds from the sale of our Series A Investor Shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor as nothing in this document is meant to be tax advice. For more information, see the “Federal Income Tax Consequences” section starting on page 86.

Q:          Will the distributions I receive Include Depreciation and Interest Dedications?

A:          Yes, as an Investor in our Series A Investor Shares you will benefit in proportion to your percentage share of the cashflow distributions from the depreciation, interest expense and any other pass through deductions against the distributions you receive. This is one of the major benefits of investing through our company versus a REIT structure. You may deduct your allocable share of the Company’s losses, if any, subject to the basis limitations of section 704(d) of the Internal Revenue Code of 1986, as amended (the “Code”), the “at risk” rules of Code section 465, and the “passive activity loss” rules of Code section 469. The use of tax losses generated by the Company against other income may not provide a material benefit to investors who do not have other taxable income from passive activities. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor as nothing in this document is meant to be tax advice. For more information, see the “Federal Income Tax Consequences” section starting on page 86.

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Q:          May I make an investment through my IRA or other tax-deferred retirement account?

A:          Yes. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our Series A Investor Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor as nothing in this document is meant to be tax advice. For more information, see the “Federal Income Tax Consequences” section starting on page 86.

Q:          When will I get my detailed tax information?

A:          Your Form K-1 tax information will be provided on or before March 15th of the year following each taxable year. Be aware that tax filings may be required in multiple states as a result of an investment in the Company, and so this may not be enough time for your tax preparer to file your taxes by April 15th and may require an extension, which may result in penalties if not handled correctly and may cause you to incur extra tax preparation costs. Please consult your tax professional before investing about these and other issues. Please also note that the Company will not be responsible for helping you figure out these issues and will not help you pay for the additional costs.

Q:          Are there any risks involved in buying our Series A Investor Shares?

A:          Investing in our Series A Investor Shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See the “Risks of Investing” beginning on page 2 for a description of the risks relating to this Offering and an investment in our Series A Investor Shares.

Q:          Who can help answer my questions about the offering?

A: If you have more questions about the Offering, or if you would like additional copies of this Offering Circular, you should contact us by email at investors@propertyincome.com or by mail at:

Property Income Trust LLC

2407 Columbia Pike

Suite 200

Arlington, VA 22204

Attn: Investor Relations

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OUR COMPANY AND BUSINESS

Overview

Property Income Trust LLC, which we refer to as the Company, was organized under the laws of Delaware on December 8, 2015.

The Company was formed to acquire, improve the cash flow of and hold (own) single- and multi-tenant office (including but not limited to medical office), retail and/or industrial properties located in strong secondary and tertiary U.S. markets (i.e., outside of the largest U.S. cities) that have favorable long-term economic and demographic trends in addition to favorable local real estate investment conditions. Our goal is to assemble a portfolio of real estate assets capable of generating relatively consistent funds from operations, which permits us to make stable distributions to Investors and grow those distributions over time while taking on below-average risk.

We seek to follow as closely as possible the investing philosophy taught by legendary value and growth investors Benjamin Graham, Warren Buffett, Philip Fisher, and Charlie Munger, and apply them to real estate. We try to identify buildings that can be purchased for less than their intrinsic value and/or replacement cost, and/or buildings where we can unlock additional value by identifying new or different tenants, by improving the physical property, by managing the property more efficiently, or otherwise.

Formation and Ownership

The Company was formed in Delaware on December 8, 2015 pursuant to the Delaware Limited Liability Company Act. A copy of the Company’s Certificate of Formation is attached as Exhibit 1A-2A.

As of the date of this Offering Circular, the Company is owned by Mascia Development LLC, a New York limited liability company, which we refer to as the Sponsor. Our Sponsor and Manager are in turn owned by Mark A. Mascia and Ryan M. Brennan (or their affiliated and controlled entities). Every Investor who purchases Series A Investor Shares will also become an owner of the Company, but not the Manager or Sponsor. The following diagram illustrates the ownership of the Company, following the admission of Investors:

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Investment Strategy

Target Real Estate Portfolio

At this time, we estimate that we will purchase approximately 30-50 properties at a total price of approximately $120 - $140 million, although it is important to note that these are our estimates as of this time only and may change depending upon many factors, including, among other things, the availability of properties that meet our investment criteria, and our ability to close transactions on commercially acceptable terms. We intend to acquire properties ranging in value from $500,000 to $10 million, with a target average of $3.0 - $5.0 million per property, although there is no explicit minimum or maximum limit on the purchase price we might pay in any given transaction. Likewise, we might acquire only one property, or a portfolio of properties, in a single transaction. We will generally employ a third-party property management firm to manage the properties we acquire, and expect to pay the third-party property manager between 2.0% and 6.0% of gross collected rental income from each property for these services based on local market norms.

To achieve our investment objectives, we will use our best efforts to:

●	Review thousands of properties in all 50 states and U.S. Territories to identify attractive investment opportunities;

●	Diversify our investments geographically, by lease expirations, and among different industries and tenants;

●	Focus on recession resistant businesses (including, but not limited to, service oriented retail, medical, discount retailers, and quick service restaurants);

●	Invest with a long-term hold strategy thereby driving down the transaction costs that are associated with buying and selling real estate;

●	Invest in existing properties at below their intrinsic value and/or near or below their replacement cost, that have strong operating track records and are in desirable physical condition or that can be improved easily;

●	Focus on traditional real estate fundamentals, including, but not limited to, current rent verses market rent, replacement cost, traffic counts, population demographic trends, investment/infrastructure trends, therefore not relying purely on tenant credit or speculation of future appreciation; and

●	Analyze the financial strength of potential tenants, and augment leases with personal guarantees or other credit enhancements where necessary.

Although the Company is new and has not yet begun its business, the Manager’s principals and affiliates have made similar investments through their affiliates. For more information, see the “Our Sponsor’s Prior Investments Overview” section starting on page 69. Please bear in mind that past performance is no guarantee of future results.

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Investment Process and Guidelines

Neither the Company nor the Manager will have any employees. The Company and Manager will utilize our Sponsor’s personnel to perform the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. The acquisition team expects to review over approximately 2,400 properties per year nationwide. Of those 2,400, we expect to acquire approximately 1.0% - 2.0% of the properties we evaluate. The actual number of deals reviewed and acquired may vary widely from the aforementioned numbers as it depends entirely on the state of the real estate sales market nationwide, which has proven to be extremely volatile in the past. Once attractive investment opportunities are identified, the Company’s goal is to work cooperatively with sellers and real estate brokers to move quickly and offer fast closing without financing contingencies, in order to achieve the most attractive purchase prices.

The Company seeks investment opportunities that have, among other things, the following characteristics:

●	Stabilized real estate assets which maximize the number of quality or credit-worthy tenants in the portfolio;

●	Properties with a large percentage of leases that are structured as net leases (or are able to be converted to net leases), whereby the tenant, in addition to paying rent, pays most or all of the property expenses (e.g., common area maintenance (CAM), general maintenance costs, property taxes, insurance, etc.) that would otherwise have to be paid by the property owner. However, some leases will be gross leases, where property owner (the Company or an affiliate) pays all operating expenses; and

●	Properties that have strong operating track records and/or are newly constructed, and/or those that are purchased below the cost to replace the property.

We plan to be a long-term cash flow investor and will therefore hold properties in our portfolio for at least 10 years, although in many cases we may hold a property for much longer or slightly shorter period depending on the particular market conditions.

Additionally, we intend to create a diversified portfolio so that, once we have raised the maximum of $50 million sought in this Offering and that capital has been deployed, the following will likely be achieved:

●	No more than 30% of the Company’s portfolio is invested in any single property (measured by the equity invested in that single property as compared to total value of the Company’s portfolio);

●	No more than 30% of the Company’s portfolio is leased to any one tenant (measured by the amount of rent paid by a single tenant as compared to total rent collected across the Company’s portfolio); and

●	No more than 50% of the Company’s properties are located in a single city (measured by the amount of rent paid by assets in a single city as compared to total rent collected across the Company’s portfolio).

This strategy of diversification is intended to benefit our Investors by helping to reduce the risk that the portfolio’s overall returns will be substantially harmed by losses arising from any:

●	Single tenant;

●	Single property;

●	Single geographic market; or

●	Single asset type.

We also plan to identify investment opportunities in less-competitive real estate environments, such as through smaller real estate brokerage groups, partnership disputes, “off market” or “quietly marketed” transactions, bankruptcy sales, bank-owned properties and other distressed sales, and failed sales or re-marketed deals that we view as undervalued or underappreciated by the market. We may on occasion enter into joint ventures with other real estate professionals for certain properties, although we would seek to maintain a majority equity interest or having other control rights in such a case.

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Long-Term Investment Focus

Real estate is an extremely illiquid investment, and as in most other types of investing the long-term holder generally wins out over those who try to time the market buying and selling more frequently. We believe wealth is built over time by patient investors, not by short-term speculators. This is true of the real estate family offices the Sponsor has worked with in the past who invest for generations and this is also true of the most successful investment companies like Berkshire Hathaway (Warren Buffett and Charlie Munger) in general stock market investing. Accordingly, we have adopted a long-term investment horizon. The major benefits of long-term investment come from many things including beneficial tax treatment to long-term investments and significantly lower transaction costs when compared to a short term or flipping strategy, to name a few.

“Even 10 years is too short a time period for outstanding businesses.” – Warren Buffett

The Company is structured as “evergreen”, meaning that it has no explicit end date or liquidation event. We plan to purchase properties that have strong long-term growth prospects, coupled with excellent short-term income opportunities relative to the amount of risk involved. We plan to hold each property in our portfolio for at least 10 years, although in many cases we may hold a property for a longer or shorter time depending on a variety of factors affecting the particular market for that property. Our investment’s depreciation benefit should also allow a larger portion of cash distributions to Investors to be tax deferred.

Consistent with this focus, we also plan to utilize long-term leases in connection with the properties we acquire. When possible, we intend to purchase in place leases or structure new leases as net leases, with built in contractual rent increases, helping to protect the portfolio against inflation and providing opportunities for growth in cash flow and valuation. In a net lease, the tenant pays rent to the landlord, while also assuming most or all obligations for common area maintenance (CAM), general property maintenance, property taxes, insurance, etc. Such leases can be structured for a variety of industries, including retail, specialty office, medical, industrial, and warehouse. The building and/or location are usually integral to the tenants’ operations, and thus cannot easily be moved or replicated. Net leases tend to have long terms – typically 5 to 10 years – with options for the tenant to extend the lease beyond the initial term. The length of lease term and ability to achieve a net lease structure will depend on prevailing real estate market conditions.

Target Geographic Markets

A long-term trend is that millions of Americans are choosing to live in cities. While the earliest beneficiaries of this growth have been the largest U.S. cities, in our view this growth is unsustainable because options for affordable housing, affordable places to work, and affordable rents for retailers in these markets are increasingly limited. The largest U.S. cities are also located within the highest income tax and property tax areas in the country, making them less desirable places to live and work in the long run. While these markets are currently attractive due to robust employment opportunities, growing populations and high foreign investment, those opportunities may disappear if the workforce cannot afford to live there and retailers needed to support the lifestyles of the workforce are not able to afford to be there either. We believe that the beneficiaries of this trend in the long-term will be secondary and tertiary cities with robust economic opportunities and more affordable options for living and locating a business. We also believe that secondary and tertiary markets may further be helped by the advent of self-driving cars as a less expensive proxy for mass transit infrastructure with the same level of passenger convenience.

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We plan to target all 50 U.S. States and U.S. Territories for property acquisitions in order to diversify the portfolio of properties we acquire. We will typically look for properties outside of the six largest and most expensive major U.S. markets (New York, Los Angeles, Washington, D.C., Boston, Miami, and San Francisco). We will seek to identify secondary and tertiary U.S. cities that have favorable long-term economic and demographic growth trends, in addition to favorable local real estate investment conditions. The target conditions for cities we invest in include:

●	metropolitan statistical area (MSA) or combined statistical area (CSA) with populations of 50,000 or more;

●	diverse employment opportunities, ideally also those locations that contain higher educational centers (colleges and universities), research facilities, technology hubs, and/or strong regional medical centers; and

●	a population with positive 6-year or longer growth trends on average.

Conversely, we will avoid markets that rely heavily on a single industry or employer for employment, such as towns built solely around the “fracking” (natural gas) industry.

Why Invest in Medical Properties?

●	Long-term demographic trends, including an aging population that is living longer and higher medical spending per capita, favor the healthcare industry.

●	Medical professionals are typically less likely to change locations than other office users, because of the substantial capital investments required in facilities and equipment, making them attractive long-term tenants.

●	Predictable returns due to long-term nature of leases and tenant responsibility for most operating costs.

●	Consolidation within the industry means there are mostly large hospital systems guaranteeing the leases not small individual tenants with no credit.

●	Opportunity for growth in cash flow and valuation due to contractual rent increases.

●	Contractual rent increases can provide a hedge against inflation.

●	Ability to access attractive debt financing due to predictable cash flow.

●	Safeguard against possible cyclicality in consumer spending, such as that associated with discretionary retail.

●	The Affordable Care Act is expected to increase medical spending among consumers nationwide.

●	Depreciation of property and improvements allows for a delay in taxes paid on much of the Investor distributions until property is sold in the future.

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Why Invest in Retail Properties?

●	We believe the fear among other real estate investors that internet retailers such as Amazon.com will “kill brick-and-mortar retailers” is overstated, and this belief creates attractive investment opportunities due to fear of the retail property sector (over-selling/under-buying).

●	Retail centers are evolving towards more service-oriented offerings (e.g., restaurants, hair salons, walk-in medical clinics, etc.) that are difficult or impossible to outsource online at this time.

●	Predictable cash flow due to the long-term nature of retail leases and tenant responsibility for most operating costs help to protect from inflation.

●	Retail properties often have the best locations in a market, located near high traffic areas, close to where the majority of the population lives, and usually have great visibility. These factors are important for retail success but also for other types of tenants such as medical users as well.

●	Opportunity for growth in cash flow and valuation due to contractual rent increases.

●	Ability to access attractive debt financing due to predictable cash flow.

●	Contractual rent increases are typical and also help provide a hedge against inflation.

●	Access to the increased revenue in times of a growing economy because the U.S. is predominantly a consumer based economy.

As shown below in our “estimated risk pyramid” we think by focusing on these property types we can lower our risk and sensitivity to the broader economy which should provide higher returns over the long-term.

High
Hotel
Office
Multifamily - Class A
Retail - Regional Malls
Industrial
Multifamily - Class B
Retail - Strip Centers
Medical Office
Retail/Medical - Net-Lease
Low
Increased Sensitivity to Economy
Decreased Sensitivity to Economy

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Property Management

Currently the Company plans to have all Company properties managed by local third-party property managers. Our investment plan to increase diversity in the portfolio will necessitate that Company assets be spread across the country. In this way, it will typically not make economic sense to have a single central company manage all of these assets, as their resources would be spread too thin to cover the whole country.

Furthermore, while many of our tenants will be regional and national there is still a great deal of local market knowledge that we can benefit from by hiring a local property manager. Local third-party property managers allow us to get the best local talent without being married to any one company, therefore if the results of any one company do not perform to our standards the effects on the overall portfolio will be limited. Many third-party property managers also have tenant relationships they can bring to our properties and by spreading our property management work around we too can benefit from all of these tenant connections at different firms. The Sponsor has always operated its properties this way in the past way with a great deal of success across the country.

The Sponsor and its affiliates have strong investment and property management backgrounds and may manage properties the Company owns in the future; however, this is not currently the plan as mentioned above. At all times when the Manager or an affiliate is the property manager of one of the Company assets, the compensation paid with respect thereto will not to exceed the prevailing compensation amounts that are received generally for such services in the vicinity of that asset.

Leverage

The Company intends to borrow money to buy assets, which is referred to as “leverage.” Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 50-65% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets (i.e., financing up to 65% of the greater of the cost or fair market value of our assets with debt), with a maximum leverage level of 75%. We believe we will have an ability to access attractive debt financing in the form of individual property secured loans and/or a line of credit secured by multiple company assets. We believe we will be able to access attractive debt financing because of the predictable cash flow of the properties we purchase, the quality of many of our tenants, and the fact that in many cases our leases will have built-in contractual rent increases. We also intend to manage the maturities of our debt so that no one loan will harm the overall portfolio’s returns. We may deviate substantially from this target and/or maximum leverage amount until the Company has at least $75 million worth of real estate assets.

The Company will also incur liabilities in the nature of trade debt and tenant improvement loans with our tenants in the ordinary course of its business. For instance, it is common practice in the industry to loan tenants money to improve their spaces in exchange for extra rental/loan payments. The Company does not otherwise intend to make loans to other persons.

Offices and Employees

The Company’s offices are located at 2407 Columbia Pike, Suite 200, Arlington, VA 22204.

We are externally managed by PIT Manager LLC and neither the Company nor the Manager are expected to have any direct employees for the foreseeable future. For further details, see the “Management's Discussion And Analysis Of Financial Condition And Results Of Operation” section starting on page 92 and the “Our Management Team” section starting on page 93.

The Company will incur a variety of costs and expenses, including:

●	Fees to our Manager and/or affiliates;

●	Debt service;

●	Property management fees to third parties;

●	The costs of the Offering;

●	Out-of-pocket costs incurred in finding assets, failed pursuit costs (i.e. research and development), evaluating assets, and purchasing assets;

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●	Settlement charges, including title, tax, and legal charges;

●	Custodial, administrative, legal, accounting, auditing, record-keeping, appraisal, tax form preparation, compliance and consulting costs and expenses;

●	Investor communications;

●	Insurance premiums;

●	Taxes and fees imposed by governmental entities and regulatory organizations;

●	Bank, broker-dealer and escrow fees; and

●	Other fees not listed here.

LLC Agreement

The Company will be governed by an agreement captioned “Limited Liability Company Agreement” dated December 28, 2016, as it might be amended from time to time. We refer to this agreement as the “LLC Agreement.” A copy of the LLC Agreement is attached as Exhibit 1A-2B and you can read a summary in the “Summary of Our LLC Agreement” section starting on page 82.

Under the LLC Agreement, all of the owners of the Company, also called Investors, are referred to as “Members.”

Management

Under the LLC Agreement, the Company is managed by PIT Manager LLC, which we refer to as the Manager in this Offering Circular. Our LLC Agreement gives the Manager exclusive control over all aspects of the Company’s business (see the “Summary of Our LLC Agreement” section starting on page 82). Other Members of the Company, including Investors who purchase Series A Investor Shares in the Offering, have no right to participate in the management of the Company. The services needed to run the Company will be entirely provided by our Manager. Mark A. Mascia and Ryan M. Brennan own and control a majority of the Manager through their ownership interests held personally and/or through affiliates.

The Manager and its principals are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this Offering Circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our Investors. Our Manager performs its duties and responsibilities pursuant to our LLC Agreement and Management Agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Investors. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

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Responsibilities of our Manager

The responsibilities of our Manager will likely include the following, but this is not a complete list:

●	approve and implement our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	sourcing potential properties, due diligence reviews, acquiring, financing, servicing and managing a diversified portfolio of commercial properties;

●	enter into leases and service contracts for the properties;

●	approve and oversee our company debt financing strategies;

●	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our LLC Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our LLC Agreement;

●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

●	formulate and oversee the implementation of strategies for the administration, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law;

●	manage communications with our Investors, including answering phone calls, preparing and sending written and electronic reports and other communications; and

●	evaluate and approve potential asset dispositions, sales or liquidity transactions.

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Management Agreement

The Company and the Manager entered into a contract called a “Management Services Agreement” dated December 28, 2016, which we refer to as the “Management Agreement.” The Management Agreement describes at length and in detail many of the duties of the Manager, and also describes the Manager’s compensation. However, the list of the Manager’s duties and authority in the Management Agreement is not exclusive. Under the broad grant of authority in the LLC Agreement, the Manager could have duties and authority not listed in the Management Agreement.

The Management Agreement is included as Exhibit 1A-6A.

The duties of the Manager include managing our investments, raising money, accounting and administrative services, and managing investor relations. Some of the specific duties of the Manager are:

●	Conducting this Offering

●	Establishing investment guidelines, policies, and procedures

●	Overseeing and conducting due diligence

●	Arranging for financing from banks and other financial institutions

●	Reviewing joint venture opportunities

●	Keeping and maintaining the books and records of the Company

●	Managing the Company’s portfolio of assets

●	Managing the administrative and back-office functions of the Company

●	Collecting, maintaining, and distributing information

●	Determining the improvements to be made to properties owned by the Company

●	Maintaining appropriate technology systems

●	Complying with SEC requirements

●	Managing distributions and payments to Investors

●	Handling redemption requests from Investors

●	Engaging property managers, contractors, attorneys, accountants, and other third parties

●	Entering into contracts and other agreement

The compensation of the Manager under the Management Agreement is described in the “Compensation Of Our Manager” section starting on page 64.

The Management Agreement will remain in effect for as long as the Manager is the manager of the Company under the LLC Agreement.

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COMPENSATION OF OUR MANAGER

We believe fees should only be paid/charged when work is explicitly being done by the Manager or affiliate on the Company’s behalf. As an example, purchasing a property with only cash (i.e., without a mortgage) requires less effort than buying a property with a mortgage, since one does not need to locate and negotiate with a bank, therefore a constant acquisition fee of say 4.0% of total project cost would not always pay for the same level of service being provided with and without a mortgage. Accordingly, our Manager has broken down the fees the Company will pay into the components associated with the work being completed by the Manager on behalf of the Company. The following paragraphs explicitly break these fees down and explain the work we see associated with each fee.

Profit Share Interest

Many in the private equity and hedge fund investment management business have a compensation model colloquially called “2 and 20.” In this model, the fund manager charges investors a 2.0% annual management fee based on the capital invested, as well as 20% of any profits. Our Manager has cut the profit share amount in half to 10% rather than 20%. The Manager has also cut the annual fee by 50 basis points (or 25%) to 1.5% per year, not 2.0%. Further details about the fees charged by the Manager can be found below.

Asset Management and Other Transaction-Based Fees

In addition to the profit share, we will pay our Manager or its affiliates the fees summarized in the chart below. A description of each fee is provided in the subsections that follow below the chart.

Asset Management Fee:	0.125% per month (or approximately 1.5% per year) of the net Offering proceeds (prior to January 1, 2019) or the Company’s Net Asset Value (NAV) (from January 1, 2019, onward)

Property Acquisition Fee:	1.5% of the total cost of each asset

Finance Fee:	0.50% of the total mortgage or other debt placed on any asset or investment

Broker Fee:	1.0% of the total purchase price of each property or investment acquired

Property Disposition Fee:	1.0% of the total sale proceeds of each property or investment

Leasing Fee:	1 month’s base rent per lease (minimum of $2,500 per lease)

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Asset Management Fee

The Manager will charge the Company a recurring asset management fee equal to 0.125% of the net proceeds of this Offering as of the end of each month until January 1, 2019, and thereafter the fee will be based on our NAV at the end of each prior month (the “Asset Management Fee”). The asset management fee will be approximately 1.5% of the net Offering proceeds annually until January 1, 2019, and thereafter will be approximately 1.5% of our NAV per year.

The Asset Management Fee is intended to compensate the Manager for performing investor relations, property site visits annually or more often as needed, and coordinating with consultants like: property managers, tax consultants, legal advisors, and fund administrators as well as other third parties in order to deliver the projected returns to Investors. This fee does not include any of the actual third-party costs needed to complete these tasks such as property management fees, leasing fees, fund administration fees, fees for preparing and filing tax returns, etc. Those actual third-party costs will be directly paid by the Company to those third-party service providers with no additional markup.

Estimate: The amount of the Asset Management Fee will depend on (i) how much capital is raised in the Offering, (ii) our Net Asset Value, and (iii) when and how much capital is returned to Investors. Assuming the Company raised and deployed the maximum $50,000,000 from this Offering and utilized portfolio-wide target leverage of 65% (loan-to-cost), the Manager would receive approximately $2,142,857 in Asset Management Fees in the first year of operation.

Property Acquisition Fee

The Manager will be entitled to receive an acquisition fee of 1.5% of the total acquisition cost of each property or investment when it is acquired by the Company, including purchase price, reserves, and all other costs associated with completing the purchase (the “Property Acquisition Fee”).

The Property Acquisition Fee is intended to compensate the Manager for coordinating with third-parties to complete due diligence, purchase and sale negotiations, and other duties needed to purchase property. This fee does not include any of the third-party costs needed to complete these tasks such as legal, appraisal, environmental, title, etc. Those actual third-party costs will be directly paid by the Company to those third-party service providers with no additional markup.

Estimate: The amount of the Property Acquisition Fee will depend on the cost and quantify of assets the Company acquires, which will in turn depend on how much capital is raised in the Offering and from other sources and how much leverage the Company uses. Assuming the Company raised and deployed the maximum $50,000,000 from this Offering and utilized portfolio-wide target leverage of 65% (loan-to-cost), the Manager would receive approximately $2,142,857 in Property Acquisition Fees in the first year of operation.

Finance Fee

The Manager will be entitled to receive a finance fee of 0.50% of the total debt or mortgage amount placed on any property or investment acquired or already owned (refinance) by the Company including a line of credit issue/expansion, Commercial Mortgaged Backed Securities (CMBS) debt, life insurance company debt, and traditional bank mortgage (the “Finance Fee”).

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The Finance Fee is intended to compensate the Manager for coordinating with third-parties to complete bidding out debt to multiple possible lenders, comparing possible loan terms, negotiating term sheets from possible lenders, reviewing and negotiating the loan documents, and other tasks necessary to conduct loan closings. This fee does not include any of the third-party costs needed to complete these tasks such as legal, appraisal, environmental, title and other costs. Those actual third-party costs will be directly paid by the Company to those third-party service providers with no additional markup.

Estimate: The amount of the Finance Fee will depend on the total amount of debt the Company places on its properties. Assuming the Company raised and deployed the maximum $50,000,000 from this Offering and utilized portfolio-wide target leverage of 65% (loan-to-cost), the Manager would receive approximately $464,286 in Finance Fees in the first year of operation.

Broker Fee

The Manager will be entitled to receive a Company-paid real estate brokerage fee of 1.0% of the total purchase price of each property or investment acquired by the Company (the “Broker Fee”). The Manager or affiliates will be entitled to receive a real estate brokerage fee of up to an additional 2.0% of the total purchase price of each property or investment acquired by the Company that is paid by the seller of the property acquired by the Company (the “Seller Paid Broker Fee”). In the event that the actual Seller Paid Broker Fee received by the Manager (or an affiliate) from the seller exceeds 2.0% of the total purchase price, then the Manager will give a credit to the Company against the Property Acquisition Fee to the extent of such difference thereby lowering the total fee paid by the Company to Manager. This is a way of giving a beneficial credit to the Company for the amount of commission paid by the seller of a property.

The Broker Fee and Seller Paid Broker Fee are intended to compensate the Manager for searching for, identifying, underwriting, traveling to, and making offers on properties or investments suitable for purchase by the Company. This fee does not include any of the third-party costs needed to complete these tasks such as marketing, advertising, signage, broker of record, etc. Those actual third-party costs will be directly paid by the Company to those third-party service providers with no additional markup.

Estimate: The amount of the Broker Fee and Seller Paid Broker Fee will depend on the cost and quantity of assets the Company acquires (which will in turn depend on how much capital is raised in the Offering and from other sources and how much leverage the Company uses), as well as the amount of Seller Paid Broker Fees. Assuming the Company raised and deployed the maximum $50,000,000 from this Offering and utilized portfolio-wide target leverage of 65% (loan-to-cost), and assuming a 2.0% Seller Paid Broker Fee in each acquisition, the Manager would receive approximately $1,428,571 in Broker Fees and $2,857,142 in Seller Paid Broker Fees in the first year of operation.

Property Disposition Fee

The Manager will be entitled to receive a Company paid disposition fee of 1.0% of the total sale price of each property or investment being sold by the Company (the “Property Disposition Fee”).

The Property Disposition Fee is compensation for the Manager to search for potential buyers, assist in the preparation of marketing materials including video and photos, verify potential buyer’s ability to purchase, negotiate purchase and sale contract, prepare due diligence for buyer, coordinate mortgage payoff, coordinate 1031 tax deferred exchange if needed, and coordinate closing of sale with all necessary third-parties, and other duties not listed here. This fee does not include any of the third-party costs needed to complete these tasks such as legal, title, tax, photographer, videographer, etc. Those actual third-party costs will be directly paid by the Company to those third-party service providers with no additional markup.

Estimate: The amount of the Property Disposition Fee will depend on the proceeds we receive from the sale of assets. We cannot make a reasonable estimate at this time.

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Leasing Fee

The Manager will be entitled to receive a Company paid leasing fee equal to one month’s base rent under the lease, with a minimum of $2,500 per lease, upon the signing/execution of any lease with any new tenant or upon the renewal of any current tenant at any property or investment owned by the Company (the “Leasing Fee”).

The Leasing Fee is intended to compensate the Manager for locating potential tenants, assisting in the preparation of marketing materials including video and photos, verifying potential tenants’ ability to pay rent, negotiating leases, coordinating tenant build-outs, coordinating with leasing brokers on tenant pitches and showings, and other duties. This fee does not include any of the third-party costs associated with leasing activities such as legal, marketing, photographer, videographer, advertising, leasing broker, signage, etc. Those actual third-party costs will be directly paid by the Company to those third-party service providers with no additional markup.

Estimate: The amount of the Leasing Fee will depend upon the number of leases we enter into and the base rent under each lease. We cannot make a reasonable estimate at this time.

Co-Investment

At this time, our Manager, Sponsor and/or their affiliates intend to acquire, collectively, 20% of the Series A Investor Shares sold in this Offering, up to $10,000,000 (or 400,000 Series A Investor Shares at the current price of $25.00 per share). Such shares will be acquired over time as Series A Investor Shares are sold in this Offering, until a maximum of $10,000,000 has been invested (if the Offering is fully-subscribed). Our Manager, Sponsor and/or their affiliates may, but are not required to, acquire additional Series A Investor Shares. To the extent they acquire our Series A Investor Shares, our Manager, Sponsor and their affiliates will be entitled to the same distributions as other Investors in respect of such Series A Investor Shares.

Expense Reimbursement

The Manager will be entitled to reimbursement of expenses incurred in connection with the organization of the Company and the Manager, and the preparation and execution of this Offering. Payments for reimbursements relating to organization and Offering expenses will be made in monthly installments up to 0.50% of the aggregate gross proceeds from this Offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above in the applicable monthly installment, the excess may be eligible for reimbursement in subsequent months (subject to the overall 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

The Manager will also be entitled to reimbursement of any operating expenses of the Company paid by the Manager. However, our Manager (and Sponsor) will generally be responsible for their own employee payroll and overhead expenses.

Method of Accounting

The compensation described in this section will be calculated using the accrual method of accounting.

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PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results of real estate investment programs sponsored by our Sponsor. Past performance does not guarantee future success – Investors should not assume the past performance of our Sponsor or the prior real estate investment programs described below will be indicative of our Company’s future performance.

Overview of Our Sponsor

Our Sponsor is a privately-held company that operates as a real estate investment company. Our Sponsor was formed on August 29, 2006 to engage in the business of investing in and managing commercial real estate.

Our Sponsor’s primary investment objectives in its prior investment programs are similar to the Company’s going forward. Our Sponsor seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its investors. The profitability and performance of our Sponsor’s business is a function of several metrics: (i) growth of assets under management; (ii) growth in the number of properties purchased; and (iii) overall returns realized on invested capital. The quality of our Sponsor’s investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of our Sponsor’s management team, who also serve as our Manager’s members, are additional key factors in the performance of our Sponsor’s business.

Our Sponsor’s Prior Investments Overview

In the past 5 years (the period in which our Sponsor’s current management team has been in place), our Sponsor and its affiliates have facilitated 19 real estate transactions, making attractive and high quality real estate investments available to qualified investors. Our Sponsor and its affiliates acquired a total of 19 properties with total project costs of approximately $43 million, of which:

●	Approximately $2,034,861 in equity was contributed by the Sponsor or its affiliates, representing approximately 15.7% of the total equity and 4.7% of the total project costs;

●	Approximately $10,923,572 in equity was raised from investors, representing approximately 84.3% of the total equity and 25.4% of the total project costs; and

●	The remainder, approximately $30,041,566, was provided in the form of mortgage and other debt financing from financial institutions, representing approximately 69.9% of the total project costs.

These figures include properties where the Sponsor was responsible for the acquisition and asset management, as well as an investor itself in the properties. Therefore, this amount excludes well over $2.5 billion of other transactions in which the principal of our Sponsor, Mark A. Mascia, and his affiliates were involved in the past. The properties included are diversified by investment size, property type, tenant mix, and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our Sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors and financial institutions.

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The charts below break out our Sponsor’s relevant prior investments by geographic location and property type (based on purchase price):

Of the nineteen properties acquired, none were new construction, and the Sponsor completed substantial renovations to one property.

Due to the Sponsor’s investment focus on holdings assets for the long-term, as of December 31, 2016, only three of the assets have been sold. The total sales price of these assets is approximately $8.7 million. As of December 31, 2016, none of the properties purchased have experienced any annual or long-term losses.

As of the date of this Offering Circular, none of the Sponsor’s prior programs discussed above has experienced any adverse business developments.

Factors Differentiating Us from Our Sponsor’s Prior Investment Programs

While our investment objectives are similar to those of our Sponsor’s prior investment programs, our risk profile and investment strategy may differ. Following the financial crisis of 2007-2008, our Sponsor took advantage of the then-current market dislocation in the commercial real estate markets by purchasing properties at distressed pricing with low in-place rents, and enhanced estimated risk-adjusted returns. Those market factors have since reversed trend and we do not believe they will be factors assisting our returns in the foreseeable future.

Prior Performance Tables

For more information about our Sponsor’s prior investment programs, please refer to Appendix A – Prior Performance Tables.

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SECURITIES BEING OFFERED

Description of Securities

We are offering to the public up to 2,000,000 limited liability company interests denominated as “Series A Investor Shares.”

The Series A Investor Shares represent an ownership interests in the Company. Thus, when you purchase Series A Investor Shares, you will become an owner of the Company. Your rights as an owner will be determined by the Company’s LLC Agreement and by the Delaware Limited Liability Company Act. You can read about the LLC Agreement in the “Summary Of Our LLC Agreement” section starting on page 82.

Capital Structure of the Company

The ownership interests of a limited liability company are referred to as “limited liability company interests,” just the ownership interests of a corporation are referred to as “stock.”

Under the LLC Agreement, the limited liability company interests of the Company are denominated as 50,000,000 “Investor Shares” and 5,000,000 “Management Shares.” All of the Management Shares are owned by the Manager. The LLC Agreement gives the Manager the power to subdivide the Investor Shares into “series.” Using this power, the Manager adopted an Authorizing Resolution which authorized the Company to issue up to 4,000,000 Series A Investor Shares (a copy of which is included as Exhibit 1A-15.1). The Manager has not created any other “series” of Investor Shares. As of the date of this Offering Circular, there are 200 Series A Investor Shares issued and outstanding all of which are owned by our Sponsor.

If the Manager creates one or more new “series” of Investor Shares in the future, they could have rights superior to the rights associated with the Series A Investor Shares.

Price of Series A Investor Shares

Our Manager set our initial Offering price at $25.00 per Series A Investor Share, which will remain in effect until January 1, 2019. Thereafter, the purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st, and October 1st of each year, will be equal to our NAV divided by the number of Series A Investor Shares outstanding as of the close of business on the last business day of the prior fiscal quarter. At our Site, we will identify the current NAV per Share. We will also file a post-qualification amendment to this Offering Circular reflecting any changes in the Offering Price, as required under SEC rules.

Any investments that we receive during a fiscal quarter will be executed at a price equal to our NAV per Share in effect for that fiscal quarter. If a material event occurs in between quarterly updates of NAV that would cause our NAV per Share to change by 5.0% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an Offering Circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

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Voting Rights

Owners of the Series A Investor Shares – that is, Investors – will have voting rights only with respect to certain matters, primarily relating to removal of our Manager for “cause”, and will have no right to participate in the management of the Company. Each outstanding Series A Investor Share entitles the holder to one vote on all matters submitted to a vote of Investors. Our Investors do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

Distributions

We divide distributions into two categories:

●	Distributions of ordinary operating cash flow

●	Distributions from “capital transactions” such as those from the sale of property or refinancing of debt

Distributions of ordinary operating cash flow will be made 90% to the Investors as a group and 10% to the Manager.

Distributions from capital transactions (including sales or a refinancing of any assets), if determined by our Manager, will be as follows:

●	First, to the Investors as a group to return an allocable portion of the capital invested by the Investors; and

●	Second, 90% to the Investors as a group and 10% to the Manager.

When we sell or refinance a property we expect to reinvest the proceeds into new properties, so we do not expect to make significant distributions of capital proceeds.

Whether to distribute money and how much to distribute are in the sole discretion of the Manager. No returns are guaranteed. Investors will receive distributions only if we are able to generate a profit from the business.

How We Decide How Much To Distribute

To decide how much to distribute each month, we start with our revenues, which may include rent payments we receive, late and other lease related fees, common area maintenance charges (CAM), and other reimbursements such as those for capital improvements as allowed under the leases. We then subtract our actual expenses, which include but are not limited to the following: debt service payments (the amount we are required to repay to lenders each month), general property operating expenses, property repairs and maintenance, tenant improvements, leasing commissions, property management fees, management fees, fund administration fees, government/regulatory fees, technology expenses, bank fees, book keeping and administrative expenses, insurance, marketing costs, taxes, legal, and accounting fees. If our revenues exceed our expenses, we then decide how much should be reinvested in the business – for example, used to repair or improve existing properties – rather than be distributed. Finally, depending on the circumstances at the time, we decide how much should be held in reserve against future contingencies such as operating reserves, capital improvement reserves, tenant improvement reserves, and leasing commission reserves. The amount we distribute is therefore our revenue, minus our expenses, minus the amount reinvested in the business, and finally minus the reserve amounts.

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Withholding

In some situations, we might be required by law to withhold taxes and/or other amounts from distributions made to Investors. The amount we withhold will still be treated as part of the distribution. For example, if we distribute $100 to you and are required to withhold $10 in taxes, for our purposes you will be treated as having received a distribution of $100 even though you receive a check for only $90.

No Guaranty

We can only distribute as much money as we have. There is no guaranty that we will have enough money, after paying expenses, to make any distributions on the Series A Investor Shares or even to return all of the invested capital from Investors.

Transfers

An Investor who purchases Series A Investor Shares in the Offering generally will be permitted to transfer his, her, or its Series A Investor Shares under the terms of the LLC Agreement. Before transferring the Series A Investor Shares, however, the Investor must first offer them to the Manager (i.e., a right of first refusal), provided that certain transfers are exempt from this requirement, including a transfer to or for the benefit of any spouse, child or grandchild of an Investor, or to a trust for their exclusive benefit. The LLC Agreement also provides the Manager with the authority to reject certain transfers if, in the judgment of the Manager, such transfer would (i) cause the Company to be treated as a publicly traded partnership as defined in section 7704 of the Code, (ii) result in “benefit plan investors” (as such term is defined in regulations issued by the Treasury Department) holding, in the aggregate, 25% or more of the value of any class of equity interests in the Company, or (iii) together with other transfers within the preceding 12 months, result in the termination of the Company under section 708 of the Code.

Series A Investor Shares generally may be freely traded without registration under the Securities Act of 1933 or any state laws providing for the registration of securities. However, at the time of this Offering there will be no established market for the Series A Investor Shares, which are illiquid, and Investors should therefore be prepared to hold their investment indefinitely.

Secondary Market

At the time of this Offering, there is no established secondary market for the Series A Investor Shares. After we have sold $50,000,000 of Series A Investor Shares, we plan to apply to OTC Markets Group Inc. to have the Series A Investor Shares listed and quoted on its OTCQX marketplace or similar secondary market if one exists. However, there is no assurance that we will sell $50,000,000 of Series A Investor Shares or, even if we do, that we will be successful having the Series A Investor Shares listed on an active secondary market.

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Redemption Policy

If the Series A Investor Shares are not listed on the OTCQX or another secondary market by January 1, 2020, we plan to implement a limited redemption plan. Under this plan, an Investor who has owned Series A Investor Shares for at least 12 months (the “Lockup Period”) could request that the Company repurchase his, her, or its Series A Investor Shares for a cash payment based on the then-current price of Series A Investor Shares (which may be lower than the price paid to acquire the Series A Investor Shares), less a 5.0% redemption fee (the “Redemption Fee”). An Investor would be limited to having half of his, her, or its Series A Investor Shares redeemed during any 12 month period, taking into account only Series A Investor Shares that the Investor has owned for at least 12 months.

Redemption requests would be considered on a first-come, first-served basis, provided that redemption requests received during the same calendar month will be deemed to have been received on the last day of such calendar month and considered on a pro rata basis. The Manager expects to accept redemption requests for no more than 10% per year (or 2.5% per quarter) of the Company’s total outstanding Series A Investor Shares.

The Manager would have no obligation to grant any redemption request. In considering redemption requests, the Manager may take into account such factors as the anticipated cash needs of the Company for no less than six months, the financing environment, the liquidity of the Company’s assets, and the overall economic climate.

Our Manager has the right to monitor the trading patterns of Investors and reject any purchase or redemption transaction at any time based on what the Managers deems to be a pattern of excessive, abusive or short-term trading.

This plan would be at the sole discretion of the Manager and could be modified, amended or terminated at any time without notice. Without limiting the preceding sentence, the Manager could increase or decrease the Redemption Fee from time to time.

If and when we are listed on the OTCQX or other secondary market, we would likely terminate our redemption plan.

Mandatory Withdrawals

The Manager may require an Investor to withdraw all or a portion of his, her, or its capital without notice under certain circumstances, including if:

●	The Manager believes the Investor made a material misrepresentation to the Company;

●	Legal or regulatory proceedings are commenced or threatened against the Company or any of its members arising from or relating to the Investor’s interest in the Company;

●	The Investor transferred Series A Investor Shares in violation of the LLC Agreement; or

●	The Manager believes that the Investor’s ownership has caused or will cause the Company to violate any law or regulation.

If the Manager requires an Investor to withdraw all of the Investor’s capital account, the Investor will have no further interest in the Company.

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POLICY WITH RESPECT TO VALUATION OF OUR ASSETS

Calculation of NAV Per Share

Beginning January 1, 2019, at the end of each fiscal quarter the Manager will calculate the Company’s Net Asset Value (NAV) per share. NAV is calculated by taking the total value of the Company’s assets and subtracting its total liabilities. NAV per share is equal to the Company’s NAV divided by the number of Series A Investor Shares issued and outstanding.

The Manager intends to use a direct capitalization model based on market capitalization rates to estimate the value of the Company’s real estate assets for purposes of the NAV determination, although it may from time, based on the judgment and experience of our Sponsor’s real estate professionals, take other factors into account or rely entirely on other factors or valuation methods, including without limitation data regarding sales of comparable assets, net operating income and discounted cash flows. The Manager may from time to time, but is not required to, engage qualified third-party real estate appraisal firms to provide valuation reports of some or all of our real estate assets.

Direct capitalization is a type of “income capitalization” approach to determine the value of a property. To capitalize means to convert future income into its present value equivalent. Specifically, the direct capitalization method of valuation to be used for our purposes converts an estimate of the next 12 months of net operating income, or NOI, into an indication of value at the present time using a capitalization rate. A capitalization rate is an unlevered rate of return on a real estate investment property based on the net operating income that the property is expected to generate in the next 12 months. The capitalization rate is used to estimate the investor’s potential return on its investment. It involves dividing the NOI estimate by an appropriate capitalization rate, or” Cap Rate.” The Manager intends to estimate the Cap Rate of each real property based on the Manager’s assessment of market Cap Rates given each property’s characteristics and geographic location. The Manager will then divide each property’s NOI by the estimated Cap Rate to estimate the value of such property.

The formula used to accomplish this value estimate is:

Current Property Value =	Net Operating Income
Capitalization Rate

The fundamental math is similar to the methods used for other financial asset valuations, most specifically bond pricing.

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The Manager will further estimate the market value of our real estate-related liabilities by using industry accepted methodologies. For example, mortgage loans collateralized by real estate will generally be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market-based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. In calculating our NAV, our Manager will also account for accruals of fees, expenses and distributions, if any.

Calculation of NAV is a complex process that involves numerous subjective analyses, judgments, assumptions and opinions. While our Manager’s goal is to provide a reasonable estimate of the market value of our shares based on changes to our NAV, valuation is an inherently subjective process and there is no guaranty that the analyses, judgments, assumptions and opinions our Manager has applied will prove to be accurate. Accordingly, the quarterly per share NAV calculation determined by our Manager will be an estimate only and may not reflect the true fair market value of the Series A Investor Shares.

Quarterly Adjustments to Our NAV Per Share Calculation

Our Manager set our initial Offering price at $25.00 per share, which will be the purchase price of our shares until January 1, 2019. Thereafter, the per Share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, and will be equal to our NAV divided by the number of Series A Investor Shares outstanding as of the close of business on the last business day of the prior fiscal quarter (if the Company issues additional series of Shares in the future, the Manager will make appropriate adjustments to the calculation of our NAV).

Beginning January 1, 2019 and for the remainder of the term of this Offering (if any), we will file with the SEC on a quarterly basis a supplement or amendment to this Offering Circular disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as a “pricing supplement.” We will also post the prevailing NAV calculation and principal valuation components of our NAV to the public Site, together with this Offering Circular, and any supplements and amendments. In addition, if a material event occurs in between quarterly updates that would cause our NAV per share to change by 5.0% or more from the last disclosed NAV, we will undertake to disclose the updated price and the reason for the change in an offering circular supplement or post-qualification amendment as promptly as reasonably practicable, and will update the NAV information provided on our Site.

Any subscriptions that we receive prior to the end of a fiscal quarter will be executed at a price equal to our NAV per share applicable to such fiscal quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the Series A Investor Shares will be the price in effect at the time the subscription was received.

Investor Reports

Our LLC Agreement requires that we prepare an annual report and deliver it to our Investors within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our LLC Agreement provisions and with applicable securities laws. The reports will include a detailed statement showing:

●	The fees paid to the Manager and its affiliates; and

●	Any transactions between the Company and the Manager or its affiliates.

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In each case, the detailed statement will describe the services performed and the amount of compensation paid

We will provide such periodic updates electronically through the websites www.MasciaDev.com and www.PropertyIncome.com, which are owned by our Sponsor, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you via other means to obtain your updated e-mail address. We will provide you with paper copies at any time upon request.

Supplements and Amendments to Offering Circular

From time to time we will supplement or amend this Offering Circular during the term of the Offering to reflect changes or additions to the information presented, as required by SEC rules.

Among other things, while the Offering is being conducted, we will file a “sticker supplement” pursuant to Rule 253(g) of SEC Regulation A for each real estate asset we intend to purchase, at such time as we determine that there is a reasonable probability that we will acquire the asset. The supplement will describe the asset and will disclose all compensation and fees paid to the Manager or its affiliates in connection with the acquisition.

At least once every three months, we will consolidate all such sticker supplements into a “post-qualification amendment” to this Offering Circular. Where appropriate, the post-qualification amendment will also include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period.

We will also file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X (as applicable), to reflect each commitment (i.e., the signing of a binding purchase agreement) to purchase a property made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the Offering, and we will provide the information contained in such report to Investors at least once each quarter after the distribution period ends.

Certificates Will Not be Issued

We will not issue physical certificates. Instead, our Series A Investor Shares will be recorded and maintained on our Company’s membership register.

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LIMIT ON AMOUNT A NON-ACCREDITED INVESTOR CAN INVEST

As long as you’re at least 18 years old, you can invest in this Offering. But if you’re not an “accredited” investor, the amount you can invest is limited by law.

Under 17 CFR §230.501, a regulation issued by the SEC, the term “accredited investor” means:

●	A natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;

●	A natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

●	A trust with assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

●	A business in which all the equity owners are accredited investors;

●	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

●	A bank, insurance company, registered investment company, business development company, or small business investment company;

●	A charitable organization, corporation, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million; and

●	A director, executive officer, or general partner of the company selling the securities, or any director, executive officer, or general partner of a general partner of that issuer.

If you fall within any of those categories, then you can invest as much as you want. If you don’t fall within any of those categories, then the most you can invest in this Offering is the greater of:

●	10% of your annual income; or

●	10% of your net worth.

These limits are imposed by law, not by us.

When you go to our Site, we will ask whether you’re an accredited investor. If you aren’t, then we’ll ask about your annual income and net worth.

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SALE AND DISTRIBUTION OF SECURITIES

In the Offering, we are offering up to 2,000,000 Series A Investor Shares at $25.00 per Share. The minimum initial investment is $1,000, or 40 Series A Investor Shares.

The Offering will begin as soon as this Offering Statement is “qualified” by the SEC. It will end upon the earliest of (i) the date we have sold all 2,000,000 Series A Investor Shares, or (ii) the date the Manager decide to terminate this Offering.

Only the Company is selling securities in this Offering. None of our existing Members is selling any securities.

There is no “minimum” amount we are raising in this Offering. Although we are trying to raise as much as $50,000,000, we will accept and deploy all the money we raise, no matter how little. If we raise less money, it just means we will buy fewer assets.

The Series A Investor Shares will be offered through our Site, on a best efforts basis. The Manager will be entitled to receive a reimbursement fee equal to its expenses related to this Offering and the organization of the Company and the Manager, up to 0.5% of the total proceeds of the Offering.

We reserve the right to reject any subscription in whole or in part for any reason. If we reject your subscription, we will return all your money without interest or deduction.

We intend to advertise the Offering using the Site and through other means, including public advertisements and audio-visual materials, in each case only as we authorize. Although these materials will not contain information that conflicts with the information in this Offering Statement and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Series A Investor Shares, our advertising materials will not give a complete understanding of this Offering, the Company, or the Series A Investor Shares and are not to be considered part of this Offering Statement. The Offering is made only by means of this Offering Statement and prospective Investors must read and rely on the information provided in this Offering Statement in connection with their decision to invest in the Series A Investor Shares.

For instructions on how to invest, see the “How To Invest” section starting immediately below.

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HOW TO INVEST

To buy a Share, go to the Site, and follow the instructions. We will ask for certain information about you, including:

●	Your name and address

●	Your Social Security number (for tax reporting purposes)

●	Whether you are an “accredited investor”

●	If you not an accredited investor, your income and net worth

●	Anti-money laundering check

We will also ask you to sign our Investment Agreement, a copy of which is attached as Exhibit 1A-6E.

You will pay for your Series A Investor Shares using one of the options described on the Site.

The information you submit, including your signed Investment Agreement, is called your “subscription.” We will review your subscription and decide whether to accept it. We have the right to accept or reject subscriptions in our sole discretion, for any reason or for no reason.

Once we have accepted your subscription, we will notify you by email and the investment process will be complete. We will also notify you by email if we do not accept your subscription, although we might not explain why.

We will not issue you a paper certificate representing your Series A Investor Shares.

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USE OF PROCEEDS

We expect the Offering itself to cost about $250,000, including legal and accounting fees – principally the cost of preparing this Offering Statement and costs associated with the SEC’s review and qualification process.

Part of the proceeds will also be used to reimburse the Manager, who will be entitled to receive monthly reimbursements equal to its expenses related to this Offering and the organization of the Company and the Manager, up to 0.5% of the total proceeds of the Offering. For example, if we are successful in raising the full amount of $50,000,000, will be entitled to reimbursements of up to $250,000 in total, only in the event that much money was spent, which at this time is not anticipated.

Otherwise, all of the proceeds of the Offering, no matter how much we raise, will be used to purchase assets for the Company, and to pay its normal operating costs, including fees to our Manager.

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SUMMARY OF LLC AGREEMENT

The Company as a whole is governed by the LLC Agreement. The following summarizes some of the key provisions of the LLC Agreement. This summary is qualified in its entirety by the LLC Agreement itself, which is included as Exhibit 1A-2B.

Ownership of Series A Investor Shares

The ownership interests of a limited liability company are referred to as “limited liability company interests,” just the ownership interests of a corporation are referred to as “stock.”

Under the LLC Agreement, the limited liability company interests of the Company are denominated as 50,000,000 “Investor Shares” and 5,000,000 “Management Shares.” All of the Management Shares are owned by the Manager. The LLC Agreement gives the Manager the power to subdivide the Investor Shares into “series.” Using this power, the Manager adopted the Authorizing Resolution which created the Series A Investor Shares. The Authorizing Resolution authorizes the Company to issue up to 4,000,000 Series A Investor Shares. The Manager has not created any other “series” of Investor Shares.

If the Manager creates one or more new “series” of Investor Shares in the future, they could have rights superior to the rights associated with the Series A Investor Shares.

Management

The Manager has complete discretion over all aspects of the Company’s business. For example, the Manager may: (i) admit new Members to the Company; (ii) enter into contracts of any kind; (iii) borrow money; (iv) determine the timing and amount of distributions to Members; (v) determine the information to be provided to the Members; (vi) grant liens and other encumbrances on the Company’s assets; (vii) negotiate with lenders, tenants, buyers, sellers, and other parties to any transaction with the Company; (viii) sell or otherwise dispose of assets; and (ix) dissolve the Company.

The Manager may be removed only for “cause,” as defined in the LLC Agreement, and then only with the consent of Members owning at least 75% of all of the Investor Shares then issued and outstanding and in accordance with a procedure set forth in the LLC Agreement.

Voting Rights

Investors will have only very limited voting rights in the Company. Investors have the right to remove the Manager for “cause” by a vote of at least 75% of the Investors (with each Series A Investor Share entitled to cast one vote). “Cause” under our LLC Agreement is defined as the conviction of the Manager of a felony or a misdemeanor that is highly likely to adversely affect the Company, material breaches of the LLC Agreement, fraud, misappropriation of Company funds or other willful acts of dishonesty with respect to the management of the Company by the Manager. The Investors then shall have the ability to elect a replacement Manager by a simple majority vote (with each Series A Investor Share entitled to one vote).

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Exculpation and Indemnification of Manager

The LLC Agreement protects the Manager and its employees and affiliates from lawsuits brought by Investors. For example, it provides that the Manager (i) is not subject to any fiduciary obligations to the Members; (ii) will not be liable for any act or omission that does not constitute fraud or willful misconduct; and (iii) will be indemnified against most claims arising from its position as the Manager of the Company.

This limitation on the liability of the Manager and other parties is referred to as “exculpation.”

Notwithstanding the foregoing, no exculpation or indemnification is permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

Obligation to Contribute Capital

Once an Investor pays for his, her, or its Series A Investor Shares, such Investor will not be required to make any further contributions to the Company. However, if an Investor has wrongfully received a distribution from the Company, the Investor might have to pay it back.

Personal Liability

No Investor or member of Manager will be personally liable for any of the debts or obligations of the Company.

Distributions

Distributions will be made in the manner described in the “Securities Being Offered – Distributions” section starting on page 72.

Transfers

An Investor who purchases Series A Investor Shares in the Offering generally will be permitted to transfer his, her, or its Series A Investor Shares under the terms of the LLC Agreement. Before transferring the Series A Investor Shares, however, the Investor must first offer them to the Manager (i.e., a right of first refusal), provided that certain transfers are exempt from this requirement, including a transfer to or for the benefit of any spouse, child or grandchild of an Investor, or to a trust for their exclusive benefit. The LLC Agreement also provides the Manager with the authority to reject certain transfers if, in the judgment of the Manager, such transfer would (i) cause the Company to be treated as a publicly traded partnership as defined in section 7704 of the Code, (ii) result in “benefit plan investors” (as such term is defined in regulations issued by the Treasury Department) holding, in the aggregate, 25% or more of the value of any class of equity interests in the Company, or (iii) together with other transfers within the preceding 12 months, result in the termination of the Company under section 708 of the Code.

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Mandatory Withdrawal

The Manager may require an Investor to withdraw from the Company in some circumstances, in effect kicking the Investor out of the Company. For more information, see the “Securities Being Offered – Mandatory Withdrawals” section starting on page 74.

Death, Disability, Etc.

If an Investor who is a natural person should die or become incapacitated, his or her successors will continue to own his or her Series A Investor Shares.

Fees to Manager and Affiliates

The Manager will charge the Company various fees in exchange for its services to the Company pursuant to the Management Agreement. For more information, see the “Compensation Of Our Manager” section starting on page 64.

“Drag-Along” Right

If the Manager wants to sell the business conducted by the Company, it may affect the transaction as a sale of the assets owned by the Company or as a sale of all the Series A Investor Shares in the Company. In the latter case, Investors will be required to sell their Series A Investor Shares as directed by the Manager, receiving the same amount they would have received had the transaction been structured as a sale of assets.

Rights to Information

Each year, the Company will provide Members with (i) a statement showing in reasonable detail the computation of the amount distributed to the Members; (ii) a balance sheet of the Company; (iii) a statement of the income and expenses of the Company; and (iv) information for Members to prepare their tax returns.

A Member’s right to inspect the books and records of the Company is limited by the LLC Agreement, including restrictions on the time, place, and manner of such inspections, and limitations on the information accessible through such inspections.

Electronic Delivery

All documents, including all tax-related documents, will be transmitted by the Company to Investors via electronic delivery.

Amendment

The Manager may amend the LLC Agreement unilaterally (that is, without the consent of anyone else) for a variety of purposes, including to:

●	Cure ambiguities or inconsistencies in the LLC Agreement;

●	Add to its own obligations or responsibilities;

●	Change the name of the Company;

●	Ensure that the Company satisfies applicable laws, including tax and securities laws;

●	For other purposes the Manager deems advisable.

However, the Manager may not, without the consent of Members owning a majority of the Investor Shares then issued and outstanding, amend the LLC Agreement in a manner that would or could reasonably be expected to have a material adverse effect on the Investor Members. The Manager also has broad authority to amend the Authorizing Resolution that created the Series A Investor Shares, except that any amendment that would change the rights of Investors to distributions relative to the Manager would require the approval of at least a majority to the Series A Investor Shares.

Finally, any amendment that would require any Investor to make additional capital contributions or impose personal liability on any Investor requires the consent of the Manager and each affected Investor.

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FEDERAL INCOME TAX CONSEQUENCES

The following summarizes some of the Federal income tax consequences of acquiring Series A Investor Shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued by the Internal Revenue Service (“Regulations”), and administrative rulings and court decisions, all as they exist today. The tax laws, and therefore the Federal income tax consequences of acquiring Series A Investor Shares, could change in the future.

This is only a summary, applicable to a generic investor which may not apply to you. Your personal situation could differ greatly from what is discussed below. We encourage you to consult with your own tax advisor before investing.

Classification as a Partnership

The Company will be treated as a partnership for Federal income tax purposes. If the Company were treated as a corporation and not as a partnership for Federal income tax consequences, any operating profit or gain on sale of assets would generally be subject to two levels of Federal income taxation. This additional tax liability would make the Company less profitable, and thus reduce the economic return to Investors.

Taxation of the Company and its Owners

As a partnership, the Company will not itself be subject to Federal or State income taxes. Instead, each Investor will be required to report on his personal Federal and State income tax return his distributive share of the Company’s income, gains, losses, deductions, and credits for the taxable year, whether or not actual distributions of cash or other property are made to him. Each Investor’s distributive share of such items will be determined in accordance with the LLC Agreement.

Filing Obligations of Investors

Each year, the Company will send to each Investor a Schedule K-1 showing the Investor’s share of the income, gains, losses, deductions, and credits of the Company. The Investor will use that information to file his, her, or its own Federal income tax return.

Each Investor will also be required to file a State income tax return in every State where the Company owns property. The process will be the same as it is for Federal purposes: if the Company owns property in State X, then the Company will send each Investor the State X equivalent of Schedule K-1 and each Investor will use that information to file his, her, or its own State X income tax return.

Deduction of Losses

The Company is not expected to generate significant losses for Federal income tax purposes. If it does generate losses, each Investor may deduct his allocable share subject to the basis limitations of Code Section 704(d), the “at risk” rules of Code Section 465, and the “passive activity loss” rules of Code Section 469. Unused losses generally may be carried forward indefinitely. The use of tax losses generated by the Company against other income may not provide a material benefit to Investors who do not have other taxable income from passive activities.

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Tax Basis

Code Section 704(d) limits an Investor’s loss to his tax “basis” in his Share. An Investor’s tax basis will initially equal his capital contribution (i.e., the purchase price for his Share). Thereafter, his basis generally will be increased by further capital contributions made by the Investor, his allocable share of the Company’s taxable and tax-exempt income, and his share of certain liabilities of the Company. His basis generally will be decreased by the amount of any distributions he receives, his allocable share of the Company’s losses and deductions, and any decrease in his share of liabilities.

Limitations of Losses to Amounts at Risk

In the case of certain taxpayers, Code Section 465 limits the deductibility of losses from certain activities to the amount the taxpayer has “at risk” in the activities. An Investor subject to these rules will not be permitted to deduct his allocable share of the Company’s losses to the extent the losses exceed the amount he is considered to have at risk in the Company. If an Investor’s at risk amount should fall below zero, he would generally be required to “recapture” such amount by reporting additional income.

An Investor generally will be considered at risk to the extent of his cash contribution (i.e., the purchase price for his Share), his basis in other contributed property, and his personal liability for repayments of borrowed amounts. His amount at risk will generally be increased by further contributions and his allocable share of the Company’s income, and decreased by distributions he receives and his allocable share of the Company’s losses. With respect to amounts borrowed for investment in the Company, an Investor will not be considered to be at risk even if he is personally liable for repayment if the borrowing was from a person who has certain interests in the Company other than an interest as a creditor. In all events, an Investor will not be treated as at risk to the extent his investment is protected against loss through guarantees, stop loss agreements, or other similar arrangements.

Limitations on Losses From Passive Activities

In the case of certain taxpayers, Code Section 469 generally provides for a disallowance of any loss attributable to “passive activities” to the extent the aggregate losses from all such passive activities exceed the aggregate income of the taxpayer from such passive activities. Losses that are disallowed under these rules for a given tax year may be carried forward to future years to be offset against passive activity income in such future years. Furthermore, upon the disposition of a taxpayer’s entire interest in any passive activity, if all gain or loss realized on such disposition is recognized, and such disposition is not to a related party, any loss from such activity which was not previously allowed as a deduction and any loss from the activity for the current year is allowable as a deduction in such year, first against income or gain from the passive activity for the taxable year of disposition, including any gain recognized on the disposition, next against net income or gain for the taxable year from all passive activities, and, finally, against any other income or gain.

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The Company will be treated as a passive activity to Investors. Hence, Investors generally will not be permitted to deduct their losses from the Company except to the extent they have income from other passive activities. Similarly, tax credits arising from passive activities will be available only to offset tax from passive activities. However, all such losses, to the extent previously disallowed, will generally be deductible in the year an Investor disposes of his entire interest in the Company in a taxable transaction.

Limitation on Capital Losses

An Investor who is an individual may deduct only $3,000 of net capital losses every year (that is, capital losses that exceed capital gains). Net capital losses in excess of $3,000 per year may generally be carried forward indefinitely.

Limitation on Investment Share

Share that is characterized as “investment interest” generally may be deducted only against investment income. Investment interests would include, for example, interest paid by an Investor on a loan that was incurred to purchase a Share and interest paid by the Company to finance investments, while investment income would include dividends and interest but would not generally include long-term capital gain. Thus, it is possible that an Investor would not be entitled to deduct all of his or her investment interest. Any investment interest that could not be deducted may generally be carried forward indefinitely.

Treatment of Liabilities

If the Company borrows money or otherwise incurs indebtedness, the amount of the liability will be allocated among all of the owners of the Company (including Investors) in the manner prescribed by the Regulations. In general, (but not for purposes of the “at risk” rules) each owner will be treated as having contributed cash to the Company equal to his allocable share of all such liabilities. Conversely, when an owner’s share of Company liabilities is decreased (for example, if the Company repays loans or an owner disposes of his Share) then such owner will be treated as having received a distribution of cash equal to the amount of such decrease.

Allocations of Profits and Losses

The profits and losses of the Company will be allocated among all of the owners of the Company (including the Investors) by the Manager pursuant to the rules set forth in the LLC Agreement. In general, the Manager will seek to allocate such profits and losses in a manner that corresponds with the distributions each owner is entitled to receive, i.e., so that tax allocations follow cash distributions. Such allocations will be respected by the Internal Revenue Service (“IRS”) if they have “substantial economic effect” within the meaning of Code Section 704(b). If they do not, the IRS could re-allocate items of income and loss among the Members.

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Sale or Other Disposition of Series A Investor Shares

In general, the sale of Series A Investor Shares by an Investor will be treated as a sale of a capital asset. The amount of gain from such a sale will generally equal the difference between the selling price and the Investor’s basis. Such gain will generally be eligible for favorable long-term capital gain treatment if the Share was held for at least 12 months. However, to the extent any of the sale proceeds are attributable to substantially appreciated inventory items or unrealized receivables, as defined in Code Section 751, the Investor will recognize ordinary income.

If, as a result of a sale of a Share, an Investor’s share of the Company’s liabilities is reduced, such Investor could recognize a tax liability greater than the amount of cash received in the sale.

Code Section 6050K requires any Investor who transfers Series A Investor Shares at a time when the Company has unrealized receivables or substantially appreciated inventory items to report such transfer to the Company. If so notified, the Company must report the identity of the transferor and transferee to the IRS, together with such other information described in the Regulations. Failure by an Investor to report a transfer covered by this provision may result in penalties.

A gift of Series A Investor Shares will be taxable if the donor-owner’s share of the Company’s debt is greater than his adjusted basis in the gifted interest. The gift could also give rise to Federal gift tax liability. If the gift is made as a charitable contribution, the donor-owner is likely to realize gain greater than would be realized with respect to a non-charitable gift, since in general the owner will not be able to offset the entire amount of his adjusted basis in the donated Share against the amount considered to be realized as a result of the gift (i.e., the portion of basis attributable to the Company’s debt).

Transfer of Series A Investor Shares by reason of death would not in general be a taxable event, although it is possible that the IRS would treat such a transfer as taxable where the decedent-owner’s share of Company debt exceeds the pre-death basis of his interest. The decedent-owner’s transferee will take a basis in the Share equal to its fair market value at death (or, in certain circumstances, on the date six (6) months after death), increased by the transferee’s share of Company debt. For this purpose, the fair market value will not include the decedent’s share of Company taxable income to the extent attributable to the pre-death portion of the taxable year.

Treatment of Distributions

Upon the receipt of any distribution of cash or other property, including a distribution in liquidation of the Company, an Investor generally will recognize income only to the extent that the amount of cash and marketable securities he receives exceed the basis of his Series A Investor Shares. Any such gain generally will be considered as gain from the sale of such Series A Investor Shares.

Alternative Minimum Tax

The Code imposes an alternative minimum tax on individuals and corporations. Certain items of the Company’s income and loss may be required to be taken into account in determining the alternative minimum tax liability of Investors.

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Taxable Year

The Company will report its income and losses using the calendar year. In general, each Investor will report his share of the Company’s income and losses for the taxable year of such owner that includes December 31st, i.e., the calendar year for individuals and other owners using the calendar year.

Section 754 Election

The Company may, but is not required to, make an election under Code Section 754 on the sale of a Share or the death of an Investor. The result of such an election is to increase or decrease the tax basis of the Company’s assets for purposes of allocations made to the buyer or beneficiary which would, in turn, affect depreciation deductions and gain or loss on sale, among other items.

Unrelated Business Taxable Income for Tax-Exempt Investors

A church, charity, pension fund, or other entity that is otherwise exempt from Federal income tax (including an individual retirement account, or IRA) must nevertheless pay tax on unrelated business taxable income (“UBTI”.) In general, interest and gains from the sale of property (other than inventory) are not treated as unrelated business taxable income. However, interest and gains from property that was acquired in whole or in part with the proceeds of indebtedness may be treated as unrelated business taxable income. Because the Company might borrow money to buy assets, some of the income of the Company could be subject to tax in the hands of tax-exempt entities.

TAX-EXEMPT INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING ALL ASPECTS OF UBTI.

Audits, Penalties, and Interest

If the Company’s tax returns are audited, it is possible that substantial legal and accounting fees will have to be paid to substantiate our tax reporting position and such fees would reduce the cash otherwise distributable to Investors. Such an audit may also result in adjustments to our tax returns, which adjustments, in turn, would require an adjustment to each Investor’s personal tax returns. An audit of our tax returns may also result in an audit of non-Company items on each Investor’s personal tax returns, which in turn could result in adjustments to such items. The Company is not obligated to contest adjustments proposed by the IRS.

Each Investor must either report Company items on his tax return consistent with the treatment on the Company’s information return or file a statement with his tax return identifying and explaining the inconsistency. Otherwise the IRS may treat such inconsistency as a computational error and re-compute and assess the tax without the usual procedural protections applicable to federal income tax deficiency proceedings.

The Manager will serve as both the “tax matters partner,” as defined in Code Section 6231 before it was amended by the Bipartisan Budget Act of 2015, and the “Company representative,” as defined in Code Section 6231 after it was amended. In both cases, the result is that the Manager will act as the sole spokesman with the IRS on behalf of the Company.

The Code imposes interest and a variety of potential penalties on underpayments of tax.

Other Tax Consequences

The foregoing discussion addresses only selected issues involving Federal income taxes, and does not address the impact of other taxes on an investment in the Company, including Federal estate, gift, or generation-skipping taxes, or State and local income or inheritance taxes. Prospective Investors should consult their own tax advisors with respect to these and any other tax matters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operating Results

The Company was formed on December 8, 2015. The Company has not conducted any material business other than in connection with its organization and the preparation of this offering. Deferred offerings costs of $80,984 are capitalized to the balance sheet as of September 30, 2017 (unaudited). The deferred offering costs will be charged to members’ equity upon the completion of the offering or to expense if the offering is not completed. As of September 30, 2017, a total of $42,172 (unaudited) remained due by the Company to the Company’s Sponsor on account of Company expenses paid by the Sponsor on the Company’s behalf.

We are not aware of any unusual events or transactions, or any new developments, that are expected to materially affect the operations of the Company, except that the Company continues to improve its business practices.

Liquidity and Capital Resources

The Company is seeking to raise up to $50,000,000 of capital in this Offering by selling Series A Investor Shares to Investors.

To provide more “liquidity” – meaning cash – we intend to borrow money from banks or other lenders, secured by the assets owned by the Company. Typically, we are able to borrow approximately 65% - 75% of the purchase price of our assets.

The Company does not currently have any capital commitments. We expect to deploy most of the capital we raise in the Offering in buying real estate, as described in the “Use Of Proceeds” section starting on page 81. Should we need more capital for any reason, we could either sell more Series A Investor Shares or sell other classes of securities. In selling Series A Investor Shares or other securities, we might be constrained by the securities laws. For example, we are not allowed to sell more than $50,000,000 of securities using Regulation A during any period of 12 months.

Plan of Operation

Having raised capital in the Offering, the Company will operate in the manner described in the “Our Company And Business” section starting on page 51.

Whether we raise $50,000,000 in the Offering or something less, we believe the proceeds of the Offering will satisfy our cash requirements. If we raise less than $50,000,000, we will simply buy fewer or less expensive properties.

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OUR MANAGEMENT TEAM

Neither the Company nor the Manager currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us (although it is possible we may do so in the future).

The Company has entered into a Management Agreement (attached as Exhibit 1A-6A) with PIT Manager LLC, our Manager (see the “Management” section starting on page 60). Pursuant to the Management Agreement, our Manager will manage the Company and its operations (utilizing our Sponsor’s personnel).

As of the date of this Offering Circular, the executive officers and significant members of our Sponsor and Manager, and their positions and offices, are as follows:

Names, Ages, Etc.

Name	Position	Age
Executive Officers of our Manager
Mark A. Mascia	Chief Executive Officer	35
Ryan M. Brennan	Chief Operations Officer	32
Significant Members of our Manager
Edward C. Peete	Capital Sponsor	54
David D. Peete, Jr.	Capital Sponsor	56

Security Ownership of Management and Certain Securityholders

Under the LLC Agreement, the limited liability company interests of the Company are denominated as 50,000,000 “Investor Shares” and 5,000,000 “Management Shares.” All of the Management Shares are owned by the Manager. As of the date of this Offering Circular, the Manager has authorized 4,000,000 Series A Investor Shares, and there are 200 Series A Investor Shares issued and outstanding all of which are owned by our Sponsor.

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The following table sets forth the beneficial ownership of our Management Shares and Series A Investor Shares as of the date of this Offering Circular. To our knowledge, each person that beneficially owns our Series A Investor Shares has sole voting and disposition power with regard to such shares:

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
Management Shares
Mascia Development LLC	0	0%
PIT Manager LLC (3)	5,000,0000	100%
Mark A. Mascia	0	0%
Ryan M. Brennan	0	0%
Edward C. Peete	0	0%
David D. Peete, Jr.	0	0%
Total	5,000,000	100%
Series A Investor Shares
Mascia Development LLC (2) (3)	200	100%
PIT Manager LLC (3)	0	0%
Mark A. Mascia	0	0%
Ryan M. Brennan	0	0%
Edward C. Peete	0	0%
David D. Peete, Jr.	0	0%
Total	200	100%

(1) Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2) As of the date of the Offering circular, Mascia Development LLC owns all of our issued and outstanding Series A Investor Shares.

(3) All voting and investment decisions with respect to our Shares that are held by Mascia Development LLC and PIT Manager LLC are controlled by Mark A. Mascia and Ryan M. Brennan. No other person or entity controls more than 5.0% of the voting interests of Mascia Development LLC or PIT Manager LLC.

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Business Experience

Mark A. Mascia

Mr. Mascia, age 35, the CEO of Mascia Development, has over 14 years of experience in real estate, and is principally responsible for managing the investment, capital structure, and investor relations activities of Mascia Development.

Mark has recently been featured in The New York Post, NY Real Estate Journal, the Real Deal, and the Cincinnati Business Journal. He has been a guest speaker on panels at numerous industry conferences including IMN’s Crowdfunding for Real Estate, i-Global Real Estate Crowdfunding, NY State Bar Association, and others. Mark has also been a guest on investment podcasts such as “Real Estate Investing for Cash Flow” with Kevin Bupp, “Accredited Income Property Investment Specialists” with Jason Hartman and the “Best Real Estate Investing Advice Ever” with Joe Fairless.

Prior to forming Mascia Development, Mark was in charge of developing over 2,500 residential units and multiple retail and mixed use properties with a total portfolio value of over $1.6 billion, and was formerly the Vice President at SHVO Development LLC, a multi-national luxury real estate development company. During his tenure at SHVO, Mark added global experience to compliment his domestic real estate proficiency.

Mark also worked at the Manhattan office of Archstone-Smith (a former publicly traded real estate investment trust (REIT)), which in 2012 was acquired by Equity Residential (NYSE: EQR; www.equityapartments.com) and Avalon Bay (NYSE: AVB; www.avalonbay.com). His responsibilities included overseeing acquisition, development, financing and asset management for the New York Tristate area.

Prior to Archstone, Mark worked for Monument Realty, one of the largest office and residential real estate developers in the Washington, DC metro area. At Monument, Mark was directly responsible for the acquisition, development, design, construction, and completion of over 1,500 residential units with over a half billion dollars in financing.

Mark is presently an adjunct professor at New York University‛s Schack Institute of Real Estate (NYU) teaching the Business of Real Estate Investment, including Advanced Real Estate Financial Modeling. Mark has two Masters in Science degrees: one in Real Estate Finance from New York University (NYU) and the other in Information Systems Technology with a concentration in Project Management from George Washington University (GWU). In addition, Mark also has a Bachelor‛s Degree in Business Administration with a dual major in Small Business and Information Systems from GWU. Mark is a Leadership in Energy and Environmental Design Accredited Professional (LEED-AP) as designated by the USGBC and a licensed real estate broker in the states of NY, CT, and MA. He is also the founder of Invenium, Inc. which is a results focused charity working to promote peace by providing educational pathways and medical support to some of the most violent areas in the world – “Peace through prosperity.”

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Ryan M. Brennan

Mr. Brennan, age 32, the COO of Mascia Development, is responsible for the operations, acquisition and financing of Mascia Development’s projects, and is in charge of due diligence, market research, underwriting, site identification and deal sourcing. His extensive background in acquisitions, construction, and property management provides him the essential skills to lead Mascia Development’s operations, acquisitions and analysis efforts.

Ryan previously worked for Lerner Heidenberg Properties, an owner and developer of retail properties located primarily in New York and New Jersey. During his time at Lerner Heidenberg, Ryan managed a $300 million portfolio of ten shopping centers totaling over one million square feet. While managing the portfolio, Ryan reduced maintenance related expenses by nearly ten percent, interacted with various State and local agencies, handled complex landlord/tenant legal issues, and was directly involved in the major renovation and construction of several shopping centers.

He also spent time working with The RADCO Companies. During his time at RADCO, he was involved with the then-largest residential project to date in Connecticut; Greenwich Place and Greenwich Oaks. While on-site, Ryan was responsible for ensuring that each unit was delivered on schedule and to project specifications. He also assisted with property management and leasing functions.

Ryan has a Master’s degree from New York University in Real Estate Finance and completed a Bachelor’s degree in Business Management with a finance concentration at the University of Scranton. Ryan is also a licensed real estate sales person in the State of New York.

David D. Peete, Jr.

Mr. Peete, age 56, is one of the capital sponsors for Mascia Development’s investment activities. Spanning a professional management career of over 30 years, David has in-depth knowledge of real estate investment and management, with a focus on both senior and residential housing, marketing, and the effective use of technology for operations, staff development, and project management.

David and his brother Edward are partners in the management of the Smith-Peete family portfolio of properties, managed through BM Smith, a real estate investment and management company founded in 1908 by their grandfather. David is presently engaged as Partner and President of BM Smith (www.BMSmith.com). He is also a co-manager of many of the family’s real estate partnerships and trusts.

Prior to his full-time involvement at BM Smith, Mr. Peete pursued a successful career in the senior housing sector. At Sunrise Senior Living, a national and international leader in senior housing with over 450 properties under management, Mr. Peete first served as an Executive Director and Vice President, focused on property management and marketing. As Vice President of Knowledge Management, he oversaw the establishment of technology-based training and operating systems for management of 450 properties and a national staff of 40,000 employees. His work was recognized with many national awards for instructional design and multimedia training development. Sunrise was acquired by Ventas, a public REIT (NYSE:VTR; www.VentasReit.com.

Mr. Peete was also the founder of Assisted Living University (subsequently sold to Sunrise Senior Living) and a Senior Vice President of Acacia Living. Both firms focused on information technology as key to effective staff development and care management within the senior community.

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In 2002-2003, he served as the interim President of the Assisted Living Federation of America, spearheading expanded outreach to industry partners and tripling attendance at the national conferences through innovative marketing and programming while continuing to run Assisted Living University.

David is a recipient of the National Associate of Home Builders 2004 “ICON of the Industry Award” as well as over 55 national and international awards for multimedia online training and instructional design that has been used throughout the senior living industry.

Mr. Peete has been an active member of the Washington Forrest Foundation board of directors since 1996 and has served as Vice Chairman since 2011. The foundation contributes over $800,000 per annum to nonprofits in the Arlington community and surrounding environs as part of the Smith family’s long-standing commitment to community involvement and investment in Northern Virginia. Serves as Vice Chairman of the Board of Directors for the Columbia Pike Revitalization Organization (CPRO). CPRO focuses on the transformation of an important Arlington urban corridor that connects the county with downtown Washington, DC. Mr Peete is also a member of the Shirlington Crescent Task Force, a public-private initiative focused on planning a 20-year development strategy for the South Arlington 4 Mile Run district.

David holds a Bachelor’s degree from Tufts University and a Master of Public Health (MPH) from Yale University.

Edward C. Peete

Mr. Peete, age 54, is one of the capital sponsors for Mascia Development’s investment activities. As a successful real estate developer with over 30 years in the industry, Edward brings exceptional knowledge to housing development in urban settings with a particular sensitivity to the detailed management process required to bring a real estate project from inception to completion while skillfully and efficiently navigating local ordinances, community concerns, and the interests of joint investors.

Edward and his brother David are partners in the management of the Smith-Peete family portfolio of properties, managed through BM Smith (www.BMSmith.com), a real estate investment and management company founded in 1908 by their grandfather. Edward is presently engaged as Partner of BM Smith. He is also a co-manager of many of the family’s real estate partnerships and trusts.

Prior to his full-time involvement at BM Smith, Mr. Peete pursued a career in real estate development. In 1986, he founded his own development company and served as its President from the inception. The company developed multi-family and mixed-use projects in the Washington DC metro region. Edward has developed and/or achieved land use approval for over 3,000 residential units and most recently built a $150+ million mixed use ground up development. He is the recipient of over 16 real estate awards recognizing the design excellence of his work and has received two “Project of the Year” awards from Multifamily Executive Magazine.

Edward holds a Bachelor degree in Finance, Real Estate and Urban Development from the American University.

Legal Proceedings

Within the last five years, neither the Company nor any executive officer or significant employee of its Manager or Sponsor has been convicted of, or pleaded guilty or no contest to, any criminal matter, excluding traffic violations and other minor offenses.

Within the last five years, no executive officer or significant employee of the Company’s Manager or Sponsor, no partnership of which any executive officer or significant employee of the Company’s Manager or Sponsor was a general partner, and no corporation or other business association of which any of the foregoing was an executive officer, has been a debtor in bankruptcy or any similar proceedings.

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ALLOCATION OF EXPENSES AND INVESTMENT OPPORTUNITIES

The Company has no direct employees. The Manager will use and rely upon the executive management team and real estate professionals of our Sponsor and its affiliates. The following discusses certain policies and procedure of the Company, and potential conflicts of interest, relating to the allocation of expenses and investment opportunities among the Company and other real estate investment programs sponsored by our Sponsor and its affiliates.

Payment of Expenses

The Manager will be responsible for compensating its employees and contractors, including salaries, wages, payroll taxes, and the cost of benefit plans. The Manager will also be responsible for rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager required for the Company’s day-to-day operations, including clerical and back-office services provided by the Manager.

The Company will pay all of the other costs of operating its business, including:

●	Costs and expenses associated with the formation of the Company and the Manager

●	The costs of this Offering

●	The cost of buying, operating, and selling real estate assets, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, property management, maintenance, and the cost of repair and improvement

●	Financing costs

●	Taxes

●	Insurance premiums

●	Custodian, transfer agent, and registrar fees

●	Legal, bookkeeping and accounting fees

●	Travel and related expenses of the Manager incurred in connection with the business of the Company

●	Costs incurred to comply with the reporting and other requirements of governmental bodies or agencies, including the cost of preparing and distributing reports to Investors

●	Technology costs

Allocation of Investment Opportunities

The principals of our Sponsor currently manage and intend to offer other real estate investment programs in the future, including additional blind pool equity offerings similar to or potentially competitive with this Offering. Our Sponsor and its affiliates will have sole and absolute discretion to allocate investment opportunities among the Company and the other real estate investment programs they Sponsor, based on, among other things, each program’s particular investment guidelines, investment strategies, asset portfolios, financial position and other factors as the Sponsor may determine from time to time. At this time, there are no policies or other restrictions prohibiting or limited the Sponsor’s ability to allocate investment opportunities to other programs, some or all of which might compete with the Company. However, we believe that the performance-based fee of 10% of Company distributions payable to our Manager (an affiliate of our Sponsor), in addition to the significant anticipated capital contributions to the Company by affiliates of our Sponsor, help to offset this risk.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a Management Agreement with the Manager, pursuant to which the Manager will provide management and investment management services as described in the “Management” section starting on page 60. Under the Management Agreement, the Company will pay the Manager certain fees as described in the “Compensation Of Our Manager” section starting on page 64. The Manager is an affiliate of our Sponsor, and will rely on its management team and real estate professionals for the operation of our business. Thus, the amount of fees and other terms of the Management Agreement were determined among related parties and not at arm’s-length.

As of September 30, 2017, a total of $42,172 (unaudited) remained due by the Company to the Company’s Sponsor on account of Company expenses paid by the Sponsor on the Company’s behalf.

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POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Senior Securities

We intend to finance our acquisitions, development activities and operations generally using the proceeds of this offering, as well as debt financing in the form of individual property secured loans and/or lines of credit secured by multiple company asset as described above in the “Leverage” section beginning on page 59.

Our LLC Agreement does not limit our ability to issue senior securities, and neither our Manager nor our Sponsor has adopted any policy limiting the Company from issuing senior securities in the future. While we have no policies or proposed policies obligating or preventing us from doing so, we may in the future use a number of different financing sources to fund our acquisition, development and operational activities including, without limitation, issuing senior debt and/or equity securities that are senior in right to the Series A Investor Shares in the Company’s capital structure.

Our Manager intends to consider a number of factors in evaluating our financing and capital structure, including, without limitation, the Company’s performance and financial condition, capital requirements, prevailing conditions in debt and equity capital markets, and prevailing economic conditions generally, and may in the future adopt or modify policies relating to the issuance of senior securities.

Borrowing Money

As discussed in the “Leverage” section beginning on page 59, the Company is targeting a 50-65% loan-to-cost ratio (i.e., financing 65% of the cost of its assets with debt), with a maximum leverage level of 75% loan-to-cost.

Our LLC Agreement does not limit our ability to borrow money, and except as noted above neither our Manager nor our Sponsor has adopted any policy limiting the total amount of debt that we may incur. While we have no policies or proposed policies obligating us or preventing us from doing borrowing money, we intend, when appropriate, to employ prudent amounts of leverage to provide additional funds to make investments, to refinance existing debts, to make tenant or other capital improvements or for general corporate purposes. Our Manager may in the future adopt or modify policies relating to the Company’s borrowing activities.

Making Loans to Other Persons

The Company intends from time to time to make tenant improvement loans to its tenants in the ordinary course of its business. The Company does not otherwise intend to make loans to other persons. For more information, please refer to the “Leverage” section beginning on page 59.

Investing In the Securities of Other Issuers for the Purpose of Acquiring Control

The Company does not intend to invest in the securities of other issuers for the purpose of acquiring control.

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Underwriting Securities

The Company does not intend to engage in underwriting securities of other issuers.

Turnover of Investments

As discussed above, the Company is structured as “evergreen,” meaning that it has no explicit end date or liquidation event. We plan to purchase properties that have strong long-term growth prospects, coupled with excellent short-term income opportunities relative to the amount of risk involved. We plan to hold each property in our portfolio for at least 10 years, although in many cases we may hold a property for a longer or shorter time depending on a variety of factors affecting the particular market for that property. For more information, please refer to the “Investment Strategy” section beginning on page 52.

Issuing Securities In Exchange for Property

Although we have no current plans to do so, the Company and/or one or more of its subsidiaries may in the future acquire properties by issuing securities to the seller and its affiliates, including to take advantage of certain tax-deferred contribution transaction structures, which may result in significant dilution to Investors and could limit our ability to sell such assets. See “Risks of Investing – Risks Related to This Offering and the Series A Investor Shares – Dilution” on page 26 for more information.

Repurchase of Series A Investor Shares

The Company’s Manager has adopted a limited redemption policy pursuant to which the Manager may accept redemption requests from Investors for no more than 10% per year (or 2.5% per quarter) of the Company’s total outstanding Series A Investor Shares. The redemption policy is discretionary and may be amended, modified or cancelled at any time without notice to Investors. For more information, please refer to the “Redemption Policy” section on page 74.

Reports to Security holders

The Company’s LLC Agreement requires it to provide annual reports to Investors. For more information, please refer to the section titled “Rights to Information” on page 76 and the section titled “Investor Reports” on page 84.

Conflicts of Interest

The Company’s LLC Agreement does not limit or restrict our Sponsor, Manager or their affiliates from (1) having any direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Company or its subsidiaries, or to which the Company or a subsidiary is a party or otherwise has an interest, or (2) engaging for their own account in business activities of the types conducted or to be conducted by the Company and its subsidiaries. Our Sponsor and its affiliates will be engaged in sponsoring other investment programs, some of which may be competitive with the Company. See “Allocation of Investment Opportunities” on page 100 for more information.

As discussed in the “Risks of Investing Section,” the Company may from time to time acquire assets from our Sponsor, Manager or their affiliates or sell assets to them. While our Manager intends to enter into such transactions on terms that represent fair market value, there is no guaranty that the terms of such transactions will be as favorable to the Company as transactions negotiated at arm’s length among unrelated parties.

Our LLC Agreement eliminates any fiduciary duties that might otherwise be owed from the Manager to the Company and its members (including Investors), including any duties or obligations that might arise out of the “corporate opportunity” doctrine or similar statutory or common law principles.

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EXPERTS

The audited financial statements of the Company as of and for the fiscal years ended December 31, 2016, and December 31, 2015, respectively, included in this Offering Statement have been included in reliance upon the Independent Auditor’s Report of Artesian CPA, LLC, an independent certified public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

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FINANCIAL STATEMENTS

Property Income Trust LLC

A Delaware Limited Liability Company

Financial Statements and Independent Auditor’s Report

December 31, 2015

| P a g e F-1 |

PROPERTY INCOME TRUST LLC

| P a g e F-2 |

To the Board of Directors of

Property Income Trust LLC

Wilmington, DE

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Property Income Trust LLC, which comprise the balance sheet as of December 31, 2015, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from December 8, 2015 (inception) to December 31, 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Property Income Trust LLC as of December 31, 2015, and the results of its operations and its cash flows for the period from December 8, 2015 (inception) to December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

January 13, 2017

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

| P a g e F-3 |

PROPERTY INCOME TRUST LLC

BALANCE SHEET

As of December 31, 2015

ASSETS
Current Assets:
Cash and cash equivalents	$-
Deferred offering costs	35,592
Total Current Assets	35,592

TOTAL ASSETS	$35,592

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Accounts payable	$7,997
Due to related party	28,735
Total Liabilities	36,732

Members’ Equity (Deficit):	(1,140)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$35,592

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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PROPERTY INCOME TRUST LLC

STATEMENT OF OPERATIONS

For the period from December 8, 2015 (inception) to December 31, 2015

Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
Professional fees	1,000
Organizational expenses	140
Total Operating Expenses	1,140

Net Loss	$(1,140)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

| P a g e F-5 |

PROPERTY INCOME TRUST LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the period from December 8, 2015 (inception) to December 31, 2015

Members’ Equity (Deficit)

Balance at December 8, 2015 (inception)	$-
Net Loss	(1,140)
Balance at December 31, 2015	$(1,140)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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PROPERTY INCOME TRUST LLC

STATEMENT OF CASH FLOWS

For the period from December 8, 2015 (inception) to December 31, 2015

Cash Flows From Operating Activities
Net Loss	$(1,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in deferred offering costs	(35,592)
Increase/(Decrease) in accounts payable	7,997
Net Cash Used in Operating Activities	(28,735)

Cash Flows From Financing Activities
Proceeds from related party	28,735
Net Cash Provided By Financing Activities	28,735

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

| P a g e F-7 |

PROPERTY INCOME TRUST LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2015 and for the period then ended

NOTE 1: NATURE OF OPERATIONS

Property Income Trust LLC (the “Company”), is a limited liability company organized December 8, 2015 under the laws of Delaware. The Company was organized to invest in income generating real estate within the retail, medical office, industrial, and multi-family segments.

As of December 31, 2015, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See accompanying Independent Auditor’s Report

| P a g e F-8 |

PROPERTY INCOME TRUST LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2015 and for the period then ended

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of December 31, 2015.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

See accompanying Independent Auditor’s Report

| P a g e F-9 |

PROPERTY INCOME TRUST LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2015 and for the period then ended

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - “Expenses of Offering”. Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2016 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the offering or to expense if the offering is not completed. Deferred offerings costs of $35,592 are capitalized to the balance sheet as of December 31, 2015.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4: MEMBERS’ EQUITY

The Company has named PIT Manager, LLC, a related party to the Company, as its managing member. PIT Manager, LLC holds 100% of the members’ equity of the Company as of December 31, 2015.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged a related party, PIT Manager, LLC, to manage the Company.

Expenses from inception to December 31, 2015 were paid by a related party company on the Company’s behalf. As of December 31, 2015, $28,735 remained due to the related party company.

See accompanying Independent Auditor’s Report

| P a g e F-10 |

PROPERTY INCOME TRUST LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2015 and for the period then ended

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued Accounting Standards Update (ASU)  2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has early adopted the new standard effective immediately.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. The Company has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 13, 2017, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s Report

| P a g e F-11 |

Property Income Trust LLC

A Delaware Limited Liability Company

Financial Statements and Independent Auditor’s Report

December 31, 2016

| P a g e F-12 |

PROPERTY INCOME TRUST LLC

| P a g e F-13 |

To the Board of Directors of

Property Income Trust LLC

Wilmington, DE

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Property Income Trust LLC, which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Property Income Trust LLC as of December 31, 2016, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

May 2, 2017

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

| P a g e F-14 |

PROPERTY INCOME TRUST LLC

BALANCE SHEET

As of December 31, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$-
Deferred offering costs	48,646
Total Current Assets	48,646

TOTAL ASSETS	$48,646

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Accounts payable	$10,379
Due to related party	41,281
Total Liabilities	51,660

Members’ Equity (Deficit):	(3,014)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$48,646

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

| P a g e F-15 |

PROPERTY INCOME TRUST LLC

STATEMENT OF OPERATIONS

For the year ended December 31, 2016

Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
Professional Fees	1,874
Total Operating Expenses	1,874

Net Loss	$(1,874)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

| P a g e F-16 |

PROPERTY INCOME TRUST LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the year ended December 31, 2016

Members’ Equity (Deficit)

Balance at January 1, 2016	$(1,140)
Net Loss	(1,874)
Balance at December 31, 2016	$(3,014)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

| P a g e F-17 |

PROPERTY INCOME TRUST LLC

STATEMENT OF CASH FLOWS

For the year ended December 31, 2016

Cash Flows From Operating Activities
Net Loss	$(1,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in deferred offering costs	(13,054)
Increase/(Decrease) in accounts payable	2,382
Net Cash Used in Operating Activities	(12,546)

Cash Flows From Financing Activities
Proceeds from related party	12,546
Net Cash Provided By Financing Activities	12,546

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

| P a g e F-18 |

PROPERTY INCOME TRUST LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2015 and for the period then ended

NOTE 1: NATURE OF OPERATIONS

Property Income Trust LLC (the “Company”), is a limited liability company organized December 8, 2015 under the laws of Delaware. The Company was organized to invest in income generating real estate within the retail, medical office, industrial, and multi-family segments.

As of December 31, 2016, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

| P a g e F-19 |

PROPERTY INCOME TRUST LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2015 and for the period then ended

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of December 31, 2016.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

| P a g e F-20 |

PROPERTY INCOME TRUST LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2015 and for the period then ended

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - “Expenses of Offering”. Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2016 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the offering or to expense if the offering is not completed. Deferred offerings costs of $48,646 are capitalized to the balance sheet as of December 31, 2016.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4: MEMBERS’ EQUITY

The Company has named PIT Manager, LLC, a related party to the Company, as its managing member. PIT Manager, LLC holds 100% of the members’ equity of the Company as of December 31, 2016.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged a related party, PIT Manager, LLC, to manage the Company.

Expenses from inception to December 31, 2016 were paid by a related party company on the Company’s behalf. As of December 31, 2016, $41,281 remained due to the related party company.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 2, 2017, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

| P a g e F-21 |

Property Income Trust LLC

A Delaware Limited Liability Company

Unaudited Financial Statements

September 30, 2017

| P a g e F-22 |

PROPERTY INCOME TRUST LLC

| P a g e F-23 |

PROPERTY INCOME TRUST LLC

BALANCE SHEET (UNAUDITED)

As of September 30, 2017

OLE OBJECT OMITTED (ProgID: Excel.Sheet.12)

ASSETS
Current Assets:
Cash and cash equivalents	$-
Deferred offering costs	80,984
Total Current Assets	80,984

TOTAL ASSETS	$80,984

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Accounts payable	$46,876
Due to related party	42,172
Total Liabilities	89,048

Members’ Equity (Deficit):	(8,064)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$80,984

See accompanying notes to these financial statements

| P a g e F-24 |

PROPERTY INCOME TRUST LLC

STATEMENT OF OPERATIONS (UNAUDITED)

For the nine months ended September 30, 2017

Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
General & Administrative	4,700
Organizational expenses	350
Total Operating Expenses	5,050

Net Loss	$(5,050)

See accompanying notes to these financial statements

| P a g e F-25 |

PROPERTY INCOME TRUST LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

For the nine months ended September 30, 2017

Members’ Equity (Deficit)

Balance at January 1, 2016	$(3,014)
Net Loss	(5,050)
Balance at December 31, 2016	$(8,064)

See accompanying notes to these financial statements

| P a g e F-26 |

PROPERTY INCOME TRUST LLC

STATEMENT OF CASH FLOWS (UNAUDITED)

For the nine months ended September 30, 2017

Cash Flows From Operating Activities
Net Loss	$(5,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in deferred offering costs	(41,917)
Increase/(Decrease) in accounts payable	38,879
Net Cash Used in Operating Activities	(8,088)

Cash Flows From Financing Activities
Proceeds from related party	8,088
Net Cash Provided By Financing Activities	8,088

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See accompanying notes to these financial statements

| P a g e F-27 |

PROPERTY INCOME TRUST LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of September 30, 2017 for the nine months then ended

NOTE 1: NATURE OF OPERATIONS

Property Income Trust LLC (the “Company”), is a limited liability company organized December 8, 2015 under the laws of Delaware. The Company was organized to invest in income generating real estate within the retail, medical office, industrial, and multi-family segments.

As of September 30, 2017, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared by the Company, without audit, and reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

| P a g e F-28 |

PROPERTY INCOME TRUST LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of September 30, 2017 for the nine months then ended

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of September 30, 2017.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

| P a g e F-29 |

PROPERTY INCOME TRUST LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of September 30, 2017 for the nine months then ended

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - “Expenses of Offering”. Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2017 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the offering or to expense if the offering is not completed. Deferred offerings costs of $80,984 are capitalized to the balance sheet as of September 30, 2017.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4: MEMBERS’ EQUITY

The Company has named PIT Manager, LLC, a related party to the Company, as its managing member. PIT Manager, LLC holds 100% of the members’ equity of the Company as of September 30, 2017.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged a related party, PIT Manager, LLC, to manage the Company.

Expenses from inception to September 30, 2017 were paid by a related party company on the Company’s behalf. As of September 30, 2017, $42,172 remained due to the related party company.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

| P a g e F-30 |

GLOSSARY OF DEFINED TERMS

ADA	The Americans with Disabilities Act of 1990

Anniversary Date	The annual anniversary of the date an Investor purchased his, her or its Series A Investor Shares.

Asset Management Fee	An asset management fee equal to 0.125% of the net offering proceeds as of the end of each month until January 1, 2019, and thereafter 0.125% of our NAV as of the end of each month.

“Benefit Plan” or “Plan”	An “employee benefit plan” within the meaning of Section 3(3) of ERISA.

Broker Fee	The 1.0% broker fee payable to the Manager based on the total purchase price of each property or investment acquired by the Company.

Code	The Internal Revenue Code of 1986, as amended.

Company	Property Income Trust LLC, a Delaware limited liability company.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

Finance Fee	A finance fee of 0.50% of the total debt or mortgage amount placed on any property or investment acquired or refinanced by the Company.

Investment Agreement	Your executed application to purchase your Series A Investor Shares, and which will be part of your “subscription” to the Company.

Investor	We refer to anyone who purchases Series A Investor Shares as an “Investor.”

IRS	U.S. Internal Revenue Service.

Leasing Fee	The Manager will be entitled to receive a Company paid leasing fee of 1 month’s base rent of each lease signed/executed, with a minimum of $2,500 per lease.

LLC Agreement	The LLC Agreement of the Company dated December 28, 2016, as amended from time to time.

Lockup Period	The period from the date an Investor purchases his, her or its Series A Investor Shares until the first anniversary thereof, during which an Investor is not permitted to request a redemption under the Company’s discretionary redemption policy.

Management Shares	Under the LLC Agreement, the limited liability company interests of the Company are denominated as 50,000,000 “Series A Investor Shares” and 5,000,000 “Management Shares.” All of the Management Shares are owned by the Manager. The Series A Investor Shares are being offered to the public in this Offering.

| P a g e 96 |

Manager	PIT Manager LLC, a Delaware limited liability company, which is the Manager of the Company.

Management Agreement	The agreement captioned “Management Services Agreement” between the Company and the Manager dated December 28, 2016.

Mascia Development	Mascia Development LLC, a limited liability company formed under the laws of New York.

Members	Under the LLC Agreement, all of the owners of the Company, including Investors, are referred to as “Members.”

NAV	Net Asset Value.

Offering	The offering of our Series A Investor Shares described in this Offering Circular.

OTCQX	OTC Markets Group Inc.’s OTCQX® marketplace.

Prior Programs	The prior real estate investment programs sponsored by our Sponsor discussed in the “PRIOR PERFORMANCE SUMMARY” section of the Offering Circular and the prior performance tables contained in Appendix A.

Property Acquisition Fee	The Manager (or its affiliates) will be entitled to receive an acquisition fee of 1.50% of the total acquisition cost of each property or investment acquired by the Company (including purchase price, reserves, and all other costs associated with completing the purchase).

Property Disposition Fee	The Manager will be entitled to receive a Company- paid disposition fee of 1.0% of the total sale price of each property or investment sold by the Company.

Redemption Fee	A fee of 5.0% based on the then Current Share price for each redemption of Series A Investor Shares pursuant to the Company’s discretionary redemption policy.

Regulations	Regulations issued by the IRS.

SEC	U.S. Securities and Exchange Commission.

Seller Paid Broker Fee	The Manager or its affiliates will be entitled to receive a real estate brokerage fee of up to an additional 2.00% of the total purchase price of each property or investment acquired by the Company that is paid by the seller of the property acquired by the Company (the “Seller Paid Broker Fee”). In the event that the Seller Paid Broker Fee exceeds 2.0% to the Manager or Affiliates, then the Manager will give a credit to the Company against the Property Acquisition Fee thereby lowering the total fee paid by the Company to Manager Affiliates.

Series A Investor Shares	Under the LLC Agreement, the limited liability company interests of the Company are denominated as 50,000,000 “Series A Investor Shares” and 5,000,000 “Management Shares.” All of the Management Shares are owned by the Manager. The Series A Investor Shares are being offered to the public in this Offering.

Site	The websites located at www.MasciaDev.com and www.PropertyIncome.com.

Sponsor	Mascia Development LLC.

Total Return	Over the course of your investment, your distributions, if any, plus the change in Share price (either positive or negative) will produce your “Total Return”.

| P a g e 97 |

APPENDIX A: PRIOR PERFORMANCE TABLES

Introduction

The information presented in this section represents the historical operating results of certain real estate investment programs sponsored by our Sponsor, Mascia Development LLC. Further information regarding our Sponsor’s prior investment programs can be found in the “PRIOR PERFORMANCE SUMMARY” section of this Offering Circular beginning on page 69. This information is intended to assist Investors in analyzing the experience and track record of our Sponsor. However, past performance does not guarantee future success – Investors should not assume the past performance of our Sponsor or the prior real estate investment programs described in the tables below will be indicative of our Company’s future performance.

In the past five years (the period in which our Sponsor’s current management team has been in place), our Sponsor and its affiliates have executed 19 real estate transactions at a total cost of approximately $43 million, which we refer to as the “Prior Programs.” We believe these Prior Programs had investment objectives similar to those of the Company’s going forward because they sought attractive risk-adjusted returns and predictable cash flow for distribution to investors by investing in a mix of commercial real estate assets diversified by investment size, property type, tenant mix, and geographic region, using flexible investment criteria that allowed the Sponsor to acquire those real estate product types that it believed would maximize returns over the long-term.

Prior Performance Tables

The information contained in the tables below is presented as of December 31, 2016.

| P a g e A-1 |

Table I. Experience in Raising and Investing Funds

Offerings Closed Within the Last Three Years

	South LaGrange Road, LLC	Med Cincinnati 3, LLC	Tiffin Ave 2023, LLC	Anderson Ferry Rd 2001, LLC	Giles Rd 9631, LLC	Small Asset Portfolio 1, LLC
Date Offering Closed	1/27/2014	4/22/2014	11/13/2014	12/23/2014	5/5/2016	10/28/2016
Duration of Offering in Months	1	1	4	1	3	3
Months to Invest 90% of Amount Raised	1	1	3	1	3	3
Amount Offered (and Raised)	$1,920,000.00	$2,505,845.21	$1,518,000.00	$1,757,000.00	$2,214,000.00	$2,047,000.00
Deductions
Selling commissions retained by affiliates	$-	$-	$-	$-	$-	$-
Organizational and Offering Expenses	$25,000.00	$1,500.00	$30,000.00	$15,000.00	$6,000.00	$3,000.00
Reserves	$-	$-	$333,333.00	$256,000.00	$356,000.00	$306,000.00
Amount Available for Investment
Acquisition Cost
Purchase Price of Real Estate	$5,750,000.00	$6,773,282.30	$3,420,000.00	$4,715,000.00	$4,896,000.00	$4,193,072.00
Cost of Renovations and Improvements	N/A	N/A	N/A	N/A	N/A	N/A
Acquisition Fees	$246,418.19	$280,360.67	$168,000.00	$168,600.00	$152,000.00	$126,000.00
Debt	$4,313,000.00	$4,640,000.00	$2,565,000.00	$3,600,000.00	$3,427,000.00	$2,760,000.00
Percent Leverage	75.01%	68.50%	75.00%	76.35%	70.00%	65.82%

| P a g e A-2 |

Table II. Compensation to Sponsor

Offerings Closed Within the Last Three Years

	South LaGrange Road, LLC	Med Cincinnati 3, LLC	Tiffin Ave 2023, LLC	Anderson Ferry Rd 2001, LLC	Giles Rd 9631, LLC	Small Asset Portfolio 1, LLC
Date Offering Closed	1/27/2014	4/22/2014	11/13/2014	12/23/2014	5/5/2016	10/14/2016 & 10/28/2016
Amount Raised	$1,920,000.00	$2,505,845.21	$1,518,000.00	$1,757,000.00	$2,214,000.00	$2,047,000.00
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees	$246,418.19	$280,360.67	$168,000.00	$168,600.00	$152,000.00	$126,000.00
Real Estate Commissions	$115,000.00	$189,780.00	$84,250.00	$47,150.00	N/A	$82,151.80
Reimbursement of Expenses	N/A	N/A	$1,428.81	$3,119.78	$106,127.78	$205,646.01
Other
Fees Paid to Sponsor from Operations
Property Management Fees	N/A	N/A	N/A	N/A	N/A	N/A
Partnership Management Fees	N/A	N/A	$44,076.40	$44,350.35	$18,329.13	$3,687.39
Distributions of “Promoted Interest”	$13,634.15	$5,908.70	$44,028.18	$91,767.38	$10,285.46	$2,705.75
Reimbursement of Expenses
Leasing Commissions	N/A	N/A	N/A	N/A	N/A	N/A
Other	N/A	N/A	N/A	N/A	N/A	N/A
Gross Sales and Refinancings of Property
Fees Paid to Sponsor from Sales and Refinancings
Commissions	N/A	N/A	N/A	N/A	N/A	N/A
Disposition Fees	N/A	N/A	N/A	N/A	N/A	N/A
Distributions of “Promoted Interest”	N/A	N/A	N/A	N/A	N/A	N/A
Other	N/A	N/A	N/A	N/A	N/A	N/A

| P a g e A-3 |

Table III. Operating Results of Prior Programs

Offerings Closed Within the Last Five Years

Operating Results for 2016 through October 31st	3500 Michigan Ave, LLC	The Shoppes at East Lawn, LLC	South LaGrange Road, LLC	Med Cincinnati 3, LLC	Tiffin Ave 2023, LLC	Anderson Ferry Rd 2001, LLC	Giles Rd 9631, LLC	Small Asset Portfolio 1, LLC
	5/23/2012	7/2/2013	1/27/2014	4/22/2014	11/13/2014	12/23/2014	5/5/2016	10/14/2016 & 10/28/2016
Gross Operating Income	$145,663.58	$312,348.03	$545,057.59	$580,087.53	$504,654.03	$751,583.49	$467,138.50	$89,004.69
Tax Deductions	$108,236.54	$223,848.55	$576,929.15	$556,044.92	$487,739.72	$680,433.26	$482,512.10	$88,500.23
Taxable Income from operations	$37,427.04	$88,499.48	$(31,871.56)	$24,042.61	$16,914.31	$71,150.23	$(15,373.60)	$504.46
Net Cash From Operations	$91,672.49	$224,346.51	$519,633.99	$567,704.53	$355,091.05	$457,333.06	$248,726.70	$54,022.39
Gains from Sales of Property	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A
Net Cash from Refinancing of Property	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
From Operations	$1,033.30	$1,085.43	$1,067.89	$984.88	$1,166.86	$1,648.83	$464.56	$178.20
From Sales	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Operating Results for 2015	Lakeshore Drive, LLC	3500 Michigan Ave, LLC	The Pines on Wendover, LLC	The Shoppes at East Lawn, LLC	South LaGrange Road, LLC	Med Cincinnati 3, LLC	Tiffin Ave 2023, LLC	Anderson Ferry Rd 2001, LLC
	5/2/2012	5/23/2012	12/28/2012	7/2/2013	1/27/2014	4/22/2014	11/13/2014	12/23/2014
Gross Operating Income	$723,367.00	$157,799.00	$279,049.00	$309,484.00	$715,138.00	$564,736.00	$493,880.00	$777,707.00
Tax Deductions	$902,497.00	$105,917.00	$242,950.00	$216,629.00	$714,553.00	$731,068.00	$560,003.00	$575,312.00
Taxable Income from operations	$(179,130.00)	$51,882.00	$36,099.00	$92,855.00	$585.00	$(166,332.00)	$(66,123.00)	$202,395.00
Net Cash From Operations	$(31,945.00)	$73,041.00	$105,915.00	$137,050.00	$476,362.00	$261,486.00	$234,049.00	$468,064.00
Gains from Sales of Property	$1,839,682.00	N/A	$-	N/A	N/A	N/A	N/A	N/A
Net Cash From Property Sales	$1,839,682.00	N/A	$-	N/A	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	$10,000.00	N/A	$10,000.00	N/A	N/A	N/A	N/A	N/A
From Operations	Not partitioned	$1,280.17	$470.78	$1,139.78	$1,120.15	$934.50	$1,205.99	$1,519.63
From Sales	$8,129.34	N/A	$-	N/A	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

| P a g e A-4 |

Operating Results for 2014	Lakeshore Drive, LLC	3500 Michigan Ave, LLC	The Pines on Wendover, LLC	The Shoppes at East Lawn, LLC	South LaGrange Road, LLC	Med Cincinnati 3, LLC	Tiffin Ave 2023, LLC	Anderson Ferry Rd 2001, LLC
	5/2/2012	5/23/2012	12/28/2012	7/2/2013	1/27/2014	4/22/2014	11/13/2014	12/23/2014
Gross Operating Income	$1,480,950.00	$175,592.00	$377,610.00	$309,551.00	$503,693.00	$385,198.00	$65,660.00	$16,693.00
Tax Deductions	$1,467,780.00	$112,067.00	$484,954.00	$222,501.00	$541,592.00	$386,160.00	$86,741.00	$36,077.00
Taxable Income from operations	$13,170.00	$63,525.00	$(107,344.00)	$87,050.00	$(37,899.00)	$(962.00)	$(21,081.00)	$(19,384.00)
Net Cash From Operations	$279,870.00	$84,684.00	$29,604.00	$131,245.00	$284,714.00	$215,880.00	$15,231.00	$(7,940.00)
Gains from Sales of Property	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
From Operations	$1,122.39	$1,725.39	$-	$1,270.39	$1,078.90	$609.06	$147.11	$155.62
From Sales	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Operating Results for 2013	Lakeshore Drive, LLC	3500 Michigan Ave, LLC	The Pines on Wendover, LLC	The Shoppes at East Lawn, LLC
	5/2/2012	5/23/2012	12/28/2012	7/2/2013
Gross Operating Income	$1,272,358.00	$122,878.00	$350,874.00	$153,360.00
Tax Deductions	$1,453,535.00	$103,263.00	$427,474.00	$89,502.00
Taxable Income from operations	$(181,177.00)	$19,615.00	$(76,600.00)	$63,858.00
Net Cash From Operations	$204,666.00	$40,774.00	$102,585.00	$84,114.00
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	N/A	N/A	N/A	N/A
From Operations	$98.33	$1,060.20	$341.04	$555.74
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A

Operating Results for 2012	Lakeshore Drive, LLC	3500 Michigan Ave, LLC	The Pines on Wendover, LLC
	5/2/2012	5/23/2012	12/28/2012
Gross Operating Income	$718,603.00	$71,679.00	$3,168.00
Tax Deductions	$1,427,906.00	$50,740.00	$25,596.00
Taxable Income from operations	$(709,303.00)	$20,939.00	$(22,428.00)
Net Cash From Operations	$232,562.00	$34,184.00	$(15,502.00)
Gains from Sales of Property	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	N/A	N/A	N/A
From Operations	$2,083.84	$863.00	$-
From Sales	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A

| P a g e A-5 |

Table IV. Results of Completed Programs

Programs that Have Completed Operations Within the Last Five Years

	Lakeshore Drive, LLC	The Pines on Wendover, LLC
Date Offering Closed	5/2/2012	12/28/2012
Amount Offered and Raised	$1,262,114.90	$784,543.00
Cost of Real Estate Purchased	$2,000,000.00	$2,611,250.00
Cost of Renovations	$2,906,012.57	$-
Date Property Was Sold	8/4/2015	8/12/2015
Net Proceeds of Sale	$1,574,333.92	$780,543.00
Total Distributions to Investors Per $10,000 Invested	$21,433.90	$10,811.82
IRR To Investors Over Life of Program	21.43%	4.69%
Annualized Return on Investment*	35.18%	3.04%
Median Annual Leverage**	60.61%	65.91%

*	Determined by taking (1) the difference between the aggregate amounts distributed to investors and invested by investors (i.e., money out minus money in), divided by (2) the aggregate amount invested by investors multiplied by the number of years of the investment.

**	Determined by taking the median of the ratio of (1) the mortgage balance, calculated as of the date of acquisition and each annual anniversary thereof during the investment period (in the case of the final year of the investment period, the date of sale), to (2) the property’s appraised value (as of the acquisition date).

| P a g e A-6 |

Table V. Sales or Disposals of Properties

Sales or Disposals by Prior Programs Within the Last Three Years

	Lakeshore Drive, LLC	The Pines on Wendover, LLC
Date Property Purchased	5/2/2012	12/28/2012
Date Property Sold	8/4/2015	8/12/2015
Sold to Related Party	No	No
Total Cost of Property, Including Improvements	$4,906,012.57	$2,611,250.00
Gross Selling Price of Property	$5,194,500.00	$784,543.00
Net Proceeds After Costs	$1,574,333.92	$780,543.00
Original Mortgage Financing	$3,550,000.00	$1,950,000.00
Mortgage Balance At Time of Sale	$3,381,083.26	$1,851,977.24
Mortgage Taken Back by Seller	N/A	N/A

| P a g e A-7 |

Table VI. Acquisitions of Properties by Programs

Acquisitions by Prior Programs Within the Last Three Years

	South LaGrange Road, LLC	Med Cincinnati 3, LLC	Tiffin Ave 2023, LLC	Anderson Ferry Rd 2001, LLC	Giles Rd 9631, LLC	Small Asset Portfolio 1, LLC
Date Property Purchased	1/27/2014	4/22/2014	11/13/2014	12/23/2014	5/5/2016	10/14/2016 & 10/28/2016
Type of Property	Retail	Medical	Retail	Medical	Retail	Medical
Gross Leaseable Square Feet	9,500	32,407	30,100	43,599	48,712	27,523
Total Cost of Property, Including Improvements	$5,750,000.00	$6,773,282.30	$3,420,000.00	$4,715,000.00	$4,896,000.00	$4,193,072.00
Mortgage Financing	$4,313,000.00	$4,640,000.00	$2,565,000.00	$3,600,000.00	$3,427,000.00	$2,760,000.00

| P a g e A-8 |

FORM 1-A

Regulation A Offering Statement

Amendment No. 1

Part III – Exhibits

Property Income Trust LLC

2407 Columbia Pike, Suite 200

Arlington, VA 22204

Tel. 703-920-2200

www.PropertyIncome.com

www.MasciaDev.com

The following Exhibits are filed as part of this Offering Statement:

Exhibit 1A-2A	Certificate of Formation of Property Income Trust LLC*

Exhibit 1A-2B	LLC Agreement of Property Income Trust LLC*

Exhibit 1A-6A	Management Services Agreement*

Exhibit 1A-6E	Investment Agreement*

Exhibit 1A-11	Consent of Independent Auditor*

Exhibit 1A-12	Legal opinion of Flaster/Greenberg P.C.*

Exhibit 1A-15.1	Authorizing Resolution*

Exhibit 1A-15.2	Draft of Offering Statement dated January 31, 2017, previously submitted pursuant to Rule 252(d)

* Incorporated by reference to the version previously filed with the Company’s Offering Statement on August 22, 2017.

| P a g e III-1 |

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Virginia, on November 9, 2017.

Property Income Trust LLC

By:	/s/ Mark A. Mascia
Mark A. Mascia, Manager of PIT Manager LLC

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mark A. Mascia
Mark A Mascia, Manager of PIT Manager LLC
November 9, 2017

| P a g e III-2 |